UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

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Alexandria Real Estate Equities, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Notice of 2016 Annual Meeting of Stockholders and Proxy Statement

ALEXANDRIA CORE VALUES

Our core values have a direct and very positive effect on the success of the Company. Alexandria embraces a culture defined by professionalism, humility, and teamwork.
We believe that everyone at Alexandria has an impact on the quality of people's lives through our infrastructure, investments, corporate social responsibility, and thought leadership.

LIFE-CHANGING INNOVATION

We create vibrant ecosystems with dynamic campuses that enable our tenants to develop innovative solutions that advance human health and improve the way people live.

TRANSPARENCY & INTEGRITY

We deliver transparent reporting and effective communications to our stakeholders. We believe our integrity fosters confidence in our business.

TALENT & DIVERSITY

We invest in talented, passionate, and driven professionals to build a culture of creativity and collaboration. We support our diverse team and value each member's expertise across their respective fields.

EFFICIENCY & SUSTAINABILITY

We aim to maximize the operational efficiency of our properties to provide our tenants with highly productive and sustainable work environments that support their success.

PURSUIT OF EXCELLENCE

We uphold the highest standards of excellence for our tenants, our global network, and ourselves.

COMMUNITY ENGAGEMENT

We engage our team members across the country to work together to improve the health and vitality of the local communities where we live and work. We are committed to corporate giving and community volunteerism.

April 12, 2016

Dear Stockholder:

You are invited to attend the 2016 Annual Meeting of Stockholders of Alexandria Real Estate Equities, Inc., a Maryland corporation (the “Company”), to be held on Thursday, May 12, 2016, at The Langham Huntington Hotel, 1401 South Oak Knoll Avenue, Pasadena, California 91106, at 11:00 a.m., Pacific Daylight Time (the “2016 Annual Meeting”).

At the 2016 Annual Meeting you will be asked to elect seven directors; vote upon the amendment and restatement of our Amended and Restated 1997 Stock Award and Incentive Plan (the “1997 Incentive Plan”); vote upon, on a non-binding, advisory basis, a resolution to approve the compensation of our named executive officers; and vote upon the ratification of the appointment by the Audit Committee of our Board of Directors of Ernst & Young LLP to serve as our independent registered public accountants for our fiscal year ending December 31, 2016. The accompanying Notice of Annual Meeting of Stockholders and Proxy Statement describe these matters. We urge you to read this information carefully.

Your Board of Directors unanimously believes that election of its nominees as directors; approval of the amendment and restatement of the 1997 Incentive Plan; approval, on a non-binding, advisory basis, of the compensation of our named executive officers; and ratification of the appointment of our independent registered public accountants are in the best interests of the Company and, accordingly, recommends a vote FOR the election of all the nominees as directors; FOR the approval of the amendment and restatement of the 1997 Incentive Plan; FOR the approval, on a non-binding, advisory basis, of the compensation of our named executive officers; and FOR the ratification of the appointment of Ernst & Young LLP to serve as our independent registered public accountants.

In addition to the formal business to be transacted at the meeting, management will report on the progress of our business and respond to comments and questions of general interest to stockholders.

We sincerely hope that you will be able to attend and participate in the meeting. Whether or not you plan to come to the meeting, however, it is important that your shares be represented and voted. You may authorize a proxy to vote your shares by completing the accompanying proxy card or by giving your proxy authorization via telephone or the Internet. Please read the instructions on the accompanying proxy card for details on giving your proxy authorization via telephone or the Internet.

BY COMPLETING AND RETURNING THE ACCOMPANYING PROXY CARD OR BY AUTHORIZING A PROXY VIA TELEPHONE OR THE INTERNET, YOU AUTHORIZE THE PROXY HOLDERS TO REPRESENT YOU AND VOTE YOUR SHARES ACCORDING TO YOUR INSTRUCTIONS. SUBMITTING YOUR PROXY NOW WILL NOT PREVENT YOU FROM VOTING IN PERSON AT THE 2016 ANNUAL MEETING, BUT WILL ENSURE THAT YOUR VOTE IS COUNTED IF YOUR PLANS CHANGE AND YOU ARE UNABLE TO ATTEND.

Sincerely,

Joel S. Marcus
Chairman of the Board, Chief Executive Officer, and Founder

PERFORMANCE HIGHLIGHTS

Net Asset Value (1) Per Share 39% Growth
Funds From Operations (1) Per Share 19% Growth
Dividends Declared Per Share of Common Stock 17% Growth
(1) Refer to page 34 for definitions and information on the reconciliation of non-GAAP measures to their most comparable GAAP measures.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS OF ALEXANDRIA REAL ESTATE EQUITIES, INC.

Date and Time:	Thursday, May 12, 2016, at 11:00 a.m. Pacific Daylight Time

Place:	The Langham Huntington Hotel, 1401 South Oak Knoll Avenue, Pasadena, California 91106

Items of Business:
1.    To elect the following seven nominees: Joel S. Marcus, Steven R. Hash, John L. Atkins, III, Ambassador James P. Cain, Maria S. Freire, Ph.D., Richard H. Klein, and James H. Richardson to serve until the next annual meeting of stockholders of Alexandria Real Estate Equities, Inc., a Maryland corporation (the “Company”), and until their successors are duly elected and qualify.

2. To vote upon the amendment and restatement of the Company's Amended and Restated 1997 Stock Award and Incentive Plan.

3. To vote upon, on a non-binding, advisory basis, a resolution to approve the compensation of the Company’s named executive officers, as described in the Proxy Statement for the 2016 Annual Meeting.

4. To vote upon the ratification of the appointment of Ernst & Young LLP to serve as the Company’s independent registered public accountants for the fiscal year ending December 31, 2016.

5. To transact such other business as may properly come before the 2016 Annual Meeting or any postponement or adjournment thereof.

Record Date:
The Board of Directors of the Company (the “Board of Directors”) has fixed the close of business on March 31, 2016, as the record date for the determination of stockholders entitled to notice of and to vote at the 2016 Annual Meeting and any postponement or adjournment thereof.

By Order of the Board of Directors

Jennifer J. Banks Secretary
Pasadena, California
April 12, 2016

[ THIS PAGE INTENTIONALLY LEFT BLANK ]

2016 PROXY STATEMENT SUMMARY (continued)

ALEXANDRIA REAL ESTATE EQUITIES, INC.
385 East Colorado Boulevard, Suite 299
Pasadena, California 91101

PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting or authorizing your proxy to vote for you. This Proxy Statement and the enclosed form of proxy are first being mailed to stockholders of Alexandria Real Estate Equities, Inc., a Maryland corporation (the “Company,” “we,” “our,” “us,” or “Alexandria”), on or about April 12, 2016.

2016 Annual Meeting

Date and Time:	Thursday, May 12, 2016, at 11:00 a.m. Pacific Daylight Time

Place:	The Langham Huntington Hotel, 1401 South Oak Knoll Avenue, Pasadena, California 91106

Voting:
Only holders of record of the Company’s common stock, $0.01 par value per share (the “Common Stock”), as of the close of business on March 31, 2016, the record date, will be entitled to notice of and entitled to vote at the 2016 Annual Meeting. Each share of Common Stock entitles its holder to one vote.

Proposals and Board Recommendations

Proposal	Board Recommendation	For More Information
1. Election of Directors	“FOR” all nominees	Page 6
2. Amendment and restatement of the 1997 Incentive Plan	“FOR”	Page 19
3. A resolution to approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers	“FOR”	Page 31
4. Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accountants for the fiscal year ending December 31, 2016	“FOR”	Page 68

How to Cast Your Vote

You may vote by any of the following methods:

Internet until 11:59 p.m. EDT on May 11, 2016 Beneficial Owners www.proxyvote.com Registered Stockholders www.voteproxy.com	Mail Sign, date, and mail your proxy card or voting instructions card in the envelope provided as soon as possible

Phone until 11:59 p.m. EDT on May 11, 2016 Beneficial Owners 800-454-8683 Registered Stockholders 800-776-9437
In Person
Beneficial Owners
Admission is based on proof of ownership, such as a recent brokerage statement, and voting requires a valid "legal proxy" signed by the holder of record.
Registered Stockholders
Attend and vote your shares in person

2016 PROXY STATEMENT SUMMARY (continued)

Overview
Over 21 years ago in 1994, the Company’s founder and CEO, Joel S. Marcus, led the formation, financing, development, personnel recruitment, and operations of this highly sophisticated niche real estate company. During this time, under Mr. Marcus’s leadership and vision, the Company’s strategy has focused on developing and implementing its unique and successful business model, and has generated long-term value and growth in net asset value, as well as strong long-term results. Alexandria is an urban office real estate investment trust (“REIT”) uniquely focused on collaborative science and technology campuses in AAA innovation cluster locations, with a total market capitalization of $10.9 billion, and an asset base of 32.0 million square feet as of December 31, 2015. The asset base includes 20.1 million rentable square feet of operating properties and development and redevelopment projects (under construction or pre-construction), as well as an additional 11.9 million square feet of future ground-up development projects. Alexandria pioneered this niche in 1994 as a garage startup with a business plan and $19 million of seed capital and has since established the premier brand and franchise with a dominant market presence in key locations, including Greater Boston, San Francisco, New York City, San Diego, Seattle, Maryland, and Research Triangle Park. Alexandria is known for its high-quality and diverse investment-grade tenant base. Alexandria has a long-standing and proven track record of developing Class A assets clustered in urban science and technology campuses that provide its innovative tenants with highly dynamic and collaborative environments that enhance their ability to successfully recruit and retain world-class talent and to inspire productivity, efficiency, creativity, and success. We believe these advantages result in higher occupancy levels, longer lease terms, higher rental income, higher returns, and greater long-term asset value.

Board Nominees (page 6)
The following table provides information about the seven candidates who have been nominated for election to our Board of Directors.

Name	Age	Director Since	Independence Status (1)	Occupation	Committee Memberships
					AC	CC	NG	ST
Joel S. Marcus	68	1994	No (Employed by the Company)	Chairman of the Board, Chief Executive Officer, and Founder of the Company	—	—	—	M
Steven R. Hash (2)	51	2013	Yes	President and Chief Operating Officer of Renaissance Macro Research, LLC	M,X	C	M	—
John L. Atkins, III	72	2007	Yes	Chairman and Chief Executive Officer of O’Brien/Atkins Associates, PA	—	M	C	—
James P. Cain	58	2015	Yes	Managing partner of Cain Global Partners, LLC	—	—	M	M
Maria C. Freire, Ph.D.	62	2012	Yes	President and Executive Director of the Foundation for National Institutes of Health	M	—	M	C
Richard H. Klein	60	2003	Yes	Chief Financial Officer of Industrial Realty Group, LLC	C,X	M	M	—
James H. Richardson	56	1999	No (Former President of the Company)	Senior Management Consultant to the Company	—	—	—	M

(1)	Independence is determined by the Board of Directors in accordance with the applicable New York Stock Exchange listing standards.

(2)	Lead Director of the Company.

AC	Audit Committee	C	Committee Chair
CC	Compensation Committee	M	Committee Member
NG	Nominating & Governance Committee	X	Audit Committee Financial Expert
ST	Science & Technology Committee

Each of our directors attended at least 75% of the aggregate number of meetings held by (i) the Board of Directors during such director's term of service in 2015, and (ii) each committee during the period in 2015 for which such director served as a member.

2016 PROXY STATEMENT SUMMARY (continued)

Experience/Qualifications	Joel S. Marcus	Steven R. Hash	John L. Atkins, III	James P. Cain	Maria C. Freire	Richard H. Klein	James H. Richardson
Business Leadership	✓	✓	✓	✓	✓	✓	✓
REIT/Real Estate	✓	✓	✓			✓	✓
Life Science	✓		✓		✓		✓
Financial/Investment	✓	✓		✓		✓	✓
Risk Oversight/Management	✓	✓	✓	✓	✓	✓	✓

Corporate Governance Highlights

✓	Annual Election of All Directors
✓	No Stockholder Rights Plan
✓	Majority Voting in Uncontested Elections of Directors
✓	Anti-Hedging and Anti-Pledging Policies

✓	Independent Lead Director with Significant Governance Responsibilities
✓	Independent Directors Conduct Annual Review of CEO and Company Performance
✓	Independent Directors Meet Regularly in Executive Session

Executive Compensation Governance Highlights

What We Do
✓	Executive Compensation Program Designed to Align Pay with Performance	✓	Prohibit Hedging and Restrict Pledging of Company Stock
✓	Conduct an Annual Say-on-Pay Vote	✓	Mitigate Inappropriate Risk Taking
✓	Employ a Clawback Policy	✓	Utilize Stock Ownership Guidelines
✓	Grant Performance-Based Equity Awards to Named Executive Officers with Rigorous Performance Goals	✓	Include Double-Trigger Change-in-Control Provision in 1997 Incentive Plan and all Future Equity Awards Granted to Named Executive Officers
✓	Seek Input from, Listen to and Respond to Stockholders

What We Do Not Do
✗	Provide Tax Gross-ups	✗	Provide Guaranteed Bonuses
✗	Provide Excessive Perquisites	✗	Provide Excessive Change-in-Control or Severance Payments
✗	Reprice Stock Options

Amendment and Restatement of 1997 Incentive Plan (page 19)
This proposal seeks stockholder approval for the amendment and restatement of the 1997 Incentive Plan. See page 19 for an explanation of why you should vote for this proposal.

Say-on-Pay Vote (page #SectionPage#)
This proposal seeks stockholder approval, on a non-binding, advisory basis, of the compensation of our named executive officers (“NEOs”). See page 33 for an explanation of why you should vote for this proposal.

Ratification of Auditors (page 68)
This proposal seeks stockholder ratification of the Audit Committee’s appointment of Ernst & Young LLP to serve as the Company’s independent registered public accountants for the fiscal year ending December 31, 2016.

Description of Services	2015	2014
Audit Fees	$1,131,000	$1,094,000
Audit-Related Fees	—	—
Tax Fees	971,000	809,000
All Other Fees	3,000	3,000
Total	$2,105,000	$1,906,000

GENERAL INFORMATION (continued)

ALEXANDRIA REAL ESTATE EQUITIES, INC. 385 East Colorado Boulevard, Suite 299 Pasadena, California 91101
PROXY STATEMENT for ANNUAL MEETING OF STOCKHOLDERS to be held on
Thursday, May 12, 2016

GENERAL INFORMATION

This Proxy Statement is provided to our stockholders to solicit proxies, on the form enclosed, for exercise at the Annual Meeting of Stockholders of the Company to be held on Thursday, May 12, 2016, at The Langham Huntington Hotel, 1401 South Oak Knoll Avenue, Pasadena, California 91106, at 11:00 a.m. Pacific Daylight Time, and any postponement or adjournment thereof. The Board of Directors knows of no matters to come before the annual meeting other than those described in this Proxy Statement. This Proxy Statement and the enclosed proxy are first being mailed to stockholders on or about April 12, 2016.

At the annual meeting, stockholders will be asked:

1.
To elect seven nominees: Joel S. Marcus, Steven R. Hash, John L. Atkins, III, Ambassador James P. Cain, Maria S. Freire, Ph.D., Richard H. Klein, and James H. Richardson to serve until the Company’s next annual meeting of stockholders and until their successors are duly elected and qualify.

2.	To vote upon the amendment and restatement of the 1997 Incentive Plan.

3.	To vote upon, on a non-binding, advisory basis, a resolution to approve the compensation of the Company’s named executive officers, as described in this Proxy Statement.

4.	To vote upon the ratification of the appointment of Ernst & Young LLP to serve as the Company’s independent registered public accountants for the fiscal year ending December 31, 2016.

5.	To transact such other business as may properly come before the annual meeting or any postponement or adjournment thereof.

Solicitation

This solicitation is made by mail by the Board of Directors. The Company will pay for the costs of the solicitation. Further solicitation of proxies may be made, including by mail, by telephone, by fax, in person, or by other means, by the directors, officers, or employees of the Company or its affiliates, none of whom will receive additional compensation for such solicitation. In addition, the Company has engaged MacKenzie Partners, Inc., a firm specializing in proxy solicitation, to solicit proxies, and to assist in the distribution and collection of proxy materials, for an estimated fee of approximately $25,000. The Company will reimburse banks, brokerage firms, and other custodians, nominees, and fiduciaries for reasonable expenses incurred by them in sending proxy materials to their customers or principals who are the beneficial owners of shares of Common Stock.

Voting Procedures

Only holders of Common Stock of record as of the close of business on March 31, 2016, the record date, will be entitled to notice of the annual meeting and entitled to vote at the annual meeting. A total of 73,874,188 shares of Common Stock were issued and outstanding as of the record date. Each share of Common Stock entitles its holder to one vote. Cumulative voting of shares of Common Stock is not permitted.

GENERAL INFORMATION (continued)

The presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at the annual meeting will be necessary to constitute a quorum to transact business at the meeting. Stockholders who instruct their proxy to “abstain” on a matter will be treated as present for purposes of determining the existence of a quorum. At the annual meeting, a nominee will be elected as a director only if such nominee receives the affirmative vote of a majority of the total votes cast “for” or withheld as to such nominee, and the affirmative vote of a majority of the votes cast will be required to: (i) approve the amendment and restatement of the 1997 Incentive Plan; (ii) adopt, on a non-binding, advisory basis, a resolution to approve the compensation of our NEOs; and (iii) ratify the appointment of Ernst & Young LLP to serve as the Company’s independent registered public accountants. Abstentions and broker non-votes (proxies that are uninstructed on one or more proposals and are submitted by banks, brokers, or other nominees who lack discretionary authority to vote on a proposal, under applicable securities exchange rules, absent instructions from the beneficial owner of the shares of stock) will have no effect on the election of directors, the vote on the amendment and restatement of the 1997 Incentive Plan, the non-binding, advisory stockholder vote on the compensation of our NEOs, or the ratification of the appointment of Ernst & Young LLP.

Shares of Common Stock represented by properly executed proxies on the form enclosed, or authorized by telephone or the Internet in accordance with instructions on such form, that are timely received by the Secretary of the Company and not revoked, will be voted as instructed on the proxy. If no instruction is made on a properly authorized and returned proxy, the shares represented thereby will be voted FOR the election of each of the seven nominees for director named in this Proxy Statement; FOR the approval of the amendment and restatement of the 1997 Incentive Plan; FOR the approval, on a non-binding, advisory basis, of the compensation of the Company’s NEOs; and FOR the ratification of the appointment of Ernst & Young LLP to serve as the independent registered public accountants of the Company. If any other matters properly come before the annual meeting, the enclosed proxy confers discretionary authority on the persons named as proxies to vote the shares represented by the proxy in their discretion. In order to be voted, each proxy must be filed with the Secretary of the Company prior to exercise.

If you hold your shares of Common Stock in “street name” (that is, through a broker or other nominee), your broker or nominee will not vote your shares unless you provide instructions to your broker or nominee on how to vote your shares. You should instruct your broker or nominee how to vote your shares by following the directions provided by your broker or nominee on its voting instruction form.

Revocability of Proxies

Stockholders may revoke a proxy at any time before the proxy is exercised. Stockholders of record may revoke a proxy by filing a notice of revocation of the proxy with the Secretary of the Company, by filing a later-dated proxy with the Secretary of the Company, by authorizing a later proxy by telephone or the Internet in accordance with the instructions on the enclosed form, or by voting in person at the annual meeting. Stockholders who own shares of Common Stock beneficially through a bank, broker, or other nominee should follow the instructions provided by their bank, broker, or other nominee to change their voting instructions.

PROPOSAL 1 — ELECTION OF DIRECTORS

Stockholders will be asked at the annual meeting to elect seven directors, who will constitute the full Board of Directors. Each elected director will hold office until the next annual meeting of stockholders and until the director’s successor is duly elected and qualifies. If any nominee becomes unavailable to serve for any reason, an event the Board of Directors does not anticipate, proxies will be voted for the election of the person, if any, designated by the Board of Directors to replace the unavailable nominee.

Stockholders may withhold authority to vote their shares for either (i) the entire slate of nominated directors by checking the box marked WITHHOLD AUTHORITY FOR ALL NOMINEES on the proxy card, or (ii) any one or more of the individual nominees, by following the instructions on the proxy card or voting instruction form.

The following seven persons have been nominated by the Board of Directors for election to the Board of Directors: Joel S. Marcus, Steven R. Hash, John L. Atkins, III, James P. Cain, Maria C. Freire, Ph.D., Richard H. Klein, and James H. Richardson. All the nominees are incumbent directors. Additional information about these nominees is provided in the table and biographical information that follows.

Required Vote and Board of Directors’ Recommendation

The affirmative vote of a majority of the total votes cast “for” or withheld as to a nominee for director at the annual meeting is required for the election of the nominee as a director.

The Board of Directors unanimously recommends a vote FOR each of the named nominees.

BOARD OF DIRECTORS AND EXECUTIVE OFFICERS

The following sets forth certain information concerning the nominees to the Board of Directors, all of whom are incumbent directors, and executive officers of the Company. The information presented below regarding each nominee’s specific experience, expertise, qualifications, attributes, and skills led the Board of Directors to the conclusion that he or she should serve as a director; additionally, the Company believes that all of its director nominees and executive officers have reputations for integrity, honesty, and adherence to high ethical standards. They each have demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to the Company and its Board of Directors.

Name	Age	Position
Joel S. Marcus	68	Chairman of the Board, Chief Executive Officer, President, and Founder (22 years with the Company)
Steven R. Hash	51	Lead Director
John L. Atkins, III	72	Director
James P. Cain	58	Director
Maria C. Freire, Ph.D.	62	Director
Richard H. Klein	60	Director
James H. Richardson	56	Director

Background of Directors

Joel S. Marcus is the Chairman, Chief Executive Officer (“CEO”), President, and Founder of Alexandria Real Estate Equities, Inc. (NYSE:ARE), the largest and leading REIT uniquely focused on collaborative science campuses in urban innovation clusters. Mr. Marcus co-founded Alexandria in 1994 as a garage startup with a business plan and $19 million of seed capital, and has led its growth into a publicly traded, investment-grade REIT with a total market capitalization of approximately $10.9 billion as of December 31, 2015, and dominant market presence in leading AAA locations, including Greater Boston, San Francisco, New York City, Seattle, San Diego, Maryland, and Research Triangle Park. Mr. Marcus also founded the renowned Alexandria Summit, an invitation-only gathering of the world’s foremost visionaries from the biopharmaceutical, medical, academic, financial, philanthropic, advocacy, and government communities, to address the most critical global healthcare challenges. Prior to co-founding Alexandria, Mr. Marcus had an extensive law career specializing in corporate finance and capital markets, venture capital, and mergers and acquisitions, with a unique expertise in the biopharmaceutical industry. He was also formerly a practicing certified public accountant and tax manager with Arthur Young & Co. focusing on the financing and taxation of REITs. Mr. Marcus serves on the boards of Atara Biotherapeutics, Inc. (NASDAQ:ATRA), a clinical-stage biopharmaceutical company which completed its initial public offering in October 2014, Foundation for the National Institutes of Health (“FNIH”), and Intra-Cellular Therapies, Inc. (NASDAQ:ITCI). He also served as a director of Rexford Industrial Realty, Inc. (NYSE:REXR) from 2013 to January 2015. Mr. Marcus received the Ernst & Young Entrepreneur of the Year Award (Los Angeles – Real Estate). He completed his undergraduate and Juris Doctor degrees at the University of California, Los Angeles.

Mr. Marcus’s qualifications to serve on the Board of Directors include his more than 40 years of experience in the real estate and life sciences industries, including his 18 years of operating experience as the Company’s Chief Executive Officer, 22 years of experience as a director of the Company, and four years of experience prior to the Company’s initial public offering as the Company’s Chief Operating Officer. He was also Vice Chairman of the Board of Directors from the Company’s inception until his appointment as Chairman of the Board of Directors.

BOARD OF DIRECTORS AND EXECUTIVE OFFICERS (continued)

Steven R. Hash has served as a director since December 2013 and has served as Lead Director since March 2016. Mr. Hash is the President and Chief Operating Officer of Renaissance Macro Research, LLC, an equity research and trading firm focused on macro research in the investment strategy, economics and Washington policy sectors, which he co-founded in 2012. Between 1993 and 2012, Mr. Hash held various leadership positions with Lehman Brothers (and its successor, Barclays Capital), including Global Head of Real Estate Investment Banking from 2006 to 2012, Chief Operating Officer of Global Investment Banking from 2008 to 2011, Director of Global Equity Research from 2003 to 2006, Director of U.S. Equity Research from 1999 to 2003, and Senior Equity Research Analyst from 1993 to 1999. From 1990 to 1993, Mr. Hash held various positions with Oppenheimer & Company’s Equity Research Department, including senior research analyst. He began his career in 1988 as an auditor for the accounting and consulting firm of Arthur Andersen & Co. He currently serves as a director of The Macerich Company (NYSE: MAC) since May 2015. Mr. Hash received a Bachelor of Arts degree in Business Administration from Loyola University and a Master of Business Administration degree from the Stern School of Business at New York University.

Mr. Hash’s qualifications to serve on the Board of Directors include his financial expertise and extensive knowledge of the real estate industry, which he acquired from various positions, including his former position as Global Head of Real Estate Investment Banking with Lehman Brothers (and its successor, Barclays Capital) and current position as President and Chief Operating Officer of Renaissance Macro Research, LLC.

John L. Atkins, III has served as a director since March 2007. Mr. Atkins, a licensed architect, is Chairman and Chief Executive Officer of O’Brien/Atkins Associates, PA, a multidisciplinary design services firm that he co-founded in Research Triangle Park, North Carolina, in 1975. Mr. Atkins has previously served as Chairman of the North Carolina Board of Architecture and was named an Emeritus Member of that board in 1988. Mr. Atkins was elevated in 1991 to the American Institute of Architects’ College of Fellows, an honor only 5% of architects receive. Mr. Atkins serves as Chairman, Director, and Executive Committee member of the North Carolina Biotechnology Center. He is past Chairman of the North Carolina Railroad Company, and is a director of the Kenan Institute for Engineering, Technology & Science, based at North Carolina State University. In 2005, Mr. Atkins was awarded the American Institute of Architects–North Carolina Chapter’s F. Carter Williams Gold Medal, the Chapter’s highest individual honor, in recognition of his distinguished career, and was named the 2005 College of Design’s Distinguished Alumnus by North Carolina State University. In 2003, Mr. Atkins also received the Watauga Medal, the highest nonacademic honor bestowed by North Carolina State University in honor of individuals who have made significant contributions to the university’s advancement. Mr. Atkins holds a Bachelor of Architecture degree from North Carolina State University and a Master of Regional Planning degree from the University of North Carolina at Chapel Hill.

Mr. Atkins’s qualifications to serve on the Board of Directors include his extensive knowledge and experience as a licensed architect, and his experience as co-founder of a multidisciplinary design services firm with expertise in the site selection, design, and construction of life science buildings, as well as his broad management and business experience.

Ambassador James P. Cain has served as a director since December 2015. He is the managing partner of Cain Global Partners, LLC, a company that provides a vital link between the developed and emerging markets of the world by utilizing its network of diplomatic, political, and corporate resources. As a partner at Cain Global Partners, Ambassador Cain works with North American and European companies to expand their operations into international markets (such as Asia, Latin America, Eastern Europe and the Middle East), as well as to support economic development and public policy interests. His career has spanned the fields of leadership, law, business, sports, and international diplomacy and he has mastered the skills of building lasting relationships, as well as strong ecosystems. Ambassador Cain's unique combination of expertise and passion for business and leadership has been instrumental in his role in developing the Research Triangle Park innovation cluster. For 20 years, Ambassador Cain was a partner at the international law firm of Kilpatrick Townsend & Stockton LLP (formerly known as Kilpatrick Stockton), where he co-founded the firm's Raleigh office in 1985. He continues to serve as counsel to Kilpatrick Townsend & Stockton. From 2000 to 2002, Ambassador Cain served as the president and chief operating officer of the NHL Carolina Hurricanes and their parent company, Gale Force Holdings. Later, during his tenure as the U.S. Ambassador to Denmark, a position for which he was nominated by President George W. Bush on June 30, 2005 (to serve until January 2009), Ambassador Cain called upon not only his leadership and relationship-building skills, but also his experience from his time working with the Carolina Hurricanes. As Ambassador, he oversaw the 13 agencies of the American government that composed the U.S. Embassy in Copenhagen, where he focused his energies on areas of national security, counter-terrorism, energy security, commerce and investment. He received his Bachelor of Arts and Juris Doctor degrees from Wake Forest University.

Ambassador Cain’s qualifications to serve on the Board of Directors include his extensive leadership and relationship-building skills, which he acquired from various positions, including his current position as managing partner of Cain Global Partners, LLC, his former position as a partner at Kilpatrick Townsend & Stockton LLP and as the former U.S. Ambassador of Denmark, as well as his broad management, legal and business experience.

BOARD OF DIRECTORS AND EXECUTIVE OFFICERS (continued)

Maria C. Freire, Ph.D. has served as a director since April 2012. In November 2012, Dr. Freire became the President and Executive Director, and a member of the Board of Directors, of the Foundation for the National Institutes of Health (FNIH), a Congressionally-authorized independent organization that draws together the world’s foremost researchers and resources in support of the mission of the National Institutes of Health (NIH). Prior to her appointment to the FNIH, Dr. Freire was the President and a member of the Board of Directors of the Albert and Mary Lasker Foundation, a non-profit organization that bestows the Lasker Awards in basic and clinical science and advocates for medical research. From 2001 to 2008, Dr. Freire served as President and Chief Executive Officer of the Global Alliance for TB Drug Development, a public-private partnership that develops better, faster-acting, and affordable drugs to fight tuberculosis. An expert in technology commercialization, she directed the Office of Technology Transfer at the NIH from 1995 to 2001 and served as a commissioner on the World Health Organization’s Commission on Intellectual Property Rights, Innovation and Public Health. Dr. Freire obtained her Bachelor of Science degree from the Universidad Peruana Cayetano Heredia in Lima, Peru, and her Ph.D. in Biophysics from the University of Virginia; she completed post-graduate work in immunology and virology at the University of Virginia and the University of Tennessee. She is on the Science Board of the Food and Drug Administration (FDA) and a member of the Commission on a Global Health Risk Framework for the Future of the Institute of Medicine, among others. Her awards include the Department of Health and Human Services Secretary’s Award for Distinguished Service, the Arthur S. Flemming Award, and the Bayh-Dole Award. Dr. Freire is a member of the US National Academy of Medicine and the Council on Foreign Relations.
Dr. Freire’s qualifications to serve on the Board of Directors include her technical scientific expertise and her broad base of experience in the pharmaceutical and biotechnology industries, including her extensive experience in technology commercialization and her involvement with a wide range of not-for-profit medical research organizations, universities, and government health organizations, including the NIH and FDA. Dr. Freire’s involvement with these organizations provides her with a wealth of relationships in the medical research community as well as a user’s perspective on the needs of major research organizations in key industry sectors that make up the Company’s tenant base.

Richard H. Klein has served as a director since December 2003. Mr. Klein has a diverse background for more than 30 years as a senior advisor to a variety of domestic and international businesses, with a particular focus on real estate organizations. He currently serves as Chief Financial Officer of Industrial Realty Group, LLC a privately-held owner and developer of commercial and industrial properties with a 110 million square foot portfolio located throughout the United States. From 2012 to 2015, Mr. Klein served as an independent business consultant. In 2003, Mr. Klein founded Chefmakers Cooking Academy LLC, which provided culinary education services and experiences, and for which he served as Chief Executive Officer through 2011. From 1984 to 2000, Mr. Klein was with Ernst & Young LLP, and a predecessor firm, Kenneth Leventhal & Company. From 1978 to 1983, Mr. Klein provided tax consulting and auditing services for PricewaterhouseCoopers LLP. At these firms, Mr. Klein served in a variety of capacities, including as partner in the REIT Advisory Practice, the Financial Restructuring and Insolvency Practice, and the Public Relations and Practice Development Department. Mr. Klein is a certified public accountant in the State of California. He received his Bachelor of Science degree in Accounting and Finance from the University of Southern California.

Mr. Klein’s qualifications to serve on the Board of Directors include his extensive experience and knowledge of the real estate industry and REITs in particular and the accounting and financial expertise he developed as a certified public accountant and partner of Ernst & Young LLP.

James H. Richardson has served the Company as a senior management consultant since February 2009, President of the Company from August 1998 to February 2009, a director since March 1999, and in other capacities from August 1997 to August 1998. Prior to joining the Company, Mr. Richardson held management and brokerage positions for nearly 15 years at CB Richard Ellis, Inc., a full-service provider of commercial real estate services. He was a top producer within the brokerage services group as well as a senior leader responsible for strategy and operations. During his time at CB Richard Ellis, Inc., Mr. Richardson was instrumental in the creation and development of the biosciences and corporate services practice groups. Mr. Richardson received his Bachelor of Arts degree in Economics from Claremont McKenna College.

Mr. Richardson’s qualifications to serve on the Board of Directors include his expertise in leasing, financing, strategic planning, operations, and other matters involving the life science and real estate industries, which he acquired in his more than 15 years of experience as President and a director of the Company, and his previous nearly 15 years of experience in brokerage and management positions with CB Richard Ellis, Inc., a top-tier real estate services firm. He also currently serves in board and advisory positions for private real estate development and investment enterprises as well as early-stage technology and product companies.

BOARD OF DIRECTORS AND EXECUTIVE OFFICERS (continued)

Background of Executive Officers

Name	Age	Position	Years with the Company
Joel S. Marcus	68	Chairman of the Board, Chief Executive Officer, and Founder	22
Dean A. Shigenaga	49	Chief Financial Officer, Executive Vice President, and Treasurer	15
Thomas J. Andrews	56	Executive Vice President – Regional Market Director – Greater Boston	16
Peter M. Moglia	49	Chief Investment Officer	18
Stephen A. Richardson	55	Chief Operating Officer and Regional Market Director – San Francisco	16
Daniel J. Ryan	50	Executive Vice President – Regional Market Director – San Diego and Strategic Operations	13	(1)

(1)    Including eight years with Veralliance Properties, Inc., certain assets of which were acquired by Alexandria in 2010.

Joel S. Marcus – See “Background of Directors” section.

Dean A. Shigenaga has served the Company as Executive Vice President since May 2012, Treasurer since March 2008, Chief Financial Officer since December 2004, and in other capacities from December 2000 to December 2004. Prior to joining the Company, Mr. Shigenaga was an Assurance and Advisory Business Services Manager in Ernst & Young LLP’s real estate practice. In his role at Ernst & Young LLP, from 1993 through 2000, Mr. Shigenaga provided assurance and advisory services to several publicly traded REITs, over a dozen private real estate companies, and many other public and private companies. In addition to providing audit and attestation services, Mr. Shigenaga assisted clients with services related to initial public offerings, follow-on offerings, debt offerings, and technical research. Mr. Shigenaga is a certified public accountant and a member of the American Institute of Certified Public Accountants. Mr. Shigenaga received his Bachelor of Science degree in Accounting from the University of Southern California.

Thomas J. Andrews has served as Executive Vice President – Regional Market Director – Greater Boston, since January 2011. Mr. Andrews previously served as Senior Vice President – Regional Market Director – Greater Boston from December 2005 to January 2011, and as Vice President – Regional Market Director – Greater Boston from June 1999 to December 2005. Throughout his tenure with Alexandria, Mr. Andrews has been responsible for the management of the Company’s Greater Boston asset base and operations. From 1988 through 1999, Mr. Andrews served first as Assistant Director and later as Executive Director of the Massachusetts Biotechnology Research Park in Worcester, Massachusetts, which is believed to be the first purpose-built biotechnology research park in the country. Mr. Andrews serves on the boards of the Massachusetts chapter of NAIOP Commercial Real Estate Development Association and the Kendall Square Association, and is a member of the Economic Development Advisory Group of the Massachusetts Biotechnology Council. Mr. Andrews received his Bachelor of Science degree from Cornell University and his Master of Science degree from the Center for Real Estate at the Massachusetts Institute of Technology.

Peter M. Moglia has served as Chief Investment Officer since January 2009, and has been serving the Company in many important capacities since April 1998. From April 2003 through December 2008, Mr. Moglia was responsible for the management of the Company’s Seattle asset base and operations. From 1998 to 2003, Mr. Moglia’s responsibilities were focused on underwriting, acquisitions, and due diligence activities. Prior to joining the Company, Mr. Moglia served as an Analyst for Lennar Partners, Inc., a diversified real estate company, where his responsibilities included underwriting and structuring direct and joint venture real estate investments. Mr. Moglia began his real estate career in the Management Advisory Services group within the Kenneth Leventhal & Co. Real Estate Group, where he spent six years providing valuation, feasibility, financial modeling, and other analytical services to real estate developers, financial institutions, pension funds, and government agencies. Mr. Moglia received his Bachelor of Arts degree in Economics from the University of California at Los Angeles.

BOARD OF DIRECTORS AND EXECUTIVE OFFICERS (continued)

Stephen A. Richardson has served as Chief Operating Officer and Regional Market Director - San Francisco since October 2011. Mr. Richardson previously served as the Company’s Executive Vice President - Regional Market Director - San Francisco from January 2011 to October 2011, and Senior Vice President - Regional Market Director - San Francisco from July 2005 to January 2011, where he was responsible for the management of the Company’s San Francisco region asset base and operations. From February 2000 to January 2011, Mr. Richardson served the Company as a Vice President. Prior to joining the Company, he served as a Director of CellNet Data Systems from 1993 to 2000, where he was responsible for negotiating large-scale technology transactions and aggregating a national footprint of wireless spectrum. From 1983 to 1993, Mr. Richardson served as a Director of Marketing and Leasing for Paragon Group, a national real estate development company, and as real estate broker with Schneider Commercial Real Estate, serving the greater Silicon Valley market. Mr. Richardson received his Bachelor of Arts degree in Economics and Literature from Claremont McKenna College and his Master of Business Administration degree from Santa Clara University.

Daniel J. Ryan has served as Executive Vice President – Regional Market Director – San Diego and Strategic Operations since May 2012. Mr. Ryan previously served as the Company’s Senior Vice President – Regional Market Director – San Diego and Strategic Operations from June 2010, when the Company acquired certain assets of Mr. Ryan’s company, Veralliance Properties, Inc. (“Veralliance”), to May 2012. During his tenure with the Company, Mr. Ryan has been responsible for the management of the Company’s San Diego region asset base and operations, as well as involvement with developments, redevelopments, joint ventures, financing, leasing, and other strategic opportunities outside the San Diego region. Prior to joining the Company, Mr. Ryan was Chief Executive Officer of Veralliance, a commercial real estate developer, which he founded in 2002. Veralliance owned, managed, developed, and leased an approximately $1 billion portfolio primarily consisting of life science assets in the greater San Diego region. Veralliance had significant institutional equity partners, including HCP, Inc., Prudential Real Estate Investors, and UBS. Prior to 2002, Mr. Ryan worked in the commercial real estate industry in Southern California. He was a founding principal of Pacific Management Services, Inc., a commercial developer focused on value-added transactions in the greater San Diego area, including life science, office, industrial, and multifamily transactions. Mr. Ryan is a board member of BIOCOM, a Southern California trade organization, and the San Diego Economic Development Corporation, a not-for-profit regional body comprised of business, government, and civic leaders committed to maximizing economic growth. He is also a member of the NAIOP and the Urban Land Institute; both, public policy organizations focused on public advocacy of the built environment. Mr. Ryan received his Bachelor of Science degree in Economics, cum laude, from the University of Wisconsin – Madison and was admitted to Omicrom Delta Epsilon, the honor society for excellence in achievement in the study of economics.

BOARD OF DIRECTORS AND EXECUTIVE OFFICERS (continued)

Director Independence

The Board of Directors has affirmatively determined that each member of the Board of Directors other than Mr. Marcus (Chairman, Chief Executive Officer, and Founder) and Mr. Richardson (President until his resignation in February 2009, and a senior management consultant to the Company since his resignation) is independent, in accordance with the applicable New York Stock Exchange listing standards. The Board of Directors has also affirmatively determined that no material relationships exist between the Company and any of the independent directors. In making its independence determinations, the Board of Directors reviewed the relationships between the Company and each of the directors nominated for election at the annual meeting based on information provided by the directors, the standards for disqualification set forth in Section 303A.02(b) of the New York Stock Exchange Listed Company Manual, and such other information as the Board of Directors considered relevant.

In making its independent determination with respect to Dr. Freire, the Board of Directors considered that Dr. Freire is President and Executive Director, and a member of the Board of Directors, of the FNIH (the “FNIH Board”), and Mr. Marcus currently serves as a member of the FNIH Board. The FNIH is a non-profit, charitable organization established by the U.S. Congress in 1990. The Board of Directors considered that Mr. Marcus has neither served on the compensation committee of the FNIH Board nor participated in setting Dr. Freire’s compensation from the FNIH, and was not a member of the FNIH Board committee that recruited and recommended Dr. Freire to her executive position with the FNIH. Additionally, the Board of Directors considered that the FNIH Board currently has over 25 members and that Mr. Marcus’s service on the FNIH Board commenced prior to Dr. Freire’s becoming President and Executive Director in November 2012.

Information on Board of Directors and Its Committees

The Board of Directors held nine meetings and took action on 11 occasions by unanimous written consent during 2015. Each of our directors attended at least 75% of the aggregate number of meetings held by (i) the Board of Directors during such director’s respective term of service in 2015, and (ii) each committee during the period in 2015 for which such director served as a member.

Mr. Marcus, as Chairman of the Board, generally presides over all meetings of the Board of Directors. The Company encourages each member of the Board of Directors to attend each annual meeting of the Company’s stockholders. All directors attended the annual meeting of stockholders held on May 7, 2015, other than Ambassador Cain, who was not a director at that time.The Board of Directors has an Audit Committee, a Compensation Committee, a Nominating & Governance Committee, a Science & Technology Committee, and a Pricing Committee to which the Board of Directors has delegated certain authority with respect to the issuance of securities under the Company’s shelf registration statement.

Board Leadership Structure

The Board of Directors has not taken a position on the desirability, as a general matter, of combining the roles of Chief Executive Officer and Chairman in a single individual as compared to separating those roles. Rather, the Board of Directors believes that decisions regarding the individuals most appropriate to fill these and other critical senior leadership positions are highly dependent on the specific circumstances of the Company and its leadership at the time of such decisions, including the availability of qualified candidates for the position and the specific talents and experience of the available candidates.

The Board of Directors believes that, at this point in the Company’s history, having Mr. Marcus serve in the combined role of Chairman and CEO, with an independent Lead Director having the duties described below, provides an appropriate balance between effective strategy development and independent oversight of management. The Board of Directors believes that Mr. Marcus is currently the director best situated to serve as Chairman because he is the director most familiar with the Company’s business and industry, and the director most capable of effectively identifying strategic priorities and leading the evaluation and execution of strategy. Mr. Marcus has served as director of the Company since its inception in 1994, was Vice Chairman of the Board of Directors from the Company’s inception until his appointment as Chairman of the Board of Directors, and has been responsible for directing its operations and developing and executing its strategies as Chief Executive Officer since 1997, a tenure that is longer and substantially more involved than that of any other individual currently serving as a director.

Mr. Marcus was initially elected as Chairman in 2007 upon the resignation of Jerry M. Sudarsky, a founder of the Company who had served as its Chairman since the Company’s inception in 1994 and whose strategic vision and leadership skills, the Board of Directors believes, had been critical to the growth and success of the Company. At the time of this important transition, the Board of Directors determined that Mr. Marcus’s long and successful tenure as Chief Executive Officer and a director of the Company best qualified him to serve as Chairman. The Board of Directors has reached the same conclusion in connection with its nominations each year since 2007.

BOARD OF DIRECTORS AND EXECUTIVE OFFICERS (continued)

In March 2015, the Compensation Committee approved Mr. Marcus’s current employment agreement with the Company, which provides that he will continue to serve as the Company’s Chairman and Chief Executive Officer until March 31, 2018, and shall thereafter be employed as the Company’s full-time Executive Chairman through December 31, 2018. Accordingly, under the terms of this agreement, Mr. Marcus’s dual role as the Company’s Chief Executive Officer and Chairman of the Board of Directors will terminate as of March 31, 2018.

The Board of Directors believes that independent directors and management have different perspectives and roles in the development of the strategic vision and risk management of the Company. The Company’s independent directors bring experience, oversight, and expertise from outside the Company and the Company’s industry, while the Chief Executive Officer brings his Company-specific experience and expertise. The Board of Directors believes that the combined role of Chief Executive Officer and Chairman, in this particular case, promotes development and execution of the strategic vision and risk management of the Company, and facilitates information flow between management and the Board of Directors, functions that are essential to effective governance.

Lead Director

Mr. Hash, the Lead Director and an independent director, is the presiding director for all executive sessions of the independent directors. In the event that Mr. Hash is not available for any reason to preside over an executive session of the independent directors, the remaining independent directors will designate another independent director to preside over the executive session. As Lead Director, Mr. Hash’s duties and responsibilities include consulting with the Chairman of the Board of Directors regarding the schedule and agenda for Board of Directors meetings, acting as a liaison between the non-management directors as a group and management, and such other duties and responsibilities as the Board of Directors may determine from time to time.

The Board’s Role in Risk Oversight

The Board of Directors has an active role in overseeing management of the Company’s risks. The Board of Directors regularly reviews information regarding the Company’s credit, liquidity, and operations, including the risks associated with each. The Nominating & Governance Committee, the membership of which currently includes all the independent directors, oversees risks associated with the structure and composition of the Board of Directors, potential conflicts of interest, and the Company’s overall corporate governance structures and procedures. The Audit Committee oversees management of financial risks. The Compensation Committee oversees the management of risks relating to the Company’s executive compensation plans and arrangements. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board of Directors is regularly informed about such risks.

The Board of Directors’ risk oversight function and procedures, which are principally administered through its committees, affect the Board of Directors’ leadership structure by dictating that each of the committees should be chaired by the director most qualified to address the risks within the purview of such committee. The Board of Directors has also determined that the critical importance of the Nominating & Governance Committee’s role of overseeing the corporate governance of the Company to promote effective risk oversight, among other objectives, dictates that all independent directors be members of the Nominating & Governance Committee.

Audit Committee

The Audit Committee consisted of Directors Klein (Chair), Hash, and Jennings during 2015. It held nine formal meetings in 2015. The Board of Directors has adopted a written charter for the Audit Committee. The charter of the Audit Committee is published on the Company’s website at www.are.com. The Audit Committee is directly responsible for the appointment, compensation, and oversight of the work of the independent registered public accountants who audit the Company’s financial statements and of the Company’s internal audit function. In addition, the Audit Committee discusses the scope and results of the audit with the independent registered public accountants, reviews the Company’s interim and year-end operating results with management and the independent registered public accountants, considers the adequacy of the Company’s internal accounting controls and audit procedures, and preapproves all engagements with the Company’s independent registered public accountants, including both audit and non-audit services. The Audit Committee also reviews and recommends to the Board of Directors any changes that may be required to the Company’s Business Integrity Policy (described further under “Corporate Governance Guidelines and Code of Ethics” on page 69).

On February 28, 2016, Mr. Jennings passed away. On March 1, 2016, Dr. Freire was appointed to the Audit Committee. The Board of Directors has determined that each of Messrs. Klein and Hash is an “audit committee financial expert” and Dr. Freire is “financially literate” within the meaning of the rules of the Securities and Exchange Commission. Each is independent in accordance with the applicable New York Stock Exchange listing standards and Securities and Exchange Commission rules.

BOARD OF DIRECTORS AND EXECUTIVE OFFICERS (continued)

Audit Committee Report

This Audit Committee Report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission nor shall this information be incorporated by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, each as amended, except to the extent that Alexandria Real Estate Equities, Inc., a Maryland corporation (the “Company”), specifically incorporates it by reference into a filing.

The Audit Committee of the Board of Directors (the “Board of Directors”) of the Company is comprised of three directors and acts under a written charter adopted and approved by the Board of Directors. Each member of the Audit Committee has been determined by the Board of Directors to be an independent director in conformity with the listing standards of the New York Stock Exchange and regulations of the Securities and Exchange Commission.

Management has the primary responsibility for the Company’s financial statements and reporting process. The Company’s independent registered public accountants are responsible for expressing an opinion on the conformity of the Company’s audited financial statements to generally accepted accounting principles. The Audit Committee reviews the Company’s financial reporting process on behalf of the Board of Directors. The limitations inherent in the oversight role of a committee of the Board of Directors, however, do not provide the Audit Committee with a basis independent of management and the Company’s independent registered public accountants to determine that accounting and financial reporting principles and policies have been appropriately applied by management or that the Company’s internal control procedures designed to ensure compliance with accounting standards and applicable laws and regulations have been appropriately implemented.

The Audit Committee has reviewed the Company’s audited financial statements and has discussed them with management and the independent registered public accountants. The Audit Committee has also discussed with the independent registered public accountants the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board; has received the written disclosures and the letter from the independent registered public accountants required by the Public Company Accounting Oversight Board regarding the independent registered public accountants’ communications with the Audit Committee concerning independence; and has discussed with the independent registered public accountants their independence from the Company and its management. The Audit Committee has further considered whether the independent registered public accountants’ provision of non-audit services to the Company is compatible with the auditors’ independence.

The Audit Committee met with the internal and independent registered public accountants, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. In addition, the Audit Committee met with the Chief Executive Officer and Chief Financial Officer of the Company to discuss the processes that they have undertaken to evaluate the accuracy and fair presentation of the Company’s financial statements and the effectiveness of the Company’s system of disclosure controls and procedures.

In reliance on the reviews and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report filed with the Securities and Exchange Commission on Form 10-K for the year ended December 31, 2015.

AUDIT COMMITTEE
Richard H. Klein, Chair Maria C. Freire, Ph.D. Steven R. Hash

BOARD OF DIRECTORS AND EXECUTIVE OFFICERS (continued)

Nominating & Governance Committee

The Nominating & Governance Committee consists of Directors Atkins (Chair), Cain, Freire, Hash, and Klein, each of whom has been determined by the Board of Directors to be an independent director in accordance with the applicable New York Stock Exchange listing standards. The Nominating & Governance Committee held four formal meetings during 2015 and took action on one occasion by unanimous written consent. The charter of the Nominating & Governance Committee is published on the Company’s website at www.are.com. The Nominating & Governance Committee is responsible for, among other things, making recommendations to the Board of Directors with respect to corporate governance policies and reviewing and recommending changes to the Company’s corporate governance guidelines. The Nominating & Governance Committee also recommends to the Board of Directors candidates for nomination for election as directors of the Company and for appointment as members of the committees of the Board of Directors.

The Nominating & Governance Committee considers candidates suggested by stockholders for nomination for elections to be held at annual meetings of stockholders. Any stockholder who wishes to suggest a prospective candidate for the Board of Directors for consideration by the Nominating & Governance Committee may do so by complying with the advance notice and other requirements of the Company’s Bylaws regarding director nominations. Any stockholder-suggested nominee and any accompanying materials must be submitted in accordance with the Bylaw procedures for consideration by the Nominating & Governance Committee and will be forwarded to the Chair of the Nominating & Governance Committee for review and consideration. Director nominees suggested by stockholders will be evaluated in the same manner, and will be subject to the same criteria, as other nominees evaluated by the Nominating & Governance Committee. The Nominating & Governance Committee also considers candidates for director suggested by its members, other directors, and management, and may from time to time retain a third-party executive search firm to identify director candidates for the Nominating & Governance Committee.

In addition, the Company’s Bylaws set forth the requirements for direct nomination by a stockholder of persons for election to the Board of Directors. The advance notice procedures of the Company’s Bylaws, among other requirements, provide that, to be timely, a stockholder’s notice with respect to director nominations must be delivered to the Company’s Secretary at the Company’s principal executive office not earlier than the 150th day nor later than 5:00 p.m., Pacific Time, on the 120th day prior to the first anniversary of the date of the Proxy Statement for the preceding year’s annual meeting.

Generally, once the Nominating & Governance Committee has identified a prospective nominee, the Nominating & Governance Committee makes an initial determination as to whether to conduct a full evaluation of the candidate based on information provided to the Nominating & Governance Committee with the recommendation of the candidate, as well as the Nominating & Governance Committee’s own knowledge of the candidate, which may be supplemented by inquiries to the person making the recommendation or others. The initial determination is based primarily on the need for additional directors to fill vacancies or expand the size of the Board of Directors and the likelihood that the candidate can satisfy the evaluation factors described below. If the Nominating & Governance Committee determines, in consultation with the Chair of the Board of Directors and other directors, as appropriate, that additional consideration is warranted, it may request a third-party search firm to gather additional information about the candidate’s background and experience and to report its findings to the Nominating & Governance Committee. The Nominating & Governance Committee then evaluates the candidate against the standards and qualifications set out in guidelines for director candidates adopted by the Board of Directors (the “Board Candidate Guidelines”), including the nominee’s management, leadership, and business experience; skills and diversity; financial literacy; knowledge of directorial duties; integrity; and professionalism.

Consistent with the Board Candidate Guidelines, the Nominating & Governance Committee seeks nominees who will provide the Board of Directors with a broad diversity of perspectives, experience, expertise, professions, skills, geographic representation, and backgrounds. The Nominating & Governance Committee does not assign specific weights to particular criteria, and no particular criterion is necessarily applicable to all prospective nominees. Generally, however, the Nominating & Governance Committee considers, among other factors, a candidate’s experience and knowledge regarding a variety of aspects of the Company’s unique real estate for the life sciences industry. The Nominating & Governance Committee believes that the backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of experience, expertise, knowledge, and abilities that will allow the Board of Directors to fulfill its responsibilities. Although the Nominating & Governance Committee has no formal policy on diversity, the Nominating & Governance Committee considers factors such as gender, race, and culture in its determinations, and nominees are not discriminated against on the basis of race, religion, national origin, sexual orientation, disability, or any other basis proscribed by law.

BOARD OF DIRECTORS AND EXECUTIVE OFFICERS (continued)

The Nominating & Governance Committee also considers such other factors as it deems appropriate, including the current composition of the Board of Directors, the balance of management and independent directors, the need for particular expertise (such as Audit Committee expertise), and the evaluations of other prospective nominees. With respect to the nomination of current directors for reelection, the individual’s contributions to the Board of Directors are also considered. In connection with this evaluation, the Nominating & Governance Committee determines whether to interview the prospective nominee; if it is warranted, one or more members of the Nominating & Governance Committee, and others as appropriate, interview prospective nominees in person or by telephone. After completing this evaluation and interview, the Nominating & Governance Committee makes a recommendation to the full Board of Directors as to the persons who should be nominated by the Board of Directors, and the Board of Directors ultimately determines whether a prospective nominee will be nominated after considering the recommendation of the Nominating & Governance Committee.

Science & Technology Committee

The Science & Technology Committee (“S&T Committee”) is the newest of the Board’s committees and was established in May 2015. The S&T Committee consists of Directors Freire (Chair), Cain, Marcus, and Richardson. Dr. Freire and Mr. Cain have been determined by the Board of Directors to be independent directors in accordance with the applicable New York Stock Exchange listing standards. Messrs. Marcus and Richardson are not considered independent directors under the New York Stock Exchange listing standards. The S&T Committee is not mandated by the applicable New York Stock Exchange listing standards, and is thus not required to consist entirely or primarily of independent directors. The Board determined to include Messrs. Marcus and Richardson due to their close, real-time familiarity with industry developments and ability to liaise with the Company’s in-house science and technology team on a regular basis. The S&T Committee held three formal meetings in 2015.

The primary purpose of the S&T Committee is to inform and advise the Board on current trends in the life science and technology industries, including key policy changes, capital markets, regional cluster updates, and other strategic initiatives that impact the Company’s real estate business. With rapidly developing scientific and technological breakthroughs on the one hand, and with increasing scrutiny from the capital markets, private investors, policymakers, and other stakeholders on the other, it is critical that the Board be kept well-informed on external factors that could impact the Company’s world-class business platform. The Board also recognizes that companies in Alexandria’s key urban markets have specialized needs that extend beyond traditional office and laboratory space, as the Company creates the most advanced ecosystems to drive productivity, creativity, and collaboration across its innovative campuses. As the life science and technology industries continue to converge, it will also be a key role of the S&T Committee to help guide the Board on new ways to capitalize on the intersection of these sectors in order to continue to capture the highest-quality tenant base and deliver mission-critical environments for these companies to succeed. The S&T Committee works closely with the Company’s internal science and technology professionals to accumulate the market knowledge and technical intelligence necessary to advise the Board and guide the Company’s strategy in this area.

BOARD OF DIRECTORS AND EXECUTIVE OFFICERS (continued)

Policies and Procedures with Respect to Related-Person Transactions

The Board of Directors has adopted a written policy setting forth the procedures for the review and approval or ratification of transactions involving the Company and “related persons” within the meaning of the rules and regulations of the Securities and Exchange Commission.

Under this policy, the Nominating & Governance Committee is responsible for reviewing and approving or ratifying all related-person transactions that are required to be reported under the rules and regulations of the Securities and Exchange Commission. In the event that the Chief Executive Officer or Chief Financial Officer of the Company determines that it would be impracticable or undesirable to wait until the next meeting of the Nominating & Governance Committee to review a related-person transaction, the Chair of the Nominating & Governance Committee may act on behalf of the Nominating & Governance Committee to review and approve and/or disapprove the related-person transaction.

In general, related-person transactions are subject to preapproval. In the event that the Company becomes aware of a related-person transaction that was not approved in advance under this policy, the transaction must be reviewed in accordance with this policy as promptly as is reasonably practicable.

In making its determination whether to approve or ratify a related-person transaction, the Nominating & Governance Committee will consider all factors it deems relevant or appropriate, including:

•
Whether the terms of the related-person transaction are fair to the Company and on terms no less favorable than terms generally available in transactions with non-affiliates under similar circumstances;

•	Whether there are legitimate business reasons for the Company to enter into the related-person transaction;

•	Whether the related-person transaction would impair the independence of an outside director;

•
Whether the related-person transaction would present an improper conflict of interest for any director or executive officer, taking into account the size of the transaction, the overall financial position of the director or executive officer, the direct or indirect nature of the director’s or executive officer’s interest in the transaction, the ongoing nature of any proposed relationship, and any other factors deemed relevant; and

•
Whether the related-person transaction is material, taking into account the importance of the interest to the related person, the relationship of the related person to the transaction, the relationship of related persons to each other, and the aggregate value of the transaction.

The policy also contains a list of certain categories of related-person transactions that are preapproved under the policy and therefore are not required to be reviewed or approved by the Nominating & Governance Committee.

Certain Relationships and Related Transactions

From the beginning of fiscal year 2015 to the date of this Proxy Statement, there were no relationships or transactions of a nature required to be disclosed under Item 404 of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended.

Compensation Committee

The Compensation Committee consists of Directors Hash (Chair), Atkins, and Klein, each of whom has been determined by the Board of Directors to be an independent director in accordance with the applicable New York Stock Exchange listing standards. The Compensation Committee held six formal meetings and took action on ten occasions by unanimous written consent. The Compensation Committee has the authority to review and approve compensation arrangements, grant annual incentive awards for executive officers and other employees of the Company, adopt and amend employment agreements for executive officers and other employees of the Company, and administer the Company’s equity and other incentive plans. The charter of the Compensation Committee is published on the Company’s website at www.are.com.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee in 2015 had any relationship or transaction required to be disclosed pursuant to Item 407(e)(4) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended.

BOARD OF DIRECTORS AND EXECUTIVE OFFICERS (continued)

2015 Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	All Other Compensation ($)	Total ($)
Joel S. Marcus (2)	—	—	—	—
Steven R. Hash	174,022	110,014	—	284,036
John L. Atkins, III	160,000	110,014	—	270,014
James P. Cain (3)	8,543	90,030	—	98,573
Maria C. Freire, Ph.D.	131,000	110,014	—	241,014
Richard B. Jennings (4)	196,000	110,014	—	306,014
Richard H. Klein (5)	241,978	110,014	—	351,992
James H. Richardson (6)	30,188	119,063	114,375	263,626

(1)
The dollar value of restricted stock awards set forth in this column is equal to the aggregate grant date fair value computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”), disregarding for this purpose the estimate of forfeitures. As of December 31, 2015, our non-employee directors held the following amounts of unvested restricted stock awards and phantom stock units:

Restricted Stock and Phantom Stock (#)	Steven R. Hash	John L. Atkins, III	James P. Cain	Maria C. Freire	Richard B. Jennings	Richard H. Klein	James H. Richardson (6)
Unvested restricted stock awards	1,626	2,022	1,000	2,022	2,022	2,022	1,667
Phantom stock units	—	—	—	—	18,127	—	—

(2)
Joel S. Marcus, the Company’s Chief Executive Officer, was an employee of the Company in 2015 and thus received no compensation for his services as director. The compensation received by Mr. Marcus as an NEO of the Company is shown in the “Summary Compensation Table” on page 57.

(3)	Ambassador Cain was elected to serve as a director on December 7, 2015 by the Board of Directors.

(4)	Mr. Jennings passed away on February 28, 2016. As a result, all of the unvested restricted stock awards and phantom stock units shown in footnote 1 immediately vested.

(5)
Richard Klein, an independent director of the Company, received a one-time payment of $60,000 included in fees earned of $241,978. The one-time payment was in appreciation and recognition of the extraordinary time and effort he devoted to the Company during his tenure as Compensation Committee Chairperson.

(6)
James H. Richardson, a senior management consultant to the Company, received compensation for services provided to the Company in 2015, consisting of $30,188 for services relating to his duties as a director, as well as $114,375 of cash payments and a restricted stock award of 1,250 shares for non-director-related consulting services.

In 2015, the Company paid each independent director an annual fee of $110,000. The Lead Director and directors who chaired committees received the following additional annual fees: Lead Director, $50,000; Audit Committee Chair, $35,000; Compensation Committee Chair, $35,000; and Nominating & Governance Committee Chair, $32,500. Joel Marcus is a member of the Pricing Committee and does not receive additional compensation for this role. In addition, the non-chair/non-management members of the following committees received the following annual fees: Audit Committee, $15,000; Compensation Committee, $15,000; Nominating & Governance Committee, $13,750; and Pricing Committee, $6,000. In 2015, the Company did not pay any directors fees for their service on the newly-formed Science & Technology Committee.

Independent directors are also eligible to receive restricted stock awards under the 1997 Incentive Plan equal to a fixed dollar amount of $110,000, based on the Company’s closing stock price as of the grant date, as compensation for their services as directors. These restricted stock awards generally vest over a period of three years.

In reviewing the form and amount of compensation to be paid to our independent directors in 2015, the Compensation Committee consulted with FTI Consulting, Inc. (“FTI”) and reviewed peer data from the peer group described below under “Compensation Discussion and Analysis–Peer Group Analysis.”

The Company’s Deferred Compensation Plan for Directors, established in December 2001, permits non-employee directors to elect to defer receipt of their annual compensation, meeting fees, and restricted stock awards.

Non-employee directors are required to own shares of the Common Stock worth three times the cash portion of their annual directors’ retainer. See “Stock Ownership Guidelines” on page 55 for more information.

PROPOSAL 2 — APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE AMENDED AND RESTATED 1997 STOCK AWARD AND INCENTIVE PLAN

The Company believes that an equity compensation program is a necessary and powerful incentive and retention tool that benefits all the Company’s stockholders. On March 22, 2016, the Board of Directors approved amendments to the 1997 Incentive Plan, which was last approved by the Company’s stockholders in 2014 (the 1997 Incentive Plan, as proposed to be amended and restated, the “Amended 1997 Incentive Plan”), subject to approval by the Company’s stockholders. The key amendments incorporated in the Amended 1997 Incentive Plan are to:

•	Increase the aggregate number of shares of Common Stock reserved for issuance by 5,400,000 shares;

•
Increase the ratio by which each share issued that is subject to a full value award (that is, any award other than a stock option or stock appreciation right) reduces the share reserve from two shares (2:1 ratio) to three shares (3:1 ratio);

•	Extend the expiration date to 10 years from the date of stockholder approval of the Amended 1997 Incentive Plan;

•	Include a limit on non-employee director compensation; and

•
In the list of adjustments that may be made when calculating the attainment of performance objectives with respect to performance-based awards, replace “extraordinary items” as determined under generally accepted accounting principles with items that are “unusual” in nature or occur “infrequently” as determined under generally accepted accounting principles. This change is proposed because the concept of “extraordinary items” was eliminated from generally accepted accounting principles, but the definitions of “unusual” and “infrequently” were retained.

Approval of the Amended 1997 Incentive Plan by our stockholders will also constitute approval of terms and conditions set forth therein that will permit us to grant performance-based stock and cash awards under the Amended 1997 Incentive Plan that may qualify as “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). Section 162(m) of the Code does not allow a publicly held corporation and its affiliates to deduct certain compensation paid to “covered employees” in a taxable year to the extent that compensation to a covered employee exceeds $1 million. However, some kinds of compensation, including qualified “performance-based compensation,” are not subject to this deduction limitation. For compensation awarded under a plan to qualify as “performance-based compensation” under Section 162(m) of the Code, among other things, the following terms must be disclosed to and approved by the stockholders before the compensation is paid: (i) a description of the employees eligible to receive such awards; (ii) a per-person limit on the number of shares subject to performance-based stock awards, and the amount of cash subject to performance-based cash awards, that may be granted to any employee under the plan in a specified period; and (iii) a description of the business criteria upon which the performance goals for performance-based awards may be granted (or become vested or exercisable). Accordingly, we are requesting that our stockholders approve the Amended 1997 Incentive Plan, which includes terms regarding eligibility for awards, annual per-person limits on awards, and the business criteria for performance-based awards granted under the Amended 1997 Incentive Plan (as described in the summary below).

Why You Should Vote for the Amended 1997 Incentive Plan

●	Low Burn Rate: Our three-year average historical burn rate is 0.49%
●
Reasonable Overhang: The size of our share reserve request is reasonable, and if approved is projected to result in an overhang of no more than 11% inclusive of the newly requested shares, any unvested awards and awards currently remaining available under the 1997 Incentive Plan; stockholder approval is required to increase the share reserve (there is no “evergreen” provision)

●
Limit on Full Value Awards: Under the Amended 1997 Incentive Plan, each share issued that is subject to a full value award reduces the share reserve by three shares (3:1 ratio); therefore, if we grant only full value awards, the newly approved shares would equate to 1.8 million shares

●	Repricing Prohibition: All forms of repricing, including the cancellation of underwater options in exchange for cash or other awards, are prohibited without stockholder approval
●
Responsible Change of Control Provisions: Double-trigger vesting acceleration and the definition of change of control require consummation of an actual transaction so that no change of control vesting acceleration benefits may occur without an actual change of control transaction occurring

PROPOSAL 2 - 1997 INCENTIVE PLAN (continued)

Equity Awards Are an Important Part of Our Compensation Philosophy

The Board of Directors believes that the availability of awards under the 1997 Incentive Plan enhances the Company’s ability to attract, retain, and motivate the directors, officers, and other employees necessary for the Company’s growth and success. As a result of prior grants of stock options and restricted stock awards under the 1997 Incentive Plan, the number of shares of Common Stock remaining available for future grants under the 1997 Incentive Plan has been reduced to 2,161,486 shares as of March 15, 2016. Under the terms of the 1997 Incentive Plan, this reserve is depleted by two shares for each share of Common Stock issued pursuant to a restricted stock award, thereby leaving only 1,080,743 restricted shares issuable as of March 15, 2016 under the existing plan at the 2:1 ratio for full value awards. The Board of Directors believes that increasing the number of shares of Common Stock available will help the Company achieve its goals by keeping its incentive compensation program competitive with those of comparable companies.

The Board of Directors believes that the future success of the Company depends, in large part, upon the ability of the Company to maintain a competitive position in attracting, retaining, and motivating key personnel, consultants, and advisors. The Board of Directors believes that the issuance of equity awards is an important element underlying the Company’s ability to attract, retain, and motivate key personnel, consultants, and advisors, and better aligns the interests of such persons with those of the Company’s stockholders.

If this Proposal 2 is approved by our stockholders, the Amended 1997 Incentive Plan will become effective May 12, 2016, the date of the annual meeting. In the event that our stockholders do not approve this Proposal 2, the Amended 1997 Incentive Plan will not become effective and the 1997 Incentive Plan will continue in its current form. However, without the Amended 1997 Incentive Plan, we believe that the shares available for grant under the 1997 Incentive Plan will be insufficient to meet our anticipated recruiting and retention needs.

The Size of Our Share Reserve Request Is Reasonable

If the Amended 1997 Incentive Plan is approved by our stockholders, we will have approximately 7,561,486 shares available for grant after the annual meeting, which we view as necessary and reasonable to provide a predictable amount of equity for attracting, retaining, and motivating key personnel, consultants, and advisors. We anticipate, absent any unforeseen circumstances, that this amount will last approximately three years and that we will return to our stockholders in 2019 with a request to increase the number of shares authorized for issuance under the Amended 1997 Incentive Plan.

The following table provides certain additional information regarding our long-term incentive award program:

As of March 15, 2016
Shares of Common Stock subject to outstanding full-value awards	811,922
Shares of Common Stock subject to outstanding stock options	—
Per-share closing price of Common Stock	$86.98
Shares of Common Stock available for grant under the 1997 Incentive Plan	2,161,486

A total of 73,874,188 shares of Common Stock were issued and outstanding as of the record date.

PROPOSAL 2 - 1997 INCENTIVE PLAN (continued)

We Manage Our Equity Award Use Carefully

We manage our overhang by limiting the number of equity awards granted annually. The Compensation Committee monitors our annual burn rate, overhang, and equity expense to ensure that we maximize stockholder value by granting only the number of equity awards necessary to attract; reward; and retain key personnel, consultants, and advisors.

The following table shows our responsible burn rate history. In the following table, “appreciation awards” represents the gross number of shares subject to options and stock appreciation rights granted in each year, and “full value awards” represents the sum of the gross number of shares subject to all other time-based awards granted (that is, restricted stock awards, restricted stock unit awards, and stock awards in lieu of bonuses) and the number of shares vested pursuant to performance-based full value awards in each year.

Historical Grants and Burn Rate	2013 Actual	2014 Actual	2015 Actual
Full-value awards	291,233	349,877	402,828
Appreciation awards	—	—	—
Grants under 1997 Incentive Plan	291,233	349,877	402,828
Weighted average Common Stock outstanding	68,038,195	71,169,694	71,528,843
Burn rate	0.43%	0.49%	0.56%

In evaluating whether to approve the Amended 1997 Incentive Plan, the Board of Directors reviewed certain forecasts of stock awards for issuance under the Amended 1997 Incentive Plan. Management presented the forecast below for the periods indicated, which assume that all grants will be in the form of full value awards subject to the 2:1 ratio before May 12, 2016 and the 3:1 ratio on or after May 12, 2016.

Forecast of Grants	2016 Forecast	2017 Forecast	2018 Forecast
Employees (under 1997 Incentive Plan and subject to 2:1 ratio)	11,000	—	—
Directors (under 1997 Incentive Plan and subject to 2:1 ratio)	9,000	—	—
Employees (under Amended 1997 Incentive Plan and subject to 3:1 ratio)	640,000	684,000	730,000
Directors (under Amended 1997 Incentive Plan and subject to 3:1 ratio)	—	9,000	9,000
Grants	660,000	693,000	739,000
Reduction to share reserve	1,960,000	2,079,000	2,217,000

In addition, the Board of Directors reviewed certain forecasts of grant utilization for different categories of grants over the periods indicated, as summarized below. These forecasts included forecasts of new executive and employee hires, retention grants, initial and annual grants for non-employee directors, and discretionary grants.

Share Reserve Forecast	2016 Forecast	2017 Forecast	2018 Forecast
Common Stock outstanding – ending balance (1)	72,914,000	73,323,000	73,739,000
Awards outstanding – ending balance	1,109,000	1,393,000	1,716,000

Shares available for award – beginning balance (2)	2,200,262
Stockholder approval – May 2016	5,400,000	N/A	N/A
Reduction to share reserve (using 2:1 ratio before May 12, 2016 and 3:1 ratio on or after May 12, 2016)	(1,960,000)	(2,079,000)	(2,217,000)
Impact of forfeitures	18,000	19,093	20,360
Shares available for award – ending balance	5,658,262	3,598,355	1,401,715

(1)
The forecast amounts shown for Common Stock are based on the actual ending balance as of December 31, 2015 and are adjusted only to reflect the scheduled vesting of previously granted awards and assumed vesting of forecasted awards. The methodology used to forecast the ending balance does not assume any other equity issuances or repurchases and is only for the purpose of calculating our overhang and burn rate for this proposal.

(2)
Amount shown for beginning of 2016 of 2,200,262 excludes 20,138 full value awards granted and 750 forfeited awards (subject to 2:1 ratio) in the first quarter of 2016, which results in a reduction of 38,776 shares from the reserve. As a result, as of March 15, 2016, the share reserve was 2,161,486.

PROPOSAL 2 - 1997 INCENTIVE PLAN (continued)

Our Board of Directors also reviewed certain forecasts of overhang and burn rate, as summarized below.

Overhang and Burn Rate	2015 Actual	2016 Forecast	2017 Forecast	2018 Forecast
Overhang (1)	4.21%	9.31%	6.83%	4.24%
Burn rate (2)	0.56%	0.65%	0.81%	0.80%

(1)
Overhang is calculated as: (shares subject to outstanding awards + shares available for grant, assuming that the Amended 1997 Incentive Plan is approved by our stockholders) ÷ weighted average common shares outstanding

(2)	Burn rate is calculated as: awards granted during the year (not reduced by forfeitures) ÷ weighted average common shares outstanding

Note Regarding Forecasts and Forward-Looking Statements

We do not as a matter of course make public forecasts as to our total shares outstanding and utilization of various equity awards, due to the unpredictability of the underlying assumptions and estimates. In particular, the forecasts set forth above in this Proposal 2 include embedded assumptions regarding certain factors that we do not control and, as a result, we do not, as a matter of practice, provide forecasts. In evaluating these forecasts, our Board of Directors recognized the high variability inherent in these assumptions.

However, we have included above a summary of these forecasts to give our stockholders access to certain information that was considered by our Board of Directors for purposes of evaluating the approval of the Amended 1997 Incentive Plan. These forecasts reflect various assumptions regarding our future operations.

The inclusion of the forecasts set forth above should not be regarded as an indication that these forecasts will be predictive of actual future outcomes, and the forecasts should not be relied upon as such. Neither we nor any other person makes any representation to any of our stockholders regarding actual outcomes compared to the information contained in the forecasts set forth above. Although presented with numerical specificity, the forecasts are not fact, and they reflect numerous assumptions and estimates as to future events made by our management that our management believed were reasonable at the time the forecasts were prepared, and other factors, such as industry performance and general business, economic, regulatory, market, and financial conditions, as well as factors specific to our business, all of which are difficult to predict and many of which are beyond the control of our management. In addition, the utilization forecasts with respect to our equity awards do not take into account any circumstances or events occurring after the date that such forecasts were prepared and, accordingly, do not reflect any changes to our operations or strategy that may be implemented in the future. Accordingly, actual outcomes may be, and likely will be, materially different than those reflected in the forecasts. We do not intend to update or otherwise revise the forecasts to reflect circumstances existing after the date when made or to reflect the occurrence of future events even if any or all of the assumptions underlying the forecasts are shown to be in error. The forecasts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “1933 Act”), and Section 21A of the Securities Exchange Act of 1934, as amended. These statements involve risks and uncertainties that could cause actual outcomes to differ materially from those in the forward-looking statements, including our ability to attract and retain talent; achievement of performance metrics, if any, with respect to certain equity awards; the extent of stock option exercise activity; and others described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015.

PROPOSAL 2 - 1997 INCENTIVE PLAN (continued)

The Amended 1997 Incentive Plan Includes Compensation and Governance Best Practices

The Amended 1997 Incentive Plan includes provisions that are designed to protect our stockholders’ interests and to reflect corporate governance best practices, including:

•
Repricing not allowed without stockholder approval. The Amended 1997 Incentive Plan prohibits the repricing of outstanding stock options and stock appreciation rights and the cancellation of any outstanding stock options or stock appreciation rights that have an exercise or strike price greater than the then-current fair market value of Common Stock in exchange for cash or other awards under the Amended 1997 Incentive Plan without prior stockholder approval.

•
Stockholder approval required for additional shares. The Amended 1997 Incentive Plan does not contain an annual “evergreen” provision. There is a fixed number of shares that can be issued pursuant to the Amended 1997 Incentive Plan and stockholder approval is required to increase this number, allowing our stockholders to have direct input on the size of our equity compensation program.

•
Double-trigger change of control treatment. The Amended 1997 Incentive Plan provides for double-trigger vesting acceleration with respect to equity awards (except equity awards that vest upon the attainment of specified performance objectives) so that unless otherwise provided in any written agreement between an award holder and the Company, awards become fully vested (and exercisable, if applicable) upon a change of control of the Company only if such awards are not assumed or continued, or substituted with a similar award, by the surviving or acquiring corporation, or in the event of the award holder’s involuntary termination upon or within two years following such change of control.

•
Non-liberal change of control provisions. The definition of change of control in the Amended 1997 Incentive Plan requires the consummation of an actual transaction so that no change of control vesting acceleration benefits may occur without an actual change of control transaction occurring.

•
Minimum vesting provision. The Amended 1997 Incentive Plan provides that full value awards that vest based on an individual’s service with the Company will not vest any more rapidly than pro rata over a three-year period and any full value awards that vest based on the satisfaction of performance goals will not vest earlier than one year from the data of grant, subject to limited exceptions.

•
No discounted stock options or stock appreciation rights. All stock options and stock appreciation rights granted under the Amended 1997 Incentive Plan must have an exercise or strike price equal to or greater than the fair market value of Common Stock on the date the stock option or stock appreciation right is granted.

•
Reasonable limit on full-value awards. The Amended 1997 Incentive Plan limits the number of shares of Common Stock available for full-value awards payable in the form of Common Stock that require no purchase by the participant by providing that each share issued pursuant to one of these types of awards reduces the number of shares available for grant under the Amended 1997 Incentive Plan by three shares. This helps to ensure that we are using the share reserve effectively and with regard to the value of each type of equity award.

•
Reasonable share counting provisions. In general, when awards granted under the Amended 1997 Incentive Plan lapse or are canceled, the shares reserved for those awards will be returned to the share reserve and be available for future awards. However, shares of Common Stock not delivered from our share reserve as a result of the net exercise of stock options or shares withheld for taxes upon exercise of stock options will not be returned to our share reserve.

•
Limit on non-employee director compensation. The aggregate value of all compensation granted or paid to any individual solely for service as a non-employee director of the Board with respect to any calendar year, including awards granted under the Amended 1997 Incentive Plan and cash fees paid by us to such non-employee director, will not exceed $600,000 in total value, calculating the value of any awards based on the grant date fair value of such awards for financial reporting purposes. The Board may make an exception to such limit for any non-employee director in extraordinary circumstances, as the Board may determine in its discretion, provided that any non-employee director who is granted or paid such additional compensation may not participate in the decision to grant or pay such additional compensation.

PROPOSAL 2 - 1997 INCENTIVE PLAN (continued)

The essential features of the proposed Amended 1997 Incentive Plan are outlined below. The following summary description of the proposed Amended 1997 Incentive Plan is qualified in its entirety by reference to the full text of the Amended 1997 Incentive Plan that is attached to this Proxy Statement as Appendix I, including all changes that this proposal would affect if approved by the stockholders at the annual meeting.

General. The Amended 1997 Incentive Plan provides for the grant of non-statutory stock options, stock appreciation rights, restricted stock awards, and other stock-based or cash-based awards (collectively, “awards”). Non-statutory stock options granted under the Amended 1997 Incentive Plan are not intended to qualify as “incentive stock options” within the meaning of Section 422 of the Code.

Administration. The Amended 1997 Incentive Plan is administered by the Compensation Committee (for purposes of this proposal, the “Committee”). Subject to the terms of the Amended 1997 Incentive Plan, the Committee has the power to construe and interpret the Amended 1997 Incentive Plan, determine the persons to whom and the dates on which awards will be granted, the number of shares of Common Stock to be subject to each award, and other terms and conditions with respect to each award. The Amended 1997 Incentive Plan provides that the Committee has the authority to accelerate the exercisability or vesting of any awards in its discretion, but only in the event of a participant’s death, Disability, or Retirement, or upon a Change of Control (as such terms are defined in the Amended 1997 Incentive Plan). The Committee may delegate administrative duties to its members or agents, except that any award granted to a non-employee director will be granted by the Committee, without any such delegation.

Share Reserve and Adjustments. If the Amended 1997 Incentive Plan is approved by the stockholders, a total of 9,241,592 shares of Common Stock, plus any shares subject to outstanding awards granted before March 31, 2014 that expire or terminate for any reason prior to the exercise or settlement or are forfeited because of a failure to meet a contingency or condition required to vest such shares, will be reserved for issuance under the Amended 1997 Incentive Plan pursuant to awards granted on or after March 31, 2014. The Company calls this number the “Share Reserve.”

The Share Reserve will be reduced by (i) one share for each share of Common Stock issued pursuant to a stock option or stock appreciation right, (ii) two shares for each share of Common Stock issued pursuant to a full value award granted between March 31, 2014 and May 12, 2016, and (iii) three shares for each share of Common Stock issued pursuant to a full value award granted on or after May 12, 2016.

If, under the Amended 1997 Incentive Plan, the Company issues Common Stock pursuant to an award and the Common Stock is later forfeited, then the forfeited shares will again become available for issuance under the Amended 1997 Incentive Plan. However, in the case of forfeiture, cancellation, exchange, or surrender of shares of restricted stock with respect to which dividends have been paid or accrued, the number of shares with respect to such awards will not be available again for awards under the Amended 1997 Incentive Plan unless, in the case of shares with respect to which dividends were accrued but unpaid, such dividends are also forfeited, canceled, exchanged, or surrendered. Upon the exercise of any award granted in tandem with any other award, the related award will be canceled to the extent of the number of shares of Common Stock as to which the award is exercised and such number of shares will no longer be available for awards under the Amended 1997 Incentive Plan. Shares may be issued in connection with a merger or acquisition as permitted by the rules of the applicable securities exchange, and such issuance will not reduce the number of shares available for issuance under the Amended 1997 Incentive Plan.

To the extent that a forfeited share is an award other than a stock option or stock appreciation right or if there are any shares underlying such awards that subsequently expire or terminate for any reason prior to exercise or settlement or that are forfeited, reacquired, or withheld to satisfy a tax withholding obligation in connection with an award other than a stock option or stock appreciation right (the “Returning Shares”), then the number of shares of Common Stock available for issuance under the Amended 1997 Incentive Plan will increase by two shares between January 1, 2010 and May 12, 2016 and by three shares for each such forfeited or Returning Share on or after May 12, 2016. Any shares reacquired pursuant to the Company’s withholding obligations in connection with restricted stock or other stock-based award shall again become available for issuance under the Amended 1997 Incentive Plan and will increase the Share Reserve by two shares between January 1, 2010 and May 12, 2016 and by three shares for each such reacquired share on or after May 12, 2016. However, any shares reacquired pursuant to the Company’s withholding obligations in connection with a stock option or stock appreciation right, or as consideration for the exercise of a stock option or stock appreciation right, will not become available for issuance under the Amended 1997 Incentive Plan. In addition, if the exercise price of any award is satisfied by the tender of shares of Common Stock to the Company (whether by actual delivery or tender of previously acquired shares), the tendered shares will not become available for issuance under the Amended 1997 Incentive Plan. If a stock appreciation right is settled in shares of Common Stock, the gross number of shares of Common Stock subject to the stock appreciation right will no longer be available for issuance under the Amended 1997 Incentive Plan. Any shares of Common Stock repurchased by the Company on the open market with the proceeds of the exercise price of a stock option or stock appreciation right will not become available for issuance under the Amended 1997 Incentive Plan.

PROPOSAL 2 - 1997 INCENTIVE PLAN (continued)

The Amended 1997 Incentive Plan provides that no more than 500,000 shares may be awarded to a single individual in a single calendar year pursuant to options, stock appreciation rights, or other stock-based awards whose value is determined by reference to an increase over an exercise or strike price of at least 100% of the fair market value on the date the award is granted. No individual who is considered a “covered employee” under Section 162(m) of the Code may receive an award that is intended to qualify as “performance-based compensation” under Section 162(m) of the Code under the 1997 Incentive Plan in excess of 500,000 shares for stock-based awards or $7,500,000 for cash-based awards, in a single calendar year.

Under the Amended 1997 Incentive Plan, in the event of certain changes to the Company’s capitalization (as described below), the Committee will appropriately and proportionately adjust, in its discretion: (i) the class(es) and maximum number of securities subject to the Amended 1997 Incentive Plan, (ii) the class(es) and maximum number of securities that may be awarded to any person pursuant to Section 162(m) limits, (iii) the class(es) and maximum number of securities issued or issuable in respect of outstanding awards, and (iv) the exercise price, grant price, or purchase price relating to any award.

The Committee shall make such adjustments upon any change that is made in, or other events that occur with respect to, the shares subject to the Amended 1997 Incentive Plan or subject to any award without the receipt of consideration by the Company, through stock dividend, dividend in property other than cash, liquidating dividend, recapitalization, reincorporation, stock split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or change in corporate structure or other similar equity restructuring transaction, as that term is used in FASB ASC Topic 718.

Non-Employee Director Compensation Limit. The aggregate value of all compensation granted or paid to any individual solely for service as a non-employee director of the Board with respect to any calendar year, including awards granted under the Amended 1997 Incentive Plan and cash fees paid by us to such non-employee director, will not exceed $600,000 in total value, calculating the value of any awards based on the grant date fair value of such awards for financial reporting purposes. The Board may make an exception to such limit for any non-employee director in extraordinary circumstances, as the Board may determine in its discretion, provided that any non-employee director who is granted or paid such additional compensation may not participate in the decision to grant or pay such additional compensation.

Prohibition of Option and Stock Appreciation Right Repricing or Cancellation and Re-Grant of Awards. Under the Amended 1997 Incentive Plan, neither the Board of Directors nor the Committee has the authority to take any of the following actions, unless the stockholders of the Company have approved such an action within 12 months prior to such an event: (i) the reduction of the exercise price of any outstanding stock option or stock appreciation right under the Amended 1997 Incentive Plan; (ii) the cancellation of any outstanding stock option or stock appreciation right under the Amended 1997 Incentive Plan and the grant in substitution therefor of (1) a new stock option or stock appreciation right under the Amended 1997 Incentive Plan or another equity plan of the Company, (2) restricted stock (including a stock bonus), (3) an other stock-based or cash-based award under the Amended 1997 Incentive Plan, (4) cash and/or (5) other valuable consideration; or (iii) any other action that is treated as a repricing under generally accepted accounting principles.

Eligibility. All of the Company’s employees, directors, and independent contractors, as well as those of the Company’s subsidiaries and affiliates, are eligible to receive all types of awards under the Amended 1997 Incentive Plan.

As of March 15, 2016, the Company had approximately 282 employees, including five NEOs, and 22 independent contractors, all of whom would be eligible to receive awards under the Amended 1997 Incentive Plan. In addition, the Company’s six non-employee directors would be eligible to receive grants under the Amended 1997 Incentive Plan.

Non-statutory Stock Options. Stock options may be granted under the Amended 1997 Incentive Plan pursuant to stock option agreements. The only type of stock options that may be granted under the Amended 1997 Incentive Plan are non-statutory stock options.

Under the Amended 1997 Incentive Plan, the exercise price of stock options may not be less than 100% of the fair market value of the Common Stock on the date of grant. The exercise price of stock options granted under the Amended 1997 Incentive Plan may be paid in cash, check, bank draft or money order made payable to the Company or, subject to the approval of the Committee, by payment pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board, Common Stock previously owned by the participant, a net exercise feature, or other legal consideration approved by the Committee.

Stock options granted under the Amended 1997 Incentive Plan may become exercisable in cumulative increments, or “vest,” as determined by the Committee. Vesting typically will occur during the participant’s continued service with the Company, or its subsidiaries or affiliates, whether such service is performed in the capacity of an employee, independent contractor, or director, and regardless of any change in the capacity in which service is performed.

PROPOSAL 2 - 1997 INCENTIVE PLAN (continued)

The maximum term of stock options granted under the Amended 1997 Incentive Plan is 10 years. Unless otherwise provided in a stock option agreement, a stock option granted under the Amended 1997 Incentive Plan may not be exercised unless the participant is providing service to the Company, or its subsidiaries or affiliates.

Stock options granted under the Amended 1997 Incentive Plan may be subject to other conditions determined by the Committee, including restrictions on transferability of the shares acquired upon exercise of the stock options.

Stock Appreciation Rights. Upon exercise of a stock appreciation right, a participant will be entitled to receive an amount equal to the excess of (i) the aggregate fair market value of the Common Stock on the date of exercise, over (ii) the grant price determined by the Committee on the date of grant (which will not be less than the fair market value of the Common Stock on the date of grant). The maximum term of stock appreciation rights granted under the Amended 1997 Incentive Plan is 10 years.

A stock appreciation right granted in tandem with a stock option may be granted at the time of grant of the related stock option and will be exercisable only to the extent the underlying stock option is exercisable.

Restricted Stock Awards. Restricted stock awards may be granted under the Amended 1997 Incentive Plan pursuant to restricted stock award agreements. Under the Amended 1997 Incentive Plan, a restricted stock award may be granted in consideration for cash, check, bank draft, or money order payable to us, the recipient’s services performed for the Company or an affiliate of the Company, or any other form of legal consideration acceptable to the Committee. Shares of stock acquired under a restricted stock award may, but need not, be subject to forfeiture, restrictions on transferability and other restrictions in accordance with a vesting schedule as determined by the Committee. Such restrictions may include factors relating to the increase in the value of the Common Stock or to individual or Company performance, such as the attainment of certain specified individual or Company-wide performance goals or earnings per share. However, any restrictions that may lapse on the basis of a participant’s service with the Company or its subsidiaries or affiliates will not lapse any more rapidly than annually pro rata over a three-year period, and any restrictions that may lapse on the basis of factors such as an increase in the value of the Common Stock or individual or Company performance will not lapse any earlier than one year following the date of grant of the restricted stock award, except that (i) up to 10% of the shares reserved for issuance under the Amended 1997 Incentive Plan may be subject to restricted stock awards and other stock-based awards (“full-value awards”) that do not meet the preceding limitations and (ii) the lapsing of any restrictions may be accelerated in the event of a participant’s death, Disability or Retirement or upon a Change of Control (as such terms are defined in the Amended 1997 Incentive Plan). Except to the extent restricted under the restricted stock award agreement, a participant who is granted a restricted stock award will have all of the rights of a stockholder, including the right to vote the shares and the right to receive dividends. Except as otherwise provided in the applicable restricted stock award agreement, restricted stock awards that have not vested will be forfeited upon the participant’s termination of service with the Company or its subsidiaries or affiliates.

Stock Awards in Lieu of Cash Awards. The Committee is authorized to grant Common Stock under the Amended 1997 Incentive Plan to participants as a bonus, or to grant other awards in lieu of Company commitments to pay cash under other plans or compensatory arrangements, as determined by the Committee. The Committee has the discretion to determine the terms of any such awards. However, any such award that vests on the basis of a participant’s service with the Company or its subsidiaries or affiliates will not vest any more rapidly than annually pro rata over a three-year period, and any such award that vests on the basis of performance will provide for a performance period of at least one year; except that (i) up to 10% of the shares reserved for issuance under the Amended 1997 Incentive Plan may be subject to full-value awards that do not meet the preceding limitations, (ii) any such award that is granted in lieu of compensation that has been earned by the participant and that is otherwise payable in cash will not be subject to the preceding limitations and (iii) vesting may be accelerated in the event of a participant’s death, Disability or Retirement or upon a Change of Control (as such terms are defined in the Amended 1997 Incentive Plan).

Other Stock-Based or Cash-Based Awards. The Committee is authorized to grant other stock-based or cash-based awards under the Amended 1997 Incentive Plan. Such awards may be granted with value and payment contingent upon the Company’s performance or any other factors designated by the Committee, or valued by reference to the performance of specified subsidiaries or affiliates of the Company. However, any other stock-based award which vests on the basis of participant’s service with the Company or its subsidiaries or affiliates will not vest any more rapidly than annually pro rata over a three-year period, and any other stock-based award which vests on the basis of performance will provide for a performance period of at least one year, except that (i) up to 10% of the shares reserved for issuance under the Amended 1997 Incentive Plan may be subject to full value awards which do not meet the preceding limitations and (ii) vesting may be accelerated in the event of a participant’s death, Disability or Retirement or upon a Change of Control (as such terms are defined in the Amended 1997 Incentive Plan).

PROPOSAL 2 - 1997 INCENTIVE PLAN (continued)

The Committee will determine the terms and conditions of such awards at the time of grant or thereafter, provided that with respect to any such awards that are intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee will set a period of time (a “performance period”) over which the attainment of one or more goals (the “performance objectives”) will be measured for the purpose of determining whether the participant has a vested right in or to such award. With respect to such awards, (i) any performance objectives for a particular calendar year will be established by the Committee in accordance with Section 162(m) of the Code (typically before the 90th day of a performance period or the date on which 25% of the performance period has elapsed), and (ii) the Committee will establish the performance objectives to be used, which will be based on one or more of the criteria (“performance criteria”) enumerated in the Amended 1997 Incentive Plan and described below.

Performance objectives under the Amended 1997 Incentive Plan will be determined by the Committee, based on any one or more of the following performance criteria: (i) earnings (including earnings per share and net earnings); (ii) earnings before interest, taxes, and depreciation; (iii) earnings before interest, taxes, depreciation, and amortization (“EBITDA”); (iv) total stockholder return; (v) return on equity or average stockholders’ equity; (vi) return on assets, investment, or capital employed; (vii) stock price; (viii) margin (including gross margin); (ix) income (before or after taxes); (x) net operating income (“NOI”); (xi) operating income after taxes; (xii) operating cash flow; (xiii) sales or revenue targets; (xiv) increases in revenue or product revenue; (xv) expenses and cost reduction goals; (xvi) economic value added (or an equivalent metric); (xvii) market share; (xviii) cash flow; (xix) cash flow per share; (xx) share price performance; (xxi) debt reduction; (xxii) customer satisfaction; (xxiii) stockholders’ equity; (xxiv) capital expenditures; (xxv) debt levels; (xxvi) operating margin or net operating margin; (xxvii) workforce diversity; (xxviii) growth of net income, operating income, or net earnings; (xxix) increase in funds from operations (“FFO”); (xxx) increase in FFO per share; (xxxi) liquidity; (xxxii) net debt to adjusted EBITDA; (xxxiii) fixed charge coverage ratio; (xxxiv) percentage of annualized base rent (“ABR”) from investment grade client tenants; (xxxv) same property NOI growth; (xxxvi) amount of rentable square feet (“RSF”) leased; (xxxvii) growth in ABR in Class A assets; (xxxviii) EBITDA margin; or (xxxix) the Company’s published ranking against its peer group of office real estate investment trusts based on total stockholder return, increase in FFO per share, and/or FFO current and forward multiples. FFO will be computed as net income (computed in accordance with GAAP), excluding gains (losses) from sales of depreciable real estate and land parcels, and impairments of depreciable real estate (excluding land parcels), plus real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures, and then further adjusted to add back non-cash charges, impairments of land parcels, deal costs, unusual or non-recurring costs, and the amount of such items that is allocable to unvested restricted stock awards, and also excluding the effects of real estate asset dispositions. At the discretion of the Compensation Committee, a performance measure not listed above may be utilized, if it is considered relevant and important at the time of the award, although an award subject to a performance measure not listed above may not qualify as “performance-based compensation” under Section 162(m) of the Code.

Performance objectives may be established on a Company-wide basis or with respect to one or more business units, divisions, affiliates, or business segments, and in either absolute terms or terms relative to the performance of one or more comparable companies or the performance of one or more relevant indices. At the time of the grant of any award, the Committee is authorized to determine whether, when calculating the attainment of performance objectives for a certain performance period: (i) to exclude restructuring and/or other specific or objectively determinable nonrecurring charges; (ii) to exclude exchange rate effects, as applicable, for non-U.S. dollar-denominated net sales and operating earnings; (iii) to exclude the effects of changes to generally accepted accounting principles required by the Financial Accounting Standards Board; (iv) to exclude the effects of any statutory adjustments to corporate tax rates; and (v) to exclude the effects of items that are “unusual” in nature or occur “infrequently” as determined under generally accepted accounting principles. In addition, the Committee retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of performance objectives and to define the manner of calculating the performance criteria it selects to use for a performance period.

If this Proposal 2 is approved by the stockholders, compensation attributable to performance-based awards under the Amended 1997 Incentive Plan will qualify as performance-based compensation, provided that: (i) the award is granted by a compensation committee composed solely of “outside directors” under Section 162(m) of the Code; (ii) the award is granted (or exercisable or settled) only upon the achievement of an objective performance goal based on one of the performance criteria listed above established in writing by the Compensation Committee while the outcome is substantially uncertain, and (iii) the Compensation Committee certifies in writing prior to the granting (or exercisability or settlement) of the award that the performance goal has been satisfied.

PROPOSAL 2 - 1997 INCENTIVE PLAN (continued)

Effect of a Change of Control. The following will occur with respect to awards granted before May 7, 2015 in the event of a Change of Control (as defined in the Amended 1997 Incentive Plan), unless otherwise determined by the Committee or the Board of Directors in writing at any time on or after the date of grant of the applicable award (but prior to the Change of Control): (i) all stock options and stock appreciation rights shall become fully vested and exercisable; (ii) any restrictions and forfeiture conditions applicable to any other awards granted will lapse and such awards will be deemed fully vested, and any performance conditions imposed with respect to awards will be deemed to be fully achieved; and (iii) any surviving or acquiring corporation (or its parent company) may assume or continue any awards outstanding under the Amended 1997 Incentive Plan or may substitute similar awards (including an award to acquire the same consideration paid to the stockholders in the Change of Control) for those outstanding under the Amended 1997 Incentive Plan.

With respect to awards (other than awards that vests upon the attainment of specified performance objectives) granted on or after May 7, 2015, unless otherwise determined by the Committee or the Board of Directors in writing at any time on or after the date of grant of the applicable award (but prior to the Change of Control), or unless treatment of any such award in connection with a Change of Control is otherwise provided in any written agreement between the award holder and the Company, any surviving corporation or acquiring corporation (or its parent company) may assume or continue any outstanding awards outstanding or may substitute similar awards (including an award to acquire the same consideration paid to the stockholders in the Change of Control) for those outstanding awards. If the surviving corporation or acquiring corporation (or its parent company) does not assume or continue any outstanding award or substitute a similar award for any outstanding award, then such award shall become fully vested (and exercisable, if applicable) effective as of the date of the Change of Control, contingent upon the closing or completion of the Change of Control. With respect to any award (other than any award that vests upon the attainment of specified performance objectives) which does not become fully vested (and exercisable, if applicable) effective as of the date of a Change of Control, the following provisions shall apply in the event of a an award holder’s Involuntary Termination (as defined in the Amended 1997 Incentive Plan) upon or within two years following a Change of Control, unless otherwise determined by the Committee or the Board in writing at grant (including under any individual agreement), or unless otherwise provided in any written agreement between the award holder and the Company: (i) all stock options and stock appreciation rights shall become fully vested and exercisable; (ii) any restrictions and forfeiture conditions applicable to any other awards granted will lapse and such awards will be deemed fully vested.

Transferability. Awards are not transferable by participants, except by will or the laws of descent and distribution. However, the Committee may permit transfers, in its discretion, in a manner consistent with applicable securities laws, provided that no awards may be transferred for consideration.

Duration, Amendment, and Termination. If the stockholders approve the Amended 1997 Incentive Plan, it will become effective upon such approval (“Effective Date”). The Board of Directors may suspend or terminate the Amended 1997 Incentive Plan without stockholder approval or ratification at any time. If this Proposal 2 is approved by the Company’s stockholders, the Amended 1997 Incentive Plan will terminate 10 years after the Effective Date, unless terminated sooner by the Board of Directors. The Board of Directors may amend or modify the Amended 1997 Incentive Plan at any time. However, no amendment will be effective unless approved by the stockholders to the extent stockholder approval is necessary to satisfy applicable law or applicable stock exchange listing requirements. Except with respect to amendments regarding Section 409A of the Code, no amendment may adversely affect any participant’s outstanding awards under the Amended 1997 Incentive Plan without the participant’s consent.

Federal Income Tax Information

The information set forth below is a summary only and does not purport to be complete. The information is based upon current federal income tax rules and therefore is subject to change when those rules change. Because the tax consequences to any recipient depend on his or her particular situation, each recipient should consult his or her tax advisor regarding the federal, state, local, and other tax consequences of the grant or exercise of an award or the disposition of stock acquired as a result of an award. The Amended 1997 Incentive Plan is not qualified under the provisions of Section 401(a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974.

The Company’s ability to realize the benefit of any tax deductions described below depends on the Company’s generation of taxable income as well as the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of the Company’s tax reporting obligations.

PROPOSAL 2 - 1997 INCENTIVE PLAN (continued)

Non-statutory Stock Options. Generally, there is no taxation upon the grant of a non-statutory stock option if the stock option is granted with an exercise price equal to the fair market value of the underlying stock on the grant date. On exercise, an option holder will recognize ordinary income equal to the excess, if any, of the fair market value on the date of exercise of the stock option over the exercise price. If the option holder is employed by the Company or one of its subsidiaries or affiliates, that income will be subject to withholding taxes. The option holder’s tax basis in those shares will be equal to their fair market value on the date of exercise of the stock option, and the option holder’s capital gain holding period for those shares will begin on that date.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the option holder.

Stock Appreciation Rights. Under the Amended 1997 Incentive Plan, stock appreciation rights may be granted separate from any other award or in tandem with other awards under the Amended 1997 Incentive Plan. Where the stock appreciation rights are granted with a strike price equal to the fair market value of the underlying stock on the grant date, the recipient will recognize ordinary income equal to the fair market value of the stock or cash received upon such exercise.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock appreciation right.

Restricted Stock Awards. Generally, the recipient of a restricted stock award will recognize ordinary income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. If, however, the stock is not vested when it is received (for example, if the employee is required to work for a period of time in order to have the right to sell the stock), the recipient generally will not recognize income until the stock becomes vested, at which time the recipient will recognize ordinary income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock. A recipient may, however, file an election with the Internal Revenue Service, within 30 days following his or her receipt of the stock award, to recognize ordinary income, as of the date the recipient receives the award, equal to the excess, if any, of the fair market value of the stock on the date the award is granted over any amount paid by the recipient for the stock.

The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from stock awards will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the stock becomes vested.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock award.

Section 162(m) Limitations. Compensation of persons who are “covered employees” of the Company is subject to the tax deduction limits of Section 162(m) of the Code. Awards that qualify as “performance-based compensation” are exempt from Section 162(m), thereby permitting the Company to claim the full federal tax deduction otherwise allowed for such compensation. The Amended 1997 Incentive Plan is intended to enable the Committee to make awards, including other cash-based awards, that will be exempt from the deduction limits of Section 162(m). Under Section 162(m), compensation attributable to stock options and stock appreciation rights will qualify as performance-based compensation if (i) such awards are approved by a compensation committee composed solely of “outside directors,” (ii) the plan contains a per-employee limitation on the number of shares for which such awards may be granted during a specified period, (iii) the per-employee limitation is approved by the stockholders, and (iv) the exercise or strike price of the award is no less than the fair market value of the stock on the date of grant. Compensation attributable to restricted stock awards, stock, other stock-based awards, and other cash-based awards will qualify as performance-based compensation, provided that (i) the award is approved by a compensation committee composed solely of “outside directors,” (ii) the award is granted, becomes vested, or is settled, as applicable, only upon the achievement of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, (iii) a committee of outside directors certifies in writing prior to the granting (or vesting or settlement) of the award that the performance goal has been satisfied, and (iv) prior to the granting (or vesting or settlement) of the award, the stockholders have approved the material terms of the award (including the class of employees eligible for such award, the business criteria on which the performance goal is based, and the maximum amount, or formula used to calculate the maximum amount, payable upon attainment of the performance goal).

PROPOSAL 2 - 1997 INCENTIVE PLAN (continued)

Equity Compensation Plan Information

The following table provides certain information with respect to all of the Company’s equity compensation plans in effect as of December 31, 2015.

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity Compensation Plan Approved by Stockholders – 1997 Incentive Plan (1)	—	—	2,200,262

(1)
Subject to the terms of the 1997 Incentive Plan, shares available for award purposes under the 1997 Incentive Plan generally may be used for any type of award authorized under that plan, including, without limitation, options, restricted stock, and stock appreciation rights. Pursuant to the terms of the 1997 Incentive Plan, the maximum number of shares of Common Stock that may be issued under the 1997 Incentive Plan is equal to 3,841,592 shares plus any shares subject to outstanding awards granted under the 1997 Incentive Plan before January 1, 2010, that expire or terminate for any reason prior to exercise or settlement or are forfeited for a failure to meet a contingency or condition required to vest such shares, less (i) one share for each share of Common Stock issued pursuant to an option or stock appreciation right granted on or after January 1, 2010, and (ii) two shares for each share of Common Stock issued on or after January 1, 2010, pursuant to a restricted stock award, a grant of an other stock-based award, or an award of Common Stock in lieu of cash compensation.

New Plan Benefits

We have not approved any awards that are conditioned on stockholder approval of the Amended 1997 Incentive Plan. The Company is unable to currently determine the benefits or number of shares subject to awards that may be granted in the future to executive officers and employees under the Amended 1997 Incentive Plan. If the Amended 1997 Incentive Plan had been in existence in fiscal year 2015, the Company expects that its award grants for fiscal 2015 would not have been substantially different from those actually made in that year under the 1997 Incentive Plan. On March 15, 2016, the closing price of the Common Stock on the New York Stock Exchange was $86.98 per share.

Required Vote and Board of Directors’ Recommendation

The affirmative vote of a majority of the votes cast on the proposal is required for approval of Proposal 2. The Board of Directors believes that approval of Proposal 2 is in the Company’s best interests for the reasons stated above.

The Board of Directors unanimously recommends a vote FOR Proposal 2.

PROPOSAL 2 — EXECUTIVE COMPENSATION (continued)

PROPOSAL 3 — NON-BINDING, ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 added Section 14A to the Securities Exchange Act of 1934, as amended, which requires that we provide our stockholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our NEOs as disclosed in this Proxy Statement in accordance with the Securities and Exchange Commission’s compensation disclosure rules. At our 2011 Annual Meeting of Stockholders, the stockholders indicated their preference that we solicit this non-binding, advisory vote on the compensation of our NEOs every year. The Board has adopted a policy that is consistent with that preference.

This vote is advisory only, which means that the vote on executive compensation is not binding on the Company, its Board of Directors, or the Compensation Committee. However, both the Board of Directors and the Compensation Committee will consider and evaluate the results of the vote, together with feedback from stockholders. To the extent there is any significant vote against our NEO compensation as disclosed in this Proxy Statement, the Board of Directors and the Compensation Committee will evaluate whether any actions are necessary to address the concerns of stockholders.

The vote on this resolution is not intended to address any specific element of compensation, but rather relates to the overall compensation of our NEOs, as described in this Proxy Statement in accordance with the Securities and Exchange Commission’s compensation disclosure rules. The compensation of our NEOs subject to the vote is disclosed in the Compensation Discussion and Analysis, the compensation tables, and the related narrative disclosure contained in this Proxy Statement. As discussed in those disclosures, the Company believes that its compensation philosophy and decisions support our key business objectives of creating value for, and promoting the interests of, our stockholders.

Accordingly, the Board of Directors is asking the stockholders to indicate their support for the compensation of our NEOs as described in this Proxy Statement by casting a non-binding, advisory vote “FOR” the following resolution, which will be presented at the 2016 Annual Meeting:

“RESOLVED, that the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2016 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion, is hereby APPROVED by the stockholders of the Company.”

The affirmative vote of a majority of the votes cast on the matter at the annual meeting will be required to adopt the foregoing resolution.

The Board of Directors unanimously recommends a vote FOR Proposal 3.

EXECUTIVE COMPENSATION

Compensation Committee Report on Executive Compensation

The Compensation Committee of the Board of Directors (the “Board of Directors”) of Alexandria Real Estate Equities, Inc., a Maryland corporation (the “Company”), has reviewed and discussed with management the Compensation Discussion and Analysis (“CD&A”) contained in this Proxy Statement. Based on this review and discussion, the Compensation Committee has concluded that the level of Named Executive Officer compensation for 2015 is fair, reasonable, and in the best interests of the Company and its stockholders, and has recommended to the Board of Directors that the CD&A be included in this Proxy Statement and incorporated into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015.

COMPENSATION COMMITTEE
Steven R. Hash, Chair John L. Atkins, III Richard H. Klein

Compensation Discussion and Analysis

This section explains our executive compensation program as it relates to the five NEOs whose fiscal year 2015 compensation information is presented in the tables following this discussion in accordance with Securities and Exchange Commission rules. Unless otherwise indicated or the context otherwise requires, all references in this section to “Alexandria,” “the Company,” “we,” “us,” and “our” refer to Alexandria Real Estate Equities, Inc., a Maryland corporation.

We present our Compensation Discussion and Analysis in the following sections:

1. Executive Summary
In this section, we highlight our 2015 corporate performance, certain governance aspects of our executive compensation program and our stockholder engagement efforts.	Page 33
2. Compensation Governance
In this section, we describe our executive compensation philosophy and process.	Page 37
3. Key Elements of the Compensation Program
In this section, we describe the material elements of our executive compensation program.	Page 41
4. 2015 Executive Compensation Decisions
In this section, we provide an overview of our Compensation Committee’s executive compensation decisions for 2015 and certain actions taken after 2015 when discussing more recent actions enhances the understanding of our executive compensation program
Page 42
5. Other Compensation Policies
In this section, we summarize our other compensation policies, review the accounting and tax treatment of compensation and the relationship between our compensation program and risk.	Page 55

COMPENSATION DISCUSSION AND ANALYSIS - Executive Summary

EXECUTIVE SUMMARY

Why You Should Vote for 2016 Say-On-Pay Proposal (Proposal 3 on page 31)

Background
●
We received significant support from our stockholders on our 2015 say-on-pay proposal–approximately 79% of the votes cast were in favor of our say-on-pay proposal, indicating strong support of our executive compensation programs.

Stockholder Outreach
●
The Compensation Committee and management have continued to seek and respond to stockholder input. We held over 300 meetings with stockholders in 2015 and we met with stockholders holding 90% of the shares that voted against our 2015 say-on-pay proposal.

2015 Corporate Performance and Alignment with Executive Compensation
●
Our total stockholder return (“TSR”) in 2015 of 5.3% was higher than the TSR of our peer group and various indices including the FTSE NAREIT Equity Office Index, the Russell 2000 Index, the SNL US REIT Office Index, and the S&P 500 Equity Index.

● As described below, we also had strong year-over-year growth in funds from operations (“FFO”) per share and net asset value (“NAV”).
● As described below, our executive compensation program is directly aligned with our corporate performance.
Executive Compensation Changes
●
After our stockholders supported our 2015 say-on-pay proposal, we made additional changes intended to further align pay with performance and promote transparency that are described below under “Changes to Compensation Programs as a Result of Stockholder Engagement.”

Compensation Philosophy

As described below under “Our Compensation Committee’s Philosophy,” the fundamental principle that drives pay decisions of the Compensation Committee is to reward performance. The experience, abilities, and commitment of our NEOs (whose tenure ranges from 15 to 22 years) provide the Company with unique skill sets in the business of owning and operating niche real estate for the broad and diverse science and technology industries, and therefore have been and will continue to be critical to the Company’s long-term success, including achievement of each of our key objectives: profitability, growth in FFO per share and NAV, and creation of long-term stockholder value. The Compensation Committee believes that each NEO’s total annual compensation should vary with the performance of the Company for the year in question.

Rigorous Performance Goals

Our Compensation Committee sets rigorous performance goals tied to our strategic goals and creation of stockholder value.

•
As shown in the “Forfeiture of Portion of 2013 Marcus Grant” table on page 54, 50% of the performance-based portion of the long-term incentive award granted to Mr. Marcus in 2013 was forfeited as a result of TSR performance below the threshold levels necessary to vest. Further, the portion of the award that was dependent on our absolute TSR in 2015 did not vest even though our TSR in 2015 of 5.3% was higher than the TSR of our peer group and various indices, including the FTSE NAREIT Equity Office Index, the Russell 2000 Index, the SNL US REIT Office Index, and the S&P 500 Equity Index.

•
As shown in the “Overview of 2015 Marcus Grant” table on page 52, the Compensation Committee designed the performance-based portion of the 2015 Marcus Grant to vest based upon growth over the three-year period 2015-2017 in FFO per share with potential modification based on our TSR relative to the TSR of companies in the FTSE NAREIT Equity Office Index over that same three-year period. In 2014, when this program was initially implemented under Mr. Marcus’s employment agreement, we disclosed that the target was based upon a level of FFO per share growth that would have been approximately equal to or greater than the 75th percentile of companies in the FTSE NAREIT Equity Office Index in six out of nine periods containing three consecutive calendar years from 2003 to 2013. We will disclose the specific FFO per share metrics at the end of each performance period because providing disclosure sooner would be competitively harmful.

COMPENSATION DISCUSSION AND ANALYSIS - Executive Summary (continued)

2015 Strategic Goals and Results

Our primary strategic goals for 2015, established in late 2014, were part of a multi-year strategy to deliver significant achievements toward growth in FFO per share and net asset value, which we believe has resulted in significant stockholder value, and were as follows:

•	Solid operating performance from our core operating asset base resulting in growth in total revenues, net operating income and cash flows;

•
Allocating capital to highly leased Class A development projects in urban innovation cluster submarkets with high barriers to entry, resulting in growth in total revenues, net operating income and cash flows; and

•
Improvement in our long-term capital structure, including extending weighted average remaining term of outstanding debt, laddering of debt maturities, maintaining moderate balance sheet leverage, and maintaining a moderate level of ground-up development projects, redevelopment projects and land parcels.

Growth in NAV Per Share (1)	Growth in FFO Per Share (2)	Disciplined Allocation of Capital (3)

Mission Bay/ SoMa
9%
2% Manhattan
23% Torrey Pines/ UTC
17%
Other Submarkets
Cambridge
49%

(1) Source: Real Estate Securities Monthly by Green Street Advisors.
(2)    Represents funds from operations per share – diluted, as adjusted. For information on the Company’s FFO, including definitions and reconciliations to the most directly comparable GAAP measures, see Item 6 and “Non-GAAP Measures” under Item 7 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015.

(3) Represents allocation of capital for the year ended December 31, 2015, primarily to highly leased Class A development projects in urban innovation cluster submarkets with high barriers to entry.

1 Year Ended		2 Years Ended		3 Years Ended		5/28/97 (IPO) through
12/31/15		12/31/15		12/31/15		12/31/15

TSR

ARE	5.3%	ARE	52.4%	S&P	52.6%	ARE	844.1%
Peers	4.3%	Peers	37.9%	ARE	45.5%	Peers	623.5%
S&P	1.4%	SNL	27.2%	Russell	39.2%	FTSE	389.6%
SNL	0.9%	FTSE	26.2%	Peers	38.0%	SNL	350.7%
FTSE	0.3%	S&P	15.3%	SNL	35.5%	Russell	284.7%
Russell	(4.4)%	Russell	0.3%	FTSE	33.3%	S&P	239.5%

High ARE Percentile Ranking (1)

FTSE	76%	FTSE	100%	FTSE	78%	FTSE	88%
SNL	75%	SNL	95%	SNL	68%	SNL	90%
Peers	63%	Peers	88%	Peers	63%	Peers	63%

(1) Represents the percentile ranking of ARE’s TSR performance among the companies included in the FTSE NAREIT Equity Office and SNL US REIT Office Indices and our peer group.
ARE: Alexandria Real Estate Equities, Inc.				Russell: Russell 2000 Index
FTSE: FTSE NAREIT Equity Office Index				SNL: SNL US REIT Office Index
Peers: Our Peer Group				S&P: S&P 500 Index
Source: SNL Financial LC, Charlottesville, VA | ©2016 | www.snl.com

COMPENSATION DISCUSSION AND ANALYSIS - Executive Summary (continued)

Significant and Proactive Stockholder Engagement

Stockholder Engagement Process

A critical component of the Compensation Committee’s process has been to maintain active ongoing engagement with our stockholders. We received significant support from our stockholders on our 2015 say-on-pay proposal with respect to 2014 NEO compensation – approximately 79% of the votes cast were in favor of the proposal, indicating strong support of our executive compensation programs. Following two years of outreach to holders of 60% or greater of our outstanding Common Stock, we continued our outreach efforts, including meeting with stockholders holding 90% of the shares that voted against our 2015 say-on-pay proposal. In addition, we held over 300 meetings with stockholders in 2015, covering a variety of topics, including business trends and strategy, key drivers of growth, corporate governance matters, and our executive compensation programs.

The Compensation Committee has also engaged in discussions with ISS and Glass Lewis, the two leading proxy advisory firms, to better understand their methodology and rationale, to ensure an understanding of all the issues previously raised by them, and to discuss potential changes to the compensation program intended to address any remaining stockholder concerns reflected in their reports. Finally, ways to enhance our disclosure to clarify several aspects of our compensation program for the benefit of all readers were discussed.

Positive Feedback from Stockholders

In addition to the feedback described below under “Changes to Compensation Programs as a Result of Stockholder Engagement,” we also received the following positive feedback from stockholders:

•	Praise for our stockholder engagement efforts and the changes to our compensation program made as a result of such engagement;

•	Appreciation for the enhanced disclosures, which we have maintained and expanded in this proxy statement;

•	Acknowledgment that the Compensation Committee uses an appropriate balance of predetermined objective metrics and discretionary decisions;

•	Support for our emphasis on long-term performance-based compensation; and

•
Strong support for our efforts to amend contractual commitments to change from single-trigger to double-trigger vesting acceleration in all future equity awards granted to our NEOs. In March 2016, our Compensation Committee amended each NEO’s employment agreement to implement this change (our CEO’s employment agreement already included a double-trigger provision).

Other Stockholder Feedback

Additionally, we learned that it is the policy of one of our largest stockholders, a foreign investor holding more than 7% of our outstanding shares of Common Stock as of the record date for our 2015 Annual Meeting of Stockholders, to evaluate our executive compensation program according to international market practices and that it voted against our say-on-pay proposals at our 2014 and 2015 Annual Meetings of Stockholders primarily as a result of our change-in-control cash severance benefits being greater than two times annual base salary plus target bonus. None of our other stockholders has expressed similar concern to management or the Compensation Committee, and the Compensation Committee has determined that our change-in-control cash severance benefits are reasonable and appropriate in light of U.S. market practices, our industry and our peer group. If this investor had voted for our 2015 say-on-pay proposal, we would have received 86% of the votes cast in favor of the proposal. This investor attended a meeting of our Board of Directors and engaged in a discussion regarding this issue with our entire Board of Directors in 2015.

COMPENSATION DISCUSSION AND ANALYSIS - Executive Summary (continued)

Changes to Compensation Programs as a Result of Stockholder Engagement

The Compensation Committee’s direct interaction with stockholders has prompted changes to our compensation program. We take seriously the views of our stockholders and took into consideration all the various inputs we received. We intend to continue to interact with our key stockholders and solicit input from them on a regular basis.

The following chart describes actions taken in 2015 and early 2016. The actions described with respect to our CEO were taken in connection with the amendment and restatement of Mr. Marcus’s employment agreement in April 2015, which also extended the term of Mr. Marcus’s employment as Chief Executive Officer from December 31, 2016 to March 31, 2018, retained his term as Executive Chairman thereafter until December 31, 2018 and made certain other non-substantive changes.

	Old Agreement	New Agreement
End of CEO term	12/31/16	3/31/18

End of Executive Chairman term	12/31/18	12/31/18

Category	Actions
Change-in-control vesting of equity awards	Changed from single-trigger vesting to double-trigger vesting in all future equity awards granted to all NEOs.
CEO annual cash incentive award	Provided disclosure showing our CEO’s target bonus was set below both the average and median target bonus of our peer group; see page 42.
Objective CEO annual incentive performance goals	Reduced number of goals and made goals more objective. For a further description, see “Mr. Marcus’s 2015 Corporate Goals and Assessment of 2015 Corporate Performance” on page 43.
Disclosure of CEO annual incentive corporate performance goals	Disclosed weighting, goals and actual performance for CEO's annual cash incentive award; see page 43.
Disclosure of NEO (non-CEO) compensation program	Disclosed key performance considerations underlying compensation awarded to NEOs (non-CEO); see page 47.
Disclosure of CEO’s LTI award FFO per share performance goals
Disclosure of specific FFO per share metrics will be made at the end of each performance period because disclosure before then would be competitively harmful. To allow stockholders to assess rigor, in 2014, when this program was initially implemented under Mr. Marcus's employment agreement, we disclosed that the target was based upon a level of FFO per share growth that would have been approximately equal to or greater than the 75th percentile of companies in the FTSE NAREIT Equity Office Index in six out of nine periods containing three consecutive calendar years from 2003 to 2013.

Performance-based LTI program for other NEOs
Adopted an outperformance program in March 2016, whereby NEOs received LTI awards that vest upon achievement of threshold TSR on an absolute basis and relative basis compared to the constituents of the FTSE NAREIT Equity Office Index over a three-year performance period. The shares subject to each award are also subject to a one-year holding period after vesting.

Executive Compensation Governance Highlights

What We Do
✓	Executive Compensation Program Designed to Align Pay with Performance	✓	Prohibit Hedging and Restrict Pledging of Company Stock
✓	Conduct an Annual Say-on-Pay Vote	✓	Mitigate Inappropriate Risk Taking
✓	Employ a Clawback Policy	✓	Utilize Stock Ownership Guidelines
✓	Grant Performance-Based Equity Awards to NEOs with Rigorous Performance Goals	✓	Include Double-Trigger Change-in-Control Provision in 1997 Incentive Plan and all Future Equity Awards Granted to all NEOs
✓	Seek Input from, Listen to and Respond to Stockholders

What We Do Not Do
✗	Provide Tax Gross-ups	✗	Provide Guaranteed Bonuses
✗	Provide Excessive Perquisites	✗	Provide Excessive Change-in-Control or Severance Payments
✗	Reprice Stock Options

COMPENSATION DISCUSSION AND ANALYSIS (continued)

Compensation Governance

Our Compensation Committee

The Compensation Committee consists of three independent directors, Messrs. Hash (Chair), Atkins, and Klein. The Compensation Committee administers our executive compensation program and is responsible for reviewing and approving our compensation policies and the compensation paid to our NEOs and other executive officers. The charter of the Compensation Committee includes these responsibilities, and the Board of Directors periodically reviews and revises the charter. In 2015, the Compensation Committee held six formal meetings and took action on ten occasions by unanimous written consent, and its members participated in numerous telephone calls related to the duties of the Compensation Committee in 2015.

Compensation Philosophy

The fundamental principle that drives pay decisions of the Compensation Committee is to reward performance. The experience, abilities, and commitment of our NEOs (whose tenure ranges from 15 to 22 years) provide the Company with unique skill sets in the business of owning and operating niche real estate for the broad and diverse science and technology industries, and therefore have been and will continue to be critical to the Company’s long-term success, including achievement of each of our key objectives: profitability, growth in FFO per share, NAV, and long-term stockholder value. The Compensation Committee believes that each NEO’s total annual compensation should vary with the performance of the Company and the performance of the individual for the year in question.

The Compensation Committee believes that our compensation program:

•	Creates incentives for management to support our key business objectives of increasing FFO per share and NAV, and creating long-term stockholder value;

•	Ensures a prudent use of equity;

•	Sets rigorous performance goals;

•	Distinguishes between short- and long-term time horizons and objectives;

•	Aligns pay and performance; and

•	Effectively rewards our NEOs for accomplishments.

Consistent with the Compensation Committee’s pay-for-performance philosophy, the Compensation Committee considers the Company’s financial and operational performance, individual achievement, and market conditions when determining executive compensation. The Compensation Committee used a disciplined approach for determining each NEO’s compensation for 2015, based on the following general principles:

•	Base salary should generally be an important but relatively small portion of total compensation;

•	Annual cash incentive awards should be performance based;

•
At least 50% of total annual compensation should be “at risk” compensation in the form of equity in order to align a significant amount of compensation with the interests of the Company’s stockholders, and should be granted based on achievement of corporate and individual objectives; and

•
Each NEO’s total compensation should include an evaluation of the officer’s individual performance, position, tenure, experience, expertise, leadership, management capability, and contribution to profitability and growth in FFO per share, NAV, and long-term stockholder value.

COMPENSATION DISCUSSION AND ANALYSIS (continued)

For NEO’s other than Mr. Marcus, the Compensation Committee considered a more formulaic approach to annual incentive compensation for 2015. The Chair of our Compensation Committee also specifically discussed the existing holistic approach with several of our largest stockholders during our extensive 2015 stockholder outreach campaign. The feedback from stockholders was support for our compensation program, a hesitation to micromanage our business by insisting upon a rigid formulaic approach and support for our Compensation Committee structuring our executive compensation program in a manner it believes to be in the best interest of the Company. For 2015, our Compensation Committee decided to continue to take the same comprehensive and holistic approach that it believes has led to retaining the team of NEOs who has been and will continue to be critical to our long-term success. The key attributes of this approach are as follows:

•	Holistic review — the Compensation Committee performs a holistic review of each individual’s performance and does not assign specific weights to any particular factor.

•
Reflects corporate and individual performance — compensation is not based on a rigid formula, but rather, reflects individual and corporate performance; each NEO’s total annual compensation varies with our performance for the year in question.

•
Effective retention result — each NEO possesses unique skills in the business of owning and operating real estate for the broad, diverse, and highly technical science and technology industries. These skills are easily transferable to a variety of direct competitors, as well as others. However, our NEOs’ tenure ranges from 15 to 22 years, which our Compensation Committee attributes, in part, to an effective executive compensation program.

In response to feedback from certain stockholders, in March 2016, our Compensation Committee adopted a long-term outperformance program, whereby each of our NEOs received an award that vests upon achievement of threshold TSR on an absolute basis and relative basis compared to the constituents of the FTSE NAREIT Equity Office Index over a three-year performance period. The shares subject to each award are also subject to a one-year holding period after vesting to further underscore the long-term retentive element.

Role of the Compensation Consultant

The Company continued in 2015 to engage FTI, an external compensation consultant that specializes in the real estate industry and has been engaged by the Company for several years, to review our executive compensation program and, if appropriate, to recommend changes to ensure a fair, reasonable, and balanced compensation program for Mr. Marcus and our other NEOs that motivates and rewards performance while closely aligning the interests of our CEO and other NEOs with those of our stockholders. FTI also reviewed the Company’s disclosure of various compensation and benefits payable to each NEO upon certain termination events, and provided compensation data and recommendations to our Board of Directors.

The Compensation Committee has considered and assessed all relevant factors, including but not limited to those set forth in Rule 10C-1(b)(4)(i) through (vi) under the Securities Exchange Act of 1934, as amended, that could give rise to a potential conflict of interest with respect to FTI’s work. The Compensation Committee determined, based on its analysis of these factors, that the work of FTI, and the individual compensation advisors employed by FTI as compensation consultants, do not create any conflict of interest.

Role of Named Executive Officers

Mr. Marcus reviews in depth the performance of the other NEOs with the Compensation Committee and makes compensation recommendations to the Compensation Committee for its review and final determination. The NEOs and the Company’s finance and human resources teams provide market and Company information to the Compensation Committee that is used in determining each NEO’s compensation in light of the Company’s absolute and relative performance and individual contributions.

COMPENSATION DISCUSSION AND ANALYSIS (continued)

Peer Group

With the assistance of the compensation consultants and senior management, the Compensation Committee gathers and reviews information about the compensation program and processes of other publicly traded REITs as an informal “market check” of compensation practices, salary levels, and target incentive levels. In reviewing this information, the Compensation Committee considers whether its compensation decisions are consistent with market practices. The Compensation Committee evaluates compensation primarily on the corporate objectives discussed above under “Our Compensation Committee’s Philosophy,” with a comparison to peers being just one of the factors considered.

In selecting a peer group, the Compensation Committee focused first on our direct competitors, which are the REITs that own office/laboratory properties. Because we only have four direct competitors in our complex real estate niche, the Compensation Committee next added REITs with which we compete for talent, acquisitions, and tenants, and whose total assets, total revenues, and equity capitalization are no less than 0.5 times and no greater than 2.5 times ours. The 2015 peer group consisted of the following companies:

Peer Companies That Own Office/Laboratory Properties (Direct Competitors)	Peer Companies with Whom We Compete for Talent, Acquisitions and/or Tenants and within Range from 0.5x to 2.5x of our Total Assets, Revenues, and Equity Capitalization (Indirect Competitors)
BioMed Realty Trust, Inc. — A REIT that owns, develops and leases office and laboratory space for lease to life science tenants, including biotechnology and pharmaceutical companies, scientific research institutions, government agencies and other life science entities. BioMed Realty Trust competes directly with the Company for talent, real estate and tenants.
Digital Realty Trust, Inc. — A REIT, located in San Francisco, that owns, acquires and develops technology related real estate in major metropolitan markets, including several of our top markets.
Boston Properties, Inc. — A REIT that owns and develops first-class office properties with significant presence in our top three core markets (Boston, New York and San Francisco) with significant life science facilities. Top 20 tenants include Biogen and Genentech (subsidiary of Roche), both which are also tenants of ARE. Boston Properties, Inc. also competes directly with the Company for talent, real estate and tenants.
Douglas Emmett, Inc. — A REIT, located in Los Angeles, that provides Class A office properties in Southern California. Douglas Emmett, Inc. also competes directly with the Company for talent.
HCP, Inc. — A REIT serving the healthcare industry and owning almost eight million rentable square feet of laboratory/life science properties similar to properties owned by ARE. HCP, Inc. also competes directly with the Company for talent, real estate and tenants.
Highwoods Properties, Inc. — A REIT based in Raleigh, North Carolina that owns office, industrial, and retail properties in the southeastern and midwestern United States.
Kilroy Realty Corporation — A REIT active in premier office sub markets with significant presence in three of our top sub markets (San Francisco, Seattle, and San Diego) with significant life science facilities. Top 15 tenants include Institute for Systems Biology and Neurocrine Biosciences Inc., two life science entities. Kilroy Corporation also competes directly with the Company for talent, real estate and tenants.
SL Green Realty Corp. — A REIT, located in Manhattan/NYC, that acquires, owns and manages premier office properties in Manhattan/NYC, one of our top submarkets.

COMPENSATION DISCUSSION AND ANALYSIS (continued)

2015 Alexandria Rankings Relative to 2015 Peer Group

Criteria	Percentile Rank
Total Assets (1)	50%
Total Revenues (2)	50%
Equity Capitalization (1)	50%
FFO Per Share Growth (3) (4)	100%

Criteria	Percentile Rank
FFO Multiple (1) (4)	63%
EBITDA Margin (2) (5)	38%
Cash Same Property NOI Growth (3) (6)	88%
Investment-Grade Tenants Among Top 10 Tenants (1)	100%
Average of all criteria: 67%

(1)	As of December 31, 2015.

(2)	For the year ended December 31, 2015.

(3)	Represents the year ended December 31, 2015, compared to the year ended December 31, 2014.

(4)
Represents funds from operations – diluted, as adjusted. For information on the Company’s FFO and FFO per share, including definitions and reconciliations to the most directly comparable GAAP measures, see Item 6 and “Non-GAAP Measures” under Item 7 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015.

(5)
Represents Adjusted EBITDA margin. For information on the Company’s EBITDA, including definitions and reconciliations to the most directly comparable GAAP measures, see “Non-GAAP Measures” under Item 7 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015.

(6)
For information on the Company’s cash same property NOI, including definitions and reconciliations to the most directly comparable GAAP measures, see “Results of Operations” under Item 7 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015.

Changes to the Peer Group for 2016

In January 2016, BioMed Realty Trust, Inc. (“BioMed”) was acquired by a private equity investor. As a result of the transaction, the common stock of BioMed ceased trading on the New York Stock Exchange. We kept BioMed in our peer group for 2015 as this company was publicly traded on the NYSE during the entire year of 2015. In light of removing BioMed from our 2016 peer group, our Compensation Committee performed a review of our peer group and identified a new indirect competitor, Hudson Pacific Properties, Inc (“HPP”). We will replace BioMed with HPP in our 2016 peer group. HPP is a REIT located in Los Angeles with properties in select west coast markets, including San Francisco and Seattle, with a portfolio consisting of office properties and media and entertainment properties. Their top 15 tenants include Alphabet, Inc., Uber Technologies, Inc., Stanford, and GSA, which are also tenants of the Company. HPP was excluded from our peer group previously as their total assets, total revenues, and equity capitalization were less than 0.5x of our respective amounts. In April 2015, HPP completed the acquisition of a large portfolio of office properties that vastly increased the size of HPP. As a result, HPP’s total assets and total revenues came into the range from 0.5x to 2.5x of each of our respective amounts.

COMPENSATION DISCUSSION AND ANALYSIS (continued)

Key Elements of the Compensation Program

Our executive compensation program consists of three principal components.

What We Pay	Why We Pay It
Base Salary	●
The Compensation Committee views base salary as the fixed compensation that is paid for ongoing performance throughout the year and that is required to attract, retain, and motivate Company executives.

●
The base salaries of our NEOs are determined in consideration of their position, responsibilities, personal expertise and experience, and prevailing base salaries at the Company and elsewhere for similar positions.

●
NEOs are eligible for periodic increases in their base salary as a result of Company performance AND the performance of the NEOs, based principally on their performance, including leadership, contribution to Company goals, and stability of operations.

Annual Cash Incentive Awards	●
Annual cash incentives for NEOs reflect the Compensation Committee’s belief that a significant portion of the annual compensation of each NEO should be “at risk,” and therefore contingent upon the performance of the Company, as well as the individual contribution of each NEO.

	●	Annual cash incentives further align our NEOs’ interests with those of our stockholders and help us attract, retain, and motivate executive talent.

Long-Term Equity Compensation	●	The Company’s equity compensation is designed to align the interests of NEOs and other employees with the interests of stockholders through growth in the value of its Common Stock.
	●	As determined by the Compensation Committee, the Company awards restricted stock as long-term incentives to motivate, reward, and retain NEOs and other employees.
●
Restricted stock awards are utilized because their ultimate value depends on the future stock price performance of the Company, providing motivation through variable “at risk” compensation and direct alignment with stockholders.

	●	For 2016, a portion of each NEO’s compensation includes long-term incentives that vest solely upon the achievement of performance conditions.

Pension Plan

The Company also maintains a Pension Plan, which is designed to provide eligible employees of the Company, including the NEOs, with benefits upon retirement. The Board of Directors believes it is important to the Company’s attraction and retention objectives to provide a reasonable income replacement for the eligible employees, including NEOs, during retirement.

Under the Pension Plan, a hypothetical account is established for each participant for record-keeping purposes. Each year, a participant’s cash balance account is credited with a hypothetical employer contribution and with hypothetical earnings. These amounts are hypothetical because the hypothetical account balance must be converted into an annuity payable at normal retirement age (“NRA”), as defined in the Pension Plan. This future benefit at NRA can then be converted into a lump-sum benefit. The lump-sum distribution at NRA may be higher or lower, depending on interest rates in effect at that time. Hypothetical earnings are credited at a rate, compounded annually, equal to the rate for 30-year United States Treasury securities for the December preceding the applicable calendar year. The rate was 2.83% for 2015. Benefits under the Pension Plan are vested at all times, are obligations of the Company, and are payable in the form of a lump sum or a single or joint and survivor annuity upon death, disability, other termination of employment, or retirement at or after the age of 62. See the “Pension Benefits Table” for more information.

Deferred Compensation Plan

The Company also has a 2000 Deferred Compensation Plan (the “DC Plan”), which is an unfunded plan designed to permit compensation deferrals for a select group of the Company’s management or highly compensated employees.

Eligibility to participate in the DC Plan is limited to employees of the Company who (i) qualify as accredited investors under the Securities Act of 1933, (ii) fall within a select group of management or highly compensated employees for purposes of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and (iii) meet certain other eligibility requirements. Participants’ deferral amounts under the DC Plan are credited or charged, as the case may be, with the investment performance of mutual funds and other publicly traded securities designated by the participants and certain other investments designated by the Company. During 2015, the Company did not contribute any amount to participants’ accounts under the DC Plan in addition to the compensation deferred by the participants. See “2015 Nonqualified Deferred Compensation Table” on page 60 for more information.

COMPENSATION DISCUSSION AND ANALYSIS (continued)

2015 Compensation Decisions

Base Salaries

The Compensation Committee approved the following base salaries:

Name	2015 Base Salary	2014 Base Salary	% Increase
Joel S. Marcus	$895,000	$895,000	—
Dean A. Shigenaga (1)	450,000	425,000	5.9%
Thomas J. Andrews (1)	475,000	450,000	5.6%
Peter M. Moglia (1)	450,000	425,000	5.9%
Stephen A. Richardson (1)	450,000	425,000	5.9%

(1)	Base salary increases were the result of performance in 2014 and also reflected cost-of-living adjustments pursuant to their employment agreement.

Cash Incentive Bonuses

Structure of Cash Incentive Bonuses

Joel Marcus – CEO. Mr. Marcus has no guaranteed cash incentive bonus and 100% of his annual incentive award opportunity is tied to achievement of predetermined corporate and individual goals. 60% of Mr. Marcus’s annual cash incentive bonus is based upon the achievement of predetermined corporate performance measures and 40% is based upon the achievement of predetermined individual performance measures. The Committee believes this mix is appropriate because it balances the teamwork and common purpose mentality necessary to maximize corporate success, while at the same time motivating Mr. Marcus to achieve individual objectives appropriate for his position, as described in more detail below. For 2015, Mr. Marcus was eligible for the following threshold, target, and maximum amounts as a percentage of his base salary:

Level	Percentage of Base Salary	Amount of Cash Incentive Bonus
Threshold	75%	$671,250
Target	150%	$1,342,500
Maximum	225%	$2,013,750

In comparison to the target annual incentive bonus (as a percentage of base salary) for each CEO of our peer group, the target bonus percentage for our CEO is below the average and median of our peer group:

Company	Target as a Percentage of Base Salary	Target Bonus Amount	Company	Target as a Percentage of Base Salary	Target Bonus Amount
HCP, Inc.	300%	$2,400,000	BioMed Realty Trust, Inc.	135%	$1,026,000
Boston Properties, Inc.	230%	1,725,000	Highwoods Properties, Inc.	130%	817,950
Kilroy Realty Corporation	200%	2,450,000	Digital Realty Trust, Inc.	100%	816,000
SL Green Realty Corp.	200%	2,100,000	Douglas Emmett, Inc.	N/A (1)	N/A (1)

Average (excluding Alexandria)				185%	$1,619,279
50th Percentile (excluding Alexandria)				200%	$1,725,000
Alexandria				150%	$1,342,500

(1)	Not disclosed by company and excluded from average and median.

Other NEOs. The employment agreements for Messrs. Shigenaga, Andrews, Moglia, and Richardson provide for cash incentive bonuses that are awarded at the discretion of the Compensation Committee, none of which are guaranteed. As described above, the Compensation Committee considered a formulaic approach for these NEOs, but decided the existing method permits the Compensation Committee to adjust compensation based on a wide range of factors relating to both Company and individual performance. In exercising its discretion, the Compensation Committee performs a holistic review, taking into account competitive market dynamics as well as the macro-economic environment, and does not assign specific weights to any particular factor. See page 47 for assessment of individual performance. Our NEOs’ average total compensation for 2015 was reasonable compared to the average total compensation of our peer group’s NEOs as follows:

Average 2015 NEO Compensation percentile ranking within ARE Peer Group (1)	63%
(1) Excludes CEO compensation

COMPENSATION DISCUSSION AND ANALYSIS (continued)

Mr. Marcus’s 2015 Corporate Goals and Assessment of 2015 Corporate Performance

Mr. Marcus’s employment agreement provides that with respect to the 60% of his annual cash bonus that is based upon achievement of pre-determined corporate performance measures, the annual performance measures are to be established each year by the Compensation Committee, weighted 50% toward balance sheet management goals and 50% toward profitability and NAV-related goals.

The corporate performance measures for each category were established based upon a comprehensive review of the Company’s 2014 financial and operating performance and 2015 budgets. The 2015 corporate performance goals set by the Compensation Committee included balance sheet, profitability, and NAV goals that were shorter-term in focus than the long-term incentive award performance goals. Importantly, the 2015 corporate performance goals were aligned with key drivers that the Compensation Committee believed would result in solid TSR performance. This, in fact, proved to be true.

With respect to balance sheet management, the 2015 goals established by the Compensation Committee, and the actual achievement of those goals, were as follows:

Balance Sheet Goals	Weighting	Threshold 75% of Base Salary	Target 150% of Base Salary	Maximum 225% of Base Salary	Actual
Liquidity (1)	25%	> $500 million	> $1 billion	> $1.2 billion	$2.0 billion	Maximum
Net debt to Adjusted EBITDA(2)	25%	< 8.0x	< 7.5x	< 7.0x	6.6x	Maximum
Fixed charge coverage ratio(3)	25%	> 2.7x	> 2.85x	> 3.0x	3.6x	Maximum
Appropriate balance of capital options(4)	25%	Low	Medium	High	High	Maximum
Performance bonus result		$201,375	$402,750	$604,125	$604,125

(1)
This goal was based upon the strategy to maintain a range of liquidity from approximately one to two years primarily to fund construction and normal debt maturities. The significant liquidity of $2.0 billion as of December 31, 2015, compared to the pre-established goals, was driven by the timing of certain important transactions that resulted in a significant reduction in outstanding borrowings under our senior unsecured line of credit in the fourth quarter of 2015, including the sales of partial interests in three Class A assets at an aggregate sales price of $453.1 million and the issuance of $300 million of 4.3% senior unsecured notes. In addition, in the fourth quarter of 2015 the Company completed a secured construction loan with aggregate commitments available for borrowing of $350 million.

(2)
This goal was based upon our overall strategy to maintain leverage in 2015 in the range from 6.5x to 7.5x, and is measured using the lower of the 3 months ended December 31, 2015, annualized, or trailing 12 months. See footnote 1 above for additional information about transactions that resulted in additional liquidity, a reduction in outstanding debt and lower net debt to adjusted EBITDA as of December 31, 2015.

(3)
This goal was based upon maintaining a solid fixed charge coverage ratio taking into consideration the complexity of forecasting EBITDA contribution from ground-up development projects, and is measured using the greater of the 3 months ended December 31, 2015, annualized, or trailing 12 months.

(4)
This goal provided the Compensation Committee discretion to evaluate how well Mr. Marcus executed strategic capital decisions through December 31, 2015, taking into consideration appropriate adjustment in strategy to address changes in the financial and debt and equity capital markets, including the balance of pricing, tenure, capital structure, long-term capital alternatives, and maturity profile.

COMPENSATION DISCUSSION AND ANALYSIS (continued)

With respect to Profitability and NAV, the 2015 goals established by the Compensation Committee, and their actual achievement, were as follows:

Profitability and NAV-Related Goals	Weighting	Threshold 75% of Base Salary	Target 150% of Base Salary	Maximum 225% of Base Salary	Actual
Percentage of total ABR from investment grade tenants (1)	20%	> 43.0%	> 47.0%	> 51.0%	54.0%	Maximum
NOI growth - 4Q14 annualized vs 4Q15 annualized (2)	20%	6.0%	8.0%	10.0%	16.9%	Maximum
Same property NOI growth - cash basis (2)	10%	1.0%	3.0%	5.0%	4.7%	Target
Same property NOI growth (2)(3)	10%	—%	0.75%	1.5%	1.3%	Target
Amount of RSF leased (4)	20%	> 2.2 million	> 2.45 million	> 2.7 million	5.0 million	Maximum
Adjusted EBITDA margin (5)	20%	> 57.0%	> 61.0%	> 65.0%	65.3%	Maximum
Performance bonus result		$201,375	$402,750	$604,125	$595,734

(1)
These goals were established based upon maintaining a REIT industry-leading percentage, combined with management of the risk of decreases in this ratio from annual contractual or early lease expirations. “ABR” is annualized base rent.

(2)
Growth in net operating income is dependent on a number of key factors and growth for each year is generally driven by different components of the business. For the year ended December 31, 2014, our same-property performance represented approximately 79% of our total net operating income. The net operating income growth beyond growth from our same properties is driven by completion of value-creation ground-up development projects and redevelopment projects. Net operating income from value-creation projects is dependent on leasing of available space and estimates of timing of completion of construction.

(3)
The goal for same property net operating income growth for the year ended December 31, 2015, of a maximum of 1.5%, compared to the maximum goal for the year ended December 31, 2014, of 3.0% reflected the anticipated temporary vacancy at the following properties: (i) 9625 Towne Centre Drive, a 133,731 RSF recently acquired property targeted for redevelopment in 3Q15, (ii) 10121/10151 Barnes Canyon Road, remaining 48,880 RSF of a recently acquired property targeted for redevelopment in 4Q15, (iii) 19 Presidential Way, a 128,325 RSF single-tenancy property that became available for multi-tenancy in 3Q14, and (iv) 2525 East NC Highway 54, a 81,580 RSF single-tenancy property that also became available for single or multi-tenancy in 3Q14. The same property net operating income growth target for the year ended December 31, 2015, was rigorous given certain anticipated vacancies. Additionally, this goal contributed to our overall outlook at the beginning of 2015 for strong growth in 2015 FFO per share of 8.3%.

(4)
As of December 31, 2014, we had contractual lease expirations aggregating 1,202,148 RSF, or 7.5% of our total RSF. The maximum leasing activity of 2.7 million RSF represented 2.2x the contractual lease expirations of 1,202,148 RSF at the beginning of 2015. Our actual leasing activity in 2015 of 5.0 million RSF included 2.2 million RSF of leasing activity related to leasing of new ground-up development and redevelopment projects, with each project start dependent on significant pre-leasing. The level of leasing activity in 2015 is particularly noteworthy and represents the highest level of leasing activity in the Company’s history.

(5)
The Company’s favorable lease structure with 95% of leases containing annual rent escalations and 96% triple net leases, as well as successful efforts to mitigate downtime between tenancies and maintain high occupancy resulted in a high Adjusted EBITDA margin in 2015. The maximum goal was set equal to the level generally required by Moody’s to achieve an A range level as compared to a Baa range level for this one category of our overall credit rating.

COMPENSATION DISCUSSION AND ANALYSIS (continued)

The 2015 individual goals established for Mr. Marcus by the Compensation Committee focused on key leadership in the continued pursuit of maximizing long-term stockholder value. The goals established for Mr. Marcus in early 2015 and the achievement of each goal, determined in early 2016, were as follows:

Performance Goal	Achievement
Raising capital and further strengthening our long-term capital structure.	Mr. Marcus led the execution of the following initiatives to further strengthen the Company's capital structure:
•
Disposition of real estate for an aggregate sale price of $585.5 million, including the sales of partial interests in three core Class A assets for $453.1 million at an average cash cap rate of 4.6% to a high-quality institutional investor. These sales represented attractive low cost capital for investment into the Company's highly leased development and redevelopment projects at solid yields on investment.

•
Issuance of long-term unsecured senior notes payable aggregating $300 million at a stated interest rate of 4.30% and a maturity date of January 15, 2026. This transaction resulted in a weighted average maturity for outstanding debt of 5.6 years as of December 31, 2015.

•
Completion of a secured construction loan with commitments available for borrowing aggregating $350 million for our 98% leased Class A development project at 50/60 Binney Street in our Cambridge submarket.

	•	Sales of common stock under our at-the-market common stock program that generated gross proceeds of $80.3 million.
	•	The items above combined with solid operating and financial results in 2015 resulted in the following key attributes of our capital structure.
		•	Increase in total balance sheet liquidity to approximately $2.0 billion*
		•	6.6x net debt to Adjusted EBITDA (4Q15 annualized)
		•	3.6x fixed charge coverage ratio (4Q15 annualized)
		•	$10.9 billion total market capitalization*
		•	Modest gross investment in real estate in value-creation pipeline of 15%*
		•	Limited debt maturities through 2018 and well-laddered maturity profile*
* As of December 31, 2015

Rental rates upon renewal or re-leasing of space being consistent with prevailing market rates.	•
Mr. Marcus led the execution of the highest leasing volume in the Company's history, aggregating approximately 5.0 million RSF. Additionally, Mr. Marcus led the execution of leasing with growth in rental rates of 19.6% on lease renewals and re-leasing of space aggregating 2.2 million RSF, as well as an additional 2.8 million RSF leased primarily for development and redevelopment projects to be placed into service in 2016, 2017, and 2018. The leasing volume of 5.0 million RSF is an outstanding achievement considering the very limited contractual leases expirations in 2015 of 1.2 million RSF as of December 31, 2014.

Driving the cost effective completion of our development and redevelopment properties.	•
Mr. Marcus led the cost effective completion of the Company’s development and redevelopment projects. During 2015, the Company completed and placed into service development and redevelopment spaces aggregating 871,664 RSF with solid cash yields ranging from 7.2% to 8.4%, plus one project located in Manhattan, NYC with a solid cash yield of 6.6%. Also, as noted above, the value-creation development and redevelopment projects aggregating 3.3 million RSF are projected to be completed and placed into service in 2016, 2017, and 2018.

COMPENSATION DISCUSSION AND ANALYSIS (continued)

Supporting our selective development strategy focused on high quality properties that are well-positioned within our identified core markets, have high quality tenants in place, and offer attractive yields.
•
Mr. Marcus led the strategic execution of the Company's selective development and redevelopment programs focused on Class A assets in unique collaborative science and technology campuses in urban innovation clusters. Additionally, Mr. Marcus led the leasing strategy for these properties focused on high-quality tenants in order to drive attractive yields on the Company’s investment. During 2015, the Company executed long-term leases aggregating 2.8 million RSF, primarily for its development and redevelopment projects. As of December 31, 2015, the Company had the following value-creation projects undergoing construction:

	•	Projects projected to be completed and placed into service by 4Q16:
		•	1.5 million RSF
		•	Highly leased at 89%
		•	Solid cash yields of 7.1%
		•	Incremental annual net operating income at stabilization in a range from $75 million to $80 million*
* Excludes spaces currently operating/in-service

	•	Projects projected to be completed and placed into service in 2017 and 2018:
		•	1.9 million RSF
		•	Highly leased at 67%
		•	Incremental annual net operating income at stabilization in a range from $105 million to $100 million*
* Excludes spaces currently operating/in-service

•
During 2015, Mr. Marcus led the strategic allocation of capital to long-term high value markets. During 2015, 49% of the Company's capital was allocated to Cambridge, 9% to Mission Bay/SoMa, 2% to Manhattan, 23% to Torrey Pines/University Town Center, and 17% to other submarkets.

	•	Key tenants subject to long-term leases for the development and redevelopment projects above included the following:
		•	Bristol-Myers Squibb Company
		•	Celgene Corporation
		•	Eli Lilly and Company
		•	Illumina, Inc.
		•	Juno Therapeutics, Inc.
		•	Sanofi Genzyme
		•	The Children's Hospital
		•	Uber Technologies, Inc.

Fostering effective communication with the Board of Directors on matters of tactical and strategic importance, including risk management matters.	•
Mr. Marcus met in person four times and held five telephonic meetings during 2015 with the full Board of Directors. These meetings covered many key topics, including matters of tactical and strategic importance (including risk management).

Actively communicating on a regular basis with investors and analysts.	•
Mr. Marcus led effective and regular communication with investors and analysts during 2015. Under the direction of Mr. Marcus, during 2015, the Company held over 300 meetings with investors and analysts. In addition, the Company hosted its annual Investor Day, as well as thought leadership series events such as Alexandria Summit® - Neuroscience 2015, Alexandria Summit® - Oncology 2015, Converge at Alexandria™- 2Q 2015 Exploring Autism, Converge at Alexandria™ - 3Q 2015 The New Face of Cancer, and others.

Effectively managing the career development of high potential executives and addressing executive officer succession planning.	•
Mr. Marcus managed the career development of the Company’s NEOs and senior officers. Leadership, mentoring and development of careers of the NEOs and senior officers is of strategic importance to Mr. Marcus and the Board, and to the long-term success of the Company. Mr. Marcus has consistently been effective in this important area, as evidenced by our low attrition rate and history of finding highly qualified candidates for promotion from within our strong bench. The non-CEO NEOs have an average tenure with the Company of approximately 17 years. Executive management and senior management have an average tenure with the Company of approximately 13 years.

COMPENSATION DISCUSSION AND ANALYSIS (continued)

2015 Annual Cash Incentive Award Decision for Mr. Marcus

As discussed above, in 2015, the Company delivered a very strong year of operating and financial performance resulting in TSR performance of 5.3%. Our 2015 TSR outperformed the TSR of our peer group, the S&P 500 Index, the SNL US REIT Office Index, the FTSE NAREIT Equity Office Index, and the Russell 2000 Index. Due to the strong operating and financial performance in 2015 with achievement of the corporate performance goals above the maximum for eight of the 10 goals (with only two of 10 goals slightly below the maximum but considerably above target), as shown on page 43, combined with the strong individual performance of Mr. Marcus in 2015 discussed above, the Compensation Committee awarded Mr. Marcus an annual cash bonus of $2,005,359.

Other NEOs’ 2015 Goals and Assessment of 2015 Performance

The performance goals described below were established for each of the NEOs in early 2015. As described above, the Compensation Committee does not apply specific weighting to such goals, and final cash incentive bonus amounts are determined based on a holistic assessment of results achieved. The Compensation Committee believes this approach reflects an appropriate balance between applying objective criteria to determine NEO bonuses and a desire to keep management focused on strategic decisions that are in the long-term best interests of our stockholders.

In early 2016, the Compensation Committee evaluated each NEO’s performance in the context of achievement of the accomplishments related to the goals established in early 2015, as further described below; achievement of the corporate performance accomplishments described above; and each NEO’s performance, position, tenure, experience, expertise, leadership, and management capability. As a result, the Compensation Committee awarded the other NEOs cash incentive bonuses for 2015 as follows: Dean Shigenaga, $1,015,000; Thomas J. Andrews, $750,000; Peter M. Moglia, $600,000; and Stephen A. Richardson, $710,000.

The cash incentive bonus for 2015 for Mr. Shigenaga included $250,000 awarded in recognition of achievement of the Gold NAREIT Investor CARE Award (Large Cap Equity REIT). This award recognized the Company's best-in-class transparency, quality, and efficiency of communications and reporting to stockholders. This award was decided by a panel of REIT securities analysts and portfolio managers with a wide variety of experience and expertise and recognizes exceptional organizations that interact most effectively and articulately with investors.

COMPENSATION DISCUSSION AND ANALYSIS (continued)

Mr. Shigenaga’s 2015 Goals and Assessment of 2015 Performance

Overview. As Chief Financial Officer, Mr. Shigenaga directed the organization to ensure the attainment of revenue and profitability goals, and participated with the Chief Executive Officer and other NEOs in formulating and executing current and long-term plans, objectives, and policies. Mr. Shigenaga effectively oversaw the Company’s financial functions, including financial plans and policies, accounting practices and procedures, and the Company’s relationship with the financial community. Mr. Shigenaga regularly participated with the Chief Executive Officer and other NEOs in representing the Company in relations with analysts and stockholders. Mr. Shigenaga also directed the controller, treasury, and tax functions. Under Mr. Shigenaga’s leadership, the Company further strengthened its credit profile, which resulted in an increase in Standard & Poor’s Rating Services outlook for the Company to Positive from Stable. In 2015, the Company executed its strategy and accessed diverse sources of capital strategically important to its long-term capital structure. Specifically, the Company completed $585.5 million of asset sales in 2015 and in November 2015, completed an offering of $300 million of the Company’s 4.30% unsecured senior notes due in 2026, reduced balance sheet leverage to 6.6x (4Q15 annualized net debt to adjusted EBITDA), and maintained significant liquidity throughout the year. In 2015, Mr. Shigenaga acted as an effective and responsive organizational leader in all of the Company’s financial matters, risk management, and internal controls.

Specific Individual Goals. The 2015 individual goals established for Mr. Shigenaga in early 2015 and the achievement of each goal, determined in early 2016, were as follows:

Performance Goal	Achievement

Oversight of financial strategy and planning	•
Oversight of financial and operating strategy and planning led by the corporate finance team. Disciplined management of key underlying assumptions for our financial and operating strategy, including leasing, same property net operating income performance, energy optimization and sustainability projects, construction (development and redevelopment), acquisitions, dispositions, and debt and equity capital. This oversight combined with the execution of our strategy by our entire team led to our solid earnings, NAV and TSR performance.

Management of the Company’s capital structure; maintain a strong and flexible balance sheet	•
Disposition of real estate for an aggregate sale price of $585.5 million, including the sales of partial interests in three core Class A assets for $453.1 million at an average cash cap rate of 4.6% to a high-quality institutional investor. These sales represented attractive low cost capital for investment into the Company's highly leased development and redevelopment projects at solid yields on investment.

•
Issuance of long-term unsecured senior notes payable aggregating $300 million at a stated interest rate of 4.30% and a maturity date of January 15, 2026. This transaction resulted in a weighted average maturity for outstanding debt of 5.6 years as of December 31, 2015.

•
Completion of secured construction loan with commitments available for borrowing aggregating $350 million for our 98% leased Class A development project at 50/60 Binney Street in our Cambridge submarket.

	•	Sales of common stock under our at-the-market common stock program that generated gross proceeds of $80.3 million.
	•	The items above combined with solid operating and financial results in 2015 resulted in the following key attributes of our capital structure.
		•	Increase in balance sheet liquidity to approximately $2.0 billion*
		•	6.6x net debt to adjusted EBITDA (4Q15 annualized)
		•	3.6x fixed charge coverage ratio (4Q15 annualized)
		•	$10.9 billion total market capitalization*
		•	Modest gross investment in real estate in value-creation pipeline of 15%*
		•	Limited debt maturities through 2018 and well-laddered maturity profile*
* As of December 31, 2015

Active engagement with investment community	•
Led efforts that resulted in the 2015 Investor CARE Gold Award and recognition by NAREIT as a first-in-class REIT that delivers quality, transparency, and efficiency in communications and reporting to the investment community. This award was judged by an independent panel of REIT securities analysts and portfolio managers. Additionally, engaged with investors and analysts frequently throughout the year and during various real estate investor conferences. Active participant in significant portion of over 300 investor and analyst meetings held by the Company during 2015.

Effective communication with executive management on matters of tactical and strategic importance, including risk management matters	•
Engaged frequently, quarterly, and throughout the year with executive management in strategy meetings focused on strategic growth opportunities, franchise development, development and construction risk management, proactive management of contractual lease expirations, review of company-wide operational strategy and efficiency, and review of energy efficiency, and sustainability initiatives.

COMPENSATION DISCUSSION AND ANALYSIS (continued)

Mr. Andrews’ 2015 Goals and Assessment of 2015 Performance

Overview. As Executive Vice President–Regional Market Director–Greater Boston, Mr. Andrews oversaw the management of the Company’s largest regional franchise, representing 29% of the Company’s rentable square footage and 35% of its annualized base rent as of December 31, 2015. In close coordination with the Company’s other senior executives, Mr. Andrews led a team of real estate professionals in implementing the Company’s strategic directives within the Greater Boston region, including: the marketing and leasing of existing and newly developed or redeveloped space; the permitting, design, and construction of new development and redevelopment projects; the ongoing management of operating properties in the regional asset base; and the selective acquisition and disposition of properties in the Greater Boston region. Also, Mr. Andrews and the regional team were presented with the 2015 Distinguished Real Estate Award from NAIOP Massachusetts for achievements in real estate, charitable activities and community betterment. In addition to his management activities in the Greater Boston region, Mr. Andrews also represented the Company to tenants, key members of the life science community, brokers, partners, analysts, and investors.

Specific Individual Goals. The 2015 individual goals established for Mr. Andrews in early 2015 and the achievement of each goal, determined in early 2016, were as follows:

Performance Goal	Achievement

Solid growth in same property net operating income	•
Achieved solid growth in cash same property net operating income of 3% for the year ended December 31, 2015 for the Greater Boston region despite a decline of 2% in same property occupancy driven by an anticipated short period of re-tenancy of a 128,325 RSF single tenancy property into a multi-tenancy property.

Solid growth in rental rates on lease renewals and re-leasing of space	•
Executed leases aggregating 1.7 million rentable square feet for the year ended December 31, 2015 for the Greater Boston region. This also included 716,000 RSF related to lease renewals and re-leasing of space with growth in cash rental rates of 18.2%.

Maintain solid occupancy	•	Achieved occupancy of 96.5% in the operating asset base for Greater Boston as of December 31, 2015.

Achieve high pre-leasing and/or high leased percentage of value creation projects (ground-up development and/or redevelopment)	•
2015 leasing included 835,000 RSF related to value creation projects. During 2015, completed construction and delivery of development projects aggregating 605,000 RSF and 100% leased. Also, as of December 31, 2015, 1.4 million RSF of development and redevelopment projects were under construction (including one project partially completed and in-service) with 69% leased.

Oversight and execution of value creation projects on-time, on-budget and at solid yields	•	Diligent management and oversight of construction for each of the projects noted above. Each project is on schedule, on budget and on track for delivery of solid yield on our investment.

Execute selective real estate dispositions to enable capital allocation into high value Class A properties in unique collaborative science and technology campuses	•
Completed the sale of one residential development project and the sale of a partial interest in one operating property at an aggregate sales price of $215.6 million. The cash cap rate on the operating property was approximately 4.5%. These sales generated attractive low cost capital for investment into our highly leased Class A development projects at solid yields on investment.

Maintain high operating margins	•	Maintained very solid operating margins of 72% for the Greater Boston region.

Active engagement with investment community	•
Engaged with investors and analysts frequently throughout the year related to interest in the Greater Boston market and during various real estate investor conferences. Active participant in significant portion of over 300 investor and analyst meetings held by the Company during 2015.

Effective communication with executive management on matters of tactical and strategic importance, including risk management matters	•
Engaged frequently, quarterly, and throughout the year with executive management in strategy meetings focused on franchise development, C-suite relationship targets for ongoing development of future tenant base, development and construction risk management, proactive management of contractual lease expirations, review of operational efficiency, energy efficiency, and sustainability initiatives.

COMPENSATION DISCUSSION AND ANALYSIS (continued)

Mr. Moglia’s 2015 Goals and Assessment of 2015 Performance

Overview. As Chief Investment Officer, Mr. Moglia, in tandem with Mr. Marcus and other NEOs, was responsible for working with the Company’s regional leaders to maximize the value of the Company’s individual franchises through the execution of leases for existing space and build-to-suit opportunities, the acquisition of new properties, executing joint venture equity recapitalizations, obtaining a secured construction loan, and the sale of real estate. Mr. Moglia also oversaw the Company’s real estate underwriting group, which provided financial modeling and market research to support the Company’s acquisition, leasing, joint venture equity recapitalizations, and development and redevelopment activities. In addition, Mr. Moglia represented the Company at selected investor meetings, providing insight into the Company’s strategy for mission-critical activities. During 2015, Mr. Moglia’s efforts contributed to the Company’s record volume of 5.0 million square feet of leasing and important capital raising activities. As well, in 2015, Mr. Moglia oversaw the strategically important recapitalization of three core assets with joint-venture equity raising over $585.5 million in capital for the Company and obtained a $350 million construction loan for one of the Company’s Binney Street projects. Mr. Moglia was responsible for the underwriting and due diligence of six real estate acquisitions with cumulative investment of approximately $438.1 million. Mr. Moglia added value to the Company with effective leadership, a broad knowledge of real estate underwriting project level finance, joint venture recapitalization, and day-to-day management of our revenue-related activities.

Specific Individual Goals. The 2015 individual goals established for Mr. Moglia in early 2015 and the achievement of each goal, determined in early 2016, were as follows:

Performance Goal	Achievement

Raising capital and further strengthening our long-term capital structure	•
Assisted in and provided key oversight of dispositions of real estate for an aggregate sales price of $585.5 million, including the sales of partial interests in three core Class A assets for $453.1 million at an average cash cap rate of 4.6% to a high-quality institutional investor. These sales represented attractive low cost capital for investment into the Company’s highly leased Class A development and redevelopment projects at solid yields on investment.

	•	Closed a secured construction loan with commitment available for borrowing aggregating $350 million for our 98% leased Class A development project at 50/60 Binney Street in our Cambridge submarket.

Management of real estate underwriting group for key leasing activity	•
Oversight of real estate team that provided our regional leadership with key input on important leasing transactions. Efforts contributed to the highest volume of leasing activity in the history of the Company at 5.0 million RSF. Additionally, Mr. Moglia and his real estate finance team contributed to increases in rental rates of 19.6% related to 2.2 million RSF of lease renewals and re-leasing of space (included in the 5.0 million RSF).

Management of underwriting group for development and redevelopment of Class A properties	•
Mr. Moglia, along with his real estate finance team, provided key modeling of returns on our development and redevelopment projects of Class A properties currently under construction aggregating 3.3 million RSF.

Oversight of underwriting and due diligence of acquisition opportunities	•
Oversight of six real estate acquisitions aggregating a total purchase price of $438.1 million, including among others, the purchase of a land development site in SoMa (subsequently 100% pre-leased for single tenancy), a redevelopment project in University Town Center (concurrently 100% leased for single tenancy), and the purchase of the 10% non-controlling interest in a 1.2 million RSF multi-tenancy campus at Alexandria Technology Square in Cambridge.

Effective communication with executive management on matters of tactical and strategic importance, including risk management matters	•
Engaged frequently, quarterly, and throughout the year with executive management in strategy meetings focused on franchise development, development and construction risk management, proactive management of contractual lease expirations, and review of operational efficiency, energy efficiency, and sustainability initiatives.

COMPENSATION DISCUSSION AND ANALYSIS (continued)

Mr. Richardson’s 2015 Goals and Assessment of 2015 Performance

Overview. Mr. Richardson’s broad responsibilities as Chief Operating Officer and Regional Market Director – San Francisco include leadership activities, in conjunction with the Chief Executive Officer, Chief Financial Officer, and other NEOs representing the Company during meetings with investors and analysts at NAREIT and various conferences, numerous one-on-one meetings, the Company’s quarterly earnings calls and its annual investor day, as well as regional strategic planning meetings, financial analysis, and national accounts sessions. Mr. Richardson’s responsibilities as the Regional Market Director for the San Francisco region include overall franchise development and enhancement via a broad and deep network with C-suite life science and technology company executives, investment and leasing brokers, key city officials and consultants, as well as detailed strategic planning, revenue growth, and leadership for the regional team. Amongst the significant accomplishments last year in the San Francisco were the entitlement, full building lease and ground-breaking of a new ground-up Class A 300,000 square foot facility at 510 Townsend, the acquisition of a two-phase 315,000 square Class A facility and lease of the 150,000 square foot phase 1 component, and the joint venture interest sales. Mr. Richardson led the overall regional operations, highlighted by the leasing of 790,000 square feet, featuring significant positive cash and GAAP rental rate growth contributing to strong core growth during the year, and a 100% leased status for the region’s 3.7 million square feet of operating properties and value-creation projects currently under construction as of December 31, 2015.

Specific Individual Goals. The 2015 individual goals established for Mr. Richardson in early 2015 and the achievement of each goal, determined in early 2016, were as follows:

Performance Goal	Achievement

Solid growth in same property net operating income	•	Achieved growth in cash same property net operating income of 12.9% for the year ended December 31, 2015 for the San Francisco region.

Solid growth in rental rates on lease renewals and re-leasing of space	•
Executed leases aggregating 790,000 rentable square feet for the year ended December 31, 2015 for the San Francisco region. This included 450,000 rentable square feet related to value creation construction projects (see next goal). This also included 313,000 rentable square feet related to lease renewals and re-leasing of space with growth in cash rental rates of 12.4%.

Maintain exceptional occupancy levels	•	Achieved occupancy of 100% in the operating asset base for the San Francisco region as of December 31, 2015.

Achieve high pre-leasing and/or high leased percentage of value creation projects (ground-up development and/or redevelopment)	•
Three separate single tenant built to suit ground-up development projects totaling 870,000 square feet are under construction in Mission Bay/SoMa in San Francisco. Each project was 100% pre-leased prior to commencement of ground-up development.

Oversight and execution of value creation project on-time, on-budget and at highly profitable yields	•
Diligent management and oversight of construction for each of the projects noted above. Each project was on schedule (subject to tenant delays), on budget, and on track for delivery of solid yield on our investment.

Execute selective real estate dispositions for capital allocation into high value Class A properties in unique collaborative science and technology campuses	•
Completed the sales of three properties at an aggregate sales price of $301.5 million, including the sales of partial interests in two properties, at an aggregate sales price of $263.0 million and an average cash cap rate of 4.6%. These sales generated attractive low cost capital for investment into our highly leased Class A development projects.

Maintain high operating margins	•	Maintained solid operating margins of 69% for the San Francisco region.

Active engagement with investment community	•
Engaged with investors and analysts frequently, quarterly, and throughout the year related to interest in the San Francisco market, other markets and during various real estate investor conferences. Active participant in significant portion of over 300 investor and analyst meetings held by the Company during 2015.

Effective communication with executive management on matters of tactical and strategic importance, including risk management matters	•
Engaged frequently, quarterly, and throughout the year with executive management in strategy meetings focused on strategic growth opportunities, franchise development, C-suite relationship targets for development of future tenant base, development and construction risk management, proactive management of contractual lease expirations, and review of company-wide operational strategy and efficiency, energy efficiency, and sustainability initiatives.

COMPENSATION DISCUSSION AND ANALYSIS (continued)

Long-Term Incentive Awards Granted in 2015 to Mr. Marcus

Background and Reduction in Mr. Marcus’s Long-Term Incentive Award Target Value
The predecessor agreement to Mr. Marcus’s 2015 Employment Agreement (the “2014 Employment Agreement”) called for the grant of a long-term incentive award to have been made no later than January 10, 2015. Mr. Marcus and the Company mutually agreed to defer the grant of that award pending the completion of the Compensation Committee’s investor outreach efforts in early 2015 and the negotiations between them that resulted in the 2015 Employment Agreement. As a result of those negotiations, Mr. Marcus’s 2015 Employment Agreement provided for an annual long-term incentive award in the form of restricted stock to be granted in 2015 with an aggregate target of $5,500,000 (the “2015 Marcus Grant”). The 2015 Marcus Grant has the terms and conditions described below. The 2015 Marcus Grant was granted on June 30, 2015, in the form of a restricted stock award for 75,525 shares, as described below.

How the Target Size of the 2015 Marcus Grant Was Determined
Because Mr. Marcus’s 2015 long-term incentive award contractually was to have been granted no later than January 10, 2015, the number of shares of stock subject to the 2015 Marcus Grant was based on the closing price of the Common Stock on the trading date prior to that day, January 9, 2015. Based on the January 9, 2015, closing price of the Common Stock in the New York Stock Exchange of $93.36, the target award of $5,500,000 was the equivalent of 58,912 target shares.

Structure of the 2015 Marcus Grant–Target 50% Performance-Based Vesting and Target 50% Service-Based Vesting
The target 2015 Marcus Grant was divided equally into 29,456 target shares of service-vesting restricted stock and 29,456 target shares of performance-vesting restricted stock. However, the 2015 Marcus Grant was in the form of a restricted stock award and therefore, with respect to the performance-vesting portion, the maximum number of shares that could vest in the event of outperformance, aggregating 46,069 shares, was granted and subject to forfeiture, as described below. With respect to the service-vesting portion, no more than the target number of shares may ever vest. With respect to the performance-vesting portion, pursuant to Mr. Marcus’s 2015 Employment Agreement, the maximum amount that may vest for outperformance is 156.4% of the 29,456 target shares, or 46,069 shares, and no shares will vest if the minimum level of performance is not achieved. An aggregate of 75,525 shares were subject to the 2015 Marcus Grant, as shown in the “Overview of 2015 Marcus Grant” table below. The performance-vesting requirements are described below and summarized in the “Performance-Based Portion of 2015 Marcus Grant” table below.

Reported Value of the 2015 Marcus Grant
The 2015 Marcus Grant is reported for purposes of the tables in this Proxy Statement at its accounting grant date fair value at the grant date of June 30, 2015. For accounting purposes, the grant date fair value of the 2015 Marcus Grant is based on the June 30, 2015, grant date stock price of $87.46, rather than the January 9, 2015, stock price of $93.36 used to determine the number of shares subject to the 2015 Marcus Grant, as described above. As a result, the grant date fair value of the 2015 Marcus Grant is $5,746,222, which is the amount used for disclosure in the 2015 Summary Compensation Table on page 57 and the 2015 Grants of Plan-Based Awards Table on page 58. Please also refer to footnote 16 of our Form 10-K for the year ended December 31, 2015, for additional information on fair value accounting for stock awards subject to performance and market condition vesting.

Rigorous FFO Per Share Performance Goal, Relative TSR Performance Goal and Three-Year Performance Period
As shown in the “Overview of 2015 Marcus Grant” table below, the Compensation Committee designed the performance-based portion of the 2015 Marcus Grant to vest based upon growth over the three-year period 2015-2017 in FFO per share, subject to adjustment based on TSR relative to the TSR of companies in the FTSE NAREIT Equity Office Index over that same three year period. FFO is a measure of performance for REITs that was established by the Board of Governors of NAREIT and is widely used both internally by REITs and externally by REIT investors and analysts to measure performance. TSR is also widely regarded as an important measure of company performance.

Overview of 2015 Marcus Grant

Target Equity Award (1)		June 30, 2015 Grant
	Maximum LTI Award (1)	Accounting Fair Value	Shares (Maximum)		Vesting Description
$2,750,000	$4,301,000	$3,170,000	46,069	(1)	3 Yr Growth in FFO per share and 3 Yr TSR Relative to FTSE NAREIT Equity Office Index
2,750,000	2,750,000	2,576,222	29,456		Time-based vesting over 3 years
$5,500,000	$7,051,000	$5,746,222	75,525

(1)
The maximum shares was determined by dividing the $2,750,000 target by the closing stock price on January 9, 2015, of $93.36 and then multiplying by 156.4%, as described above under “Structure of the 2015 Marcus Grant-Target 50% Performance-Based Vesting and Target 50% Service-Based Vesting.”

COMPENSATION DISCUSSION AND ANALYSIS (continued)

Disclosure and rigor of FFO Per Share Performance Goals

The specific FFO per share threshold, target and maximum are not disclosed now because it would be competitively harmful to do so during the three-year performance period, which is common practice with multi-year performance awards. We will disclose the specific FFO per share metrics at the end of the three-year performance period.

In the meantime, to help stockholders evaluate the rigor of the FFO per share goal, in 2014, when this program was initially implemented under Mr. Marcus's employment agreement, we disclosed that the target was based upon a level of FFO per share growth that would have been approximately equal to or greater than the 75th percentile of companies in the FTSE NAREIT Equity Office Index in six out of nine periods containing three consecutive calendar years from 2003 to 2013.

Subject to Forfeiture if Minimum Level of Performance Not Achieved and Maximum Size of 2015 Marcus Grant Capped

As shown in the “Performance-Based Portion of 2015 Marcus Grant” table below, if FFO per share growth over the applicable three-year period is less than the minimum amount, then the performance-based portion of the 2015 Marcus Grant will be forfeited in its entirety.

If FFO per share growth over the applicable three-year period is equal to or greater than the minimum amount, then the amount of the award eligible for vesting by application of the FFO per share growth criteria will be subject to adjustment by application of an additional TSR criteria, which also have threshold, target, and maximum goals. The TSR criteria measures the Company’s TSR over the three-year period 2015-2017 relative to the TSR of companies included in the FTSE NAREIT Equity Office Index over the same period. Vesting is interpolated for performance between the minimum and maximum goals.

The cap on the amount of the performance-based portion of the 2015 Marcus Grant eligible for vesting in the event of outperformance is 156.4% of the target number of performance-based shares, or 46,069 maximum shares instead of 29,456 target shares. The maximum aggregate number of shares that may vest under the 2015 Marcus Grant is 75,526 shares, or 128.2% of the 58,912 target shares.

This Portion of the 2015 Marcus Grant is Subject to Forfeiture and a Cap

FFO/Share		TSR Modifier		Cap
Goal	Vesting	Goal (1)	Vesting

Below minimum	Forfeiture			46,069 Shares

Threshold	Target Less 50%	<25th Percentile	Decrease 50%

Target	29,456 shares	Median	No change

Maximum	Target Plus 50%	≥75th Percentile	Increase 50%

(1)	Based upon Company TSR relative to the TSR of companies in the FTSE NAREIT Equity Office Index.

2015 Performance-Based Grant Related to Alexandria Ventures Investments

Alexandria Ventures Investments, founded by Mr. Marcus, focuses on investing growth capital into innovative entities developing breakthrough technologies to improve human health and the way we live. The primary purpose of Alexandria Venture Investments is to increase the Company’s knowledge and expertise in important areas of innovation for the life science industry and to build relationships with top scientists and business management teams. As of December 31, 2015, the Company’s investments aggregated approximately $353.5 million, representing equity investments in certain privately held entities and publicly traded companies primarily involved in the life science industry. This balance included investments in publicly traded companies at fair value as of December 31, 2015, of $137.6 million, consisting of unrealized gains of $117.6 million and cost basis of $20.0 million. The unrealized gains were $117.6 million as of December 31, 2015, compared to $1.6 million as of December 31, 2013. During this two year period, unrealized gains increased $128.5 million.

As a result of the significant value created through these investments based upon Mr. Marcus’s experience, expertise and leadership, on December 31, 2015, Mr. Marcus was granted a performance-based restricted stock award of 25,454 shares. Vesting of this award is subject to recognition of realized gains from these investments in an amount greater than $50 million during the period from January 1, 2015 to December 31, 2016, and continued service through such date. The Compensation Committee granted this additional performance award because the significant cash expected to be generated from these investments into the Company’s value-creation development and redevelopment projects was not contemplated at the time Mr. Marcus’s 2015 Employment Agreement was negotiated and is well in excess of what is expected of Mr. Marcus.

COMPENSATION DISCUSSION AND ANALYSIS (continued)

Long-Term Incentive Awards Granted in 2015 to Other NEOs

Each of the employment agreements for Messrs. Shigenaga, Andrews, Moglia, and Richardson provides for long-term incentive awards at the discretion of the Compensation Committee. Based on the achievement of 2014 corporate performance accomplishments; an evaluation of each NEO’s performance, position, tenure, experience, expertise, leadership, management capability, and contribution to profitability, growth in FFO per share and NAV, and long-term stockholder value; and 2014 individual performance accomplishments, each NEO was granted a restricted stock award for the number of shares set forth below in the 2015 Grants of Plan-Based Awards Table on page 58. These restricted stock awards vest based on each NEO’s continued service over a four-year period. The value of each restricted stock award increases or decreases with our stock price. Our Compensation Committee believes that granting restricted stock awards is appropriate for several reasons, including that it is consistent with the practices at our peer companies, that it provides a useful retention tool and that it helps us manage dilution because fewer shares are granted subject to restricted stock awards than would be granted subject to stock options.

In response to feedback from certain stockholders, in March 2016, our Compensation Committee adopted a long-term outperformance program, whereby each of our NEOs received an award that vests upon our TSR on an absolute basis and relative basis compared to the constituents of the FTSE NAREIT Equity Office Index over a three-year performance period. The shares subject to each award are also subject to a one-year holding period after vesting to further underscore the long-term retentive element.

Forfeiture of Portion of 2013 Marcus Grant

The table below provides a summary of one-half of the award granted to Mr. Marcus in 2013 that was subject to absolute and relative TSR performance in each of the three years in the period ended December 31, 2015, our performance relative to the goals, and the percentage of the award that was forfeited due to TSR performance below the minimum level of performance necessary to vest. The portion of the award that was dependent on our absolute TSR in 2015 was forfeited even though our TSR in 2015 of 5.3% was higher than the TSR of our peer group and various indices including the FTSE NAREIT Equity Office Index, the Russell 2000 Index, the SNL US REIT Office Index, and the S&P 500 Equity Index.

2015 Absolute Component (50% of the Performance Award)		2015 Relative Component (1) (50% of the Performance Award)		Performance Period	Vested	Forfeited

Goal	Vesting	Goal	Vesting
6%	33.3%	Index	50%	2013	$—	$1,145,833
10%	100%	Index + 3%	100%	2014	1,145,833	—
				2015	572,917	572,917
					$1,718,750	$1,718,750	50%

(1)	Relative component based upon Company TSR relative to the TSR of companies in the FTSE NAREIT Equity Office Index.

COMPENSATION DISCUSSION AND ANALYSIS (continued)

Other Compensation Policies

Stock Ownership Guidelines

We believe that share ownership by our directors and senior officers can help align their interests with our stockholders’ interests. To that end, in March 2016, the Board amended the Corporate Governance Guidelines to increase the stock ownership requirements applicable to all of Alexandria’s non-employee directors and executive officers.

Within five years of becoming subject to these revised guidelines, our senior officers and non-employee directors are required to own shares of Common Stock with a value equal to the following multiple of his or her base salary or, in the case of our non-employee directors, the cash portion of his or her annual director’s retainer:

Senior Officers and Non-Employee Directors	Multiple of Base Salary or Annual Director’s Retainer	In Compliance?
Chief Executive Officer	6x	Yes
Chief Financial Officer, Chief Operating Officer, Chief Investment Officer, and Other Executive Officers	3x	Yes
Senior Vice Presidents	1x	Yes
Non-Employee Directors	3x	Yes

NEOs must hold 50% of net after-tax shares received from stock option exercises or vesting of restricted stock until the above listed ownership requirements are met. Under the guidelines, the Chief Financial Officer will review each director’s and senior officer’s stock ownership levels in January of each year.

All senior officers and directors are required to report their ownership status to the Chief Financial Officer on an annual basis. All senior officers are currently in compliance with their applicable requirements. All directors are also in compliance with these requirements, other than Ambassador Cain, who became a director in 2015, and therefore is still in the five-year phase-in period.

Once an individual satisfies the policy, he or she is deemed to continue to satisfy the policy without regard to fluctuation in value of equity interests owned, provided that the individual’s holdings do not decline below the number of shares beneficially owned at the time the stock ownership requirements were met.

Clawback Policy

The Company has a clawback policy applicable to NEOs. The policy allows for the recoupment of cash and long-term incentive awards paid to an NEO on the basis of the Company’s performance in the event of a material restatement of the Company’s financial results (other than a restatement caused by a change in applicable accounting rules or interpretations) as a result of actual fraud or willful unlawful misconduct by the NEO that materially contributed to the need for the restatement. The policy is administered by the Compensation Committee.

Anti-Hedging and Anti-Pledging Policies

In April 2013, the Company enacted an anti-hedging policy applicable to directors, officers, and employees. The policy prohibits directors, officers, and employees from engaging in, among other things, short sales, hedging transaction, or trading in put and call options with respect to the Company’s securities. The Company believes that prohibiting these types of transactions will help ensure that the economic interests of all directors, officers, and employees will not differ from the economic interests of the Company’s stockholders. In addition, the Company has previously adopted anti-pledging policies that prohibit any director, officer, or employee from pledging the Company’s shares as collateral for a loan or holding Company shares in a margin account unless the individual has and maintains a sufficient amount of immediately available cash or securities at all times to prevent a sale of the Company’s shares during a time when such a sale would be prohibited by the Company’s insider trading policy.

Section 162(m) Policy

Section 162(m) of the Code generally provides that publicly held companies may not deduct compensation paid to certain of their top executive officers to the extent such compensation exceeds $1 million per officer in any year. However, pursuant to regulations issued by the Treasury Department, limited exceptions to Section 162(m) apply with respect to performance-based compensation. The Compensation Committee will continue to monitor the applicability of Section 162(m) to its ongoing compensation arrangements, and may grant compensation which is non-deductible in circumstances it deems appropriate.

COMPENSATION DISCUSSION AND ANALYSIS (continued)

Sustainability and Corporate Giving

The Company strives to improve the workplace environment and reduce its environmental footprint through sustainable, efficient building design and operations. Specifically, the Company has earned LEED certification on several new development projects and incorporated sustainable enhancements into existing operating facilities. As of December 31, 2015, the Company had 32 LEED certifications aggregating 5.0 million RSF, with an additional 19 LEED certifications in process aggregating 3.8 million RSF. Upon completion of in-process certifications, we expect LEED-certified projects will generate 57% of our total annualized base rent. Beyond LEED certifications, the Company seeks to advance the resource efficiency and environmental ecosystem of its facilities to produce the most collaborative, innovative, productive, and sustainable work environments for its tenants. In 2015, the Company engaged third-party consultants to conduct facility energy benchmarking and audits of its sustainability operations to help enhance its facilities and best practices for laboratory space management. Other initiatives have included the implementation of energy optimization projects, eco-friendly transportation, on-site healthy meal choices, fitness centers, and sustainable gardens. The Company’s employees donate their time to many charitable organizations, and the Company contributes annually to other worthwhile charitable organizations. Specifically, the Company strives to support leading non-profit organizations in areas that include scientific research and development, local community support, military service support, and science education.

Compensation Risk Assessment

The Compensation Committee considers potential risks when reviewing and approving the compensation program and has designed the Company’s compensation program with specific features to address potential risks while rewarding employees for achieving long-term financial and strategic objectives through balancing appropriate entrepreneurship and risk taking with the exercise of prudent business judgment. The Compensation Committee believes that the following risk oversight and compensation design features assist in guarding against excessive risk taking and has concluded that our compensation program does not create risks that are reasonably likely to have a material adverse effect on the Company’s business or financial condition:

•
The Company’s processes for developing strategic and annual operating plans, approval of capital investments, internal control over financial reporting, and other financial, operational, and compliance policies and practices (See “Board of Directors and Executive Officers–Information on Board of Directors and its Committees–The Board’s Role in Risk Oversight” for a discussion of the role of the Board of Directors in the risk oversight process);

•	The diversified nature of the Company’s overall real estate asset base and tenant mix with respect to industries and markets served and geographic footprints;

•
Review and approval of corporate objectives by the Compensation Committee to ensure that these goals are aligned with the Company’s annual operating and strategic plans, achieve the proper risk/reward balance, and do not encourage unnecessary or excessive risk taking;

•	Competitive base salaries consistent with executives’ responsibilities so that they are not motivated to take excessive risks to achieve a reasonable level of financial security;

•	Determination of stock awards based on a review of a variety of qualitative factors;

•	Stock compensation and vesting periods for stock awards that encourage executives to focus on sustained stock price appreciation;

•	A mix between cash and equity compensation that is designed to encourage strategies and actions that are in the long-term best interests of the Company;

•	Meaningful stock ownership guidelines for executive officers and directors;

•	Anti-hedging policy described above; and

•	The Company’s clawback policy, which is described above.

Compensation Tables and Related Narrative

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($) (1)		Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (2)	All Other Compensation ($) (3)	Total ($)
Joel S. Marcus,	2015	895,000	—		8,046,245	(4)	2,005,359	118,180	159,306	11,224,090
Chief Executive Officer and Founder	2014	895,000	—		7,931,829		1,993,625	—	184,921	11,005,375
	2013	895,000	—		7,480,440		1,342,500	38,147	206,817	9,962,904

Dean A. Shigenaga,	2015	450,000	1,015,000	(5)	3,094,080		—	9,142	118,260	4,686,482
Chief Financial Officer	2014	425,000	650,000		2,212,500		—	10,223	117,083	3,414,806
	2013	337,000	550,000		1,596,250		—	5,957	115,221	2,604,428

Thomas J. Andrews,	2015	475,000	750,000		3,094,080		—	163,395	122,945	4,605,420
EVP - Regional Market Director – Greater Boston	2014	450,000	650,000		1,991,250		—	10,401	121,693	3,223,344
	2013	425,000	600,000		1,532,400		—	6,085	119,912	2,683,397

Peter M. Moglia,	2015	450,000	600,000		2,531,520		—	7,968	115,058	3,704,546
Chief Investment Officer	2014	425,000	525,000		1,770,000		—	8,671	113,883	2,842,554
	2013	375,000	450,000		957,750		—	4,840	112,175	1,899,765

Stephen A. Richardson,	2015	450,000	710,000	(6)	2,812,800		—	11,572	115,200	4,099,572
Chief Operating Officer and Regional Market Director – San Francisco	2014	425,000	650,000		1,770,000		—	13,430	114,022	2,972,452
	2013	408,000	425,000		1,117,375		—	6,129	112,316	2,068,820

(1)
The dollar values of restricted stock awards set forth in this column are equal to the aggregate grant date fair value computed in accordance with FASB ASC Topic 718, disregarding for this purpose the estimate of forfeitures. A discussion of the assumptions used in calculating the grant date fair value is set forth in Notes 2 and 16 of the Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015. For Mr. Marcus, certain amounts shown in this column relate to restricted stock awards that were tied to achievement of predetermined corporate and individual goals. Assuming achievement of the highest level of performance, the accounting fair values of the restricted stock awards to Mr. Marcus that will ultimately be recognized as compensation expense are as follows: 2013: $7,480,440; 2014: $8,561,829; and 2015: $8,566,245.

(2)	Amounts consist of the following:

Change in Pension Value and Non-qualified Deferred Compensation Earnings ($)	Joel S. Marcus	Dean A. Shigenaga	Thomas J. Andrews	Peter M. Moglia	Stephen A. Richardson
Aggregate change in the actuarial present value of accumulated benefits under the Company’s Pension Plan	$—	$9,142	$9,276	$7,968	$9,323
Above-market or preferential earnings under the DC Plan	118,180	—	154,119	—	2,249
Earnings reflected in the table above	$118,180	$9,142	$163,395	$7,968	$11,572
Below-market losses under the DC Plan not shown above	$—	$—	$—	$—	$—

(3)
The amounts set forth in this column include the Company’s contribution to: (a) NEOs’ employee accounts under the Company’s 401(k) plan and Pension Plan; (b) the Company’s profit sharing plan and executive profit sharing plan; (c) life insurance premiums; (d) medical premiums; and (e) disability premiums, as follows:

All Other Compensation ($)	Joel S. Marcus	Dean A. Shigenaga	Thomas J. Andrews	Peter M. Moglia	Stephen A. Richardson
Pension plan	$—	$50,000	$50,000	$50,000	$50,000
Profit sharing plan	35,000	35,000	35,000	35,000	35,000
Insurance premiums	124,306	33,260	37,945	30,058	30,200
All Other Compensation	$159,306	$118,260	$122,945	$115,058	$115,200

(4)	See “Long-Term Incentive Awards Granted in 2015 to Mr. Marcus” on page 52 for additional information.

(5)
The cash incentive bonus for 2015 for Mr. Shigenaga included $15,000 awarded to mark the fifteen-year anniversary of his service to the Company and$250,000 awarded in recognition of achievement of the Investor CARE (Communication and Reporting Excellence) Gold Award by NAREIT awarded to the Company as a best-in-class REIT that delivers transparency, quality, and efficient communications and reporting to the investment community.

(6)	The cash incentive bonus for 2015 for Mr. Richardson included $15,000 awarded to mark the fifteen-year anniversary of his service to the Company.

COMPENSATION TABLES AND RELATED NARRATIVE (continued)

2015 Grants of Plan-Based Awards Table

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock Awards ($)
Name	Grant Date		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Joel S. Marcus	6/30/2015	(1)	N/A	N/A	N/A	N/A	N/A	N/A	29,456	2,576,222
Joel S. Marcus	6/30/2015	(2)	N/A	N/A	N/A	7,364	29,456	46,069	N/A	3,170,000
Joel S. Marcus	6/30/2015	(3)	671,250	1,342,500	2,013,750	N/A	N/A	N/A	N/A	N/A
Joel S. Marcus	12/31/2015	(4)	N/A	N/A	N/A	25,454	25,454	25,454	N/A	2,300,023
Dean A. Shigenaga	8/15/2015	(5)	N/A	N/A	N/A	N/A	N/A	N/A	33,000	3,094,080
Thomas J. Andrews	8/15/2015	(5)	N/A	N/A	N/A	N/A	N/A	N/A	33,000	3,094,080
Peter M. Moglia	8/15/2015	(5)	N/A	N/A	N/A	N/A	N/A	N/A	27,000	2,531,520
Stephen A. Richardson	8/15/2015	(5)	N/A	N/A	N/A	N/A	N/A	N/A	30,000	2,812,800

(1)	Represents restricted stock grant related to performance in 2014 subject to time-based vesting over a three-year period.

(2)	Represents restricted stock grant related to performance in 2014 with vesting subject to performance over the three-year period ending December 31, 2017.

(3)	Represents an annual cash incentive bonus tied to achievement of predetermined corporate and individual goals. See “Structure of Cash Incentive Bonuses” on page 42 for additional information.

(4)
Represents restricted stock grant of 25,454 shares related to performance in 2015 with vesting subject to performance through December 31, 2016. See “2015 Performance-Based Grant Related to Alexandria Ventures Investments” on page 53 for additional information.

(5)	Represents restricted stock grant related to performance in 2014 subject to time-based vesting over a four-year period.

The stock awards indicated in the table above were granted under the 1997 Incentive Plan. Common stockholders of the Company, including recipients of the restricted stock awards shown above, are eligible to receive distributions as determined by our Board of Directors. See Item 5 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 for information on dividends declared on common stock.

Employment Agreements

The Company has individual employment agreements with Messrs. Marcus, Shigenaga, Andrews, Moglia, and Richardson.

In early April 2015, after arm’s length negotiations, Mr. Marcus’s 2014 Employment Agreement was amended and restated in the form of the 2015 Employment Agreement, effective as of January 1, 2015, to provide that Mr. Marcus will continue to serve as CEO until March 31, 2018, and thereafter as full-time Executive Chairman from April 1, 2018 until December 31, 2018. The 2015 Employment Agreement also provides for the double-trigger vesting of equity awards granted on or after January 1, 2015, as described below under “Potential Payments Upon Termination or Change in Control–Mr. Marcus,” incorporates the objective annual incentive award individual criteria described under “Mr. Marcus’s 2015 Corporate Goals and Assessment of 2015 Corporate Performance” on page 43, and makes certain other non-substantive changes. The 2015 Employment Agreement provides for a cash incentive bonus for Mr. Marcus as described above under “2015 Cash Incentive Bonuses–Structure of Cash Incentive Bonuses” on page 42. The 2015 Employment Agreement also provides for an annual long-term incentive award in the form of restricted stock as described above under “Long-Term Incentive Awards Granted in 2015 to Mr. Marcus” on page 52. The 2015 Employment Agreement is further described below under “Potential Payments Upon Termination or Change in Control–Mr. Marcus.”

In March 2016, the Company entered into amended and restated executive employment agreements (the “2016 Executive Employment Agreements”) with Messrs. Shigenaga, Andrews, Moglia and Richardson. The 2016 Executive Employment Agreements amend and restate in their entirety the prior employment agreements between the Company and each of Messrs. Shigenaga, Andrews, Moglia and Richardson which were effective as of January 1, 2011, January 1, 2011, January 1, 2011, and October 25, 2011, respectively (the “Prior Executive Employment Agreements”). As a result of the 2016 Executive Employment Agreements, under the 2016 Executive Employment Agreements equity awards granted to Messrs. Shigenaga, Andrews, Moglia and Richardson on or after January 1, 2016 do not automatically become fully vested (and exercisable, if applicable) upon a change of control of the Company, but rather only if upon or within two years of such change of control, the Company terminates the individual’s employment without cause or the individual terminates his employment for good reason. The prior Executive Employment Agreements and the 2016 Executive Employment Agreement for Messrs. Shigenaga, Andrews, Moglia, and Richardson provide for at-will employment, a base salary to be increased annually by no less than a cost-of-living adjustment based on the consumer price index for each officer’s residence location, and eligibility to receive discretionary cash incentive bonuses and periodic equity awards. For details of the 2015 base salaries of Messrs. Shigenaga, Andrews, Moglia, and Richardson see “Summary Compensation Table” on page 57.

COMPENSATION TABLES AND RELATED NARRATIVE (continued)

Outstanding Equity Awards at Fiscal Year-End Table

The following table shows unvested stock awards assuming a market value of $90.36 per share (the closing market price of the Common Stock on December 31, 2015).

	Stock Awards

Name	Number of Shares or Units of Stock That Have Not Vested (#) (1)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Joel S. Marcus	203,407	18,379,857
Dean A. Shigenaga	61,333	5,542,050
Thomas J. Andrews	59,000	5,331,240
Peter M. Moglia	48,000	4,337,280
Stephen A. Richardson	51,833	4,683,630

(1)	Represents restricted stock awards granted pursuant to the 1997 Incentive Plan, which are scheduled to vest in the years shown below:

Shares scheduled to vest during the year ended December 31,	Joel S. Marcus	Dean A. Shigenaga	Thomas J. Andrews	Peter M. Moglia	Stephen A. Richardson
2016	108,823	26,583	25,250	19,750	21,333
2017	89,676	18,250	17,250	14,750	15,500
2018	4,908	8,250	8,250	6,750	7,500
2019	—	8,250	8,250	6,750	7,500
Total shares that have not vested	203,407	61,333	59,000	48,000	51,833

2015 Option Exercises(1) and Stock Vested Table

The following table sets forth certain information regarding vesting of restricted stock awards during 2015 for the NEOs.

	Stock Awards (2)

Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (3)
Joel S. Marcus	69,896	6,520,239
Dean A. Shigenaga	23,331	2,010,246
Thomas J. Andrews	24,000	2,032,080
Peter M. Moglia	17,000	1,439,390
Stephen A. Richardson	19,833	1,679,260

(1)	We have not issued any options since 2002, no options were exercised since 2012, and no options were outstanding as of December 31, 2015.

(2)	Represents restricted stock awards granted pursuant to the 1997 Incentive Plan.

(3)	The “value realized on vesting” represents the number of shares of stock that vested multiplied by the market price of the Common Stock on the vesting date.

COMPENSATION TABLES AND RELATED NARRATIVE (continued)

Pension Benefits Table

The following table discloses the years of credited service of, the actuarial present value of the accumulated benefits for, and payments during the last fiscal year to each NEO under the Pension Plan. For a more detailed description of the Pension Plan, see “Compensation Discussion and Analysis—Key Elements of the Compensation Program for NEOs–Pension Plan.”

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($) (1)	Payments During Last Fiscal Year ($)
Joel S. Marcus	Alexandria Real Estate Equities, Inc. Cash Balance Pension Plan	22	—	101,955
Dean A. Shigenaga	Alexandria Real Estate Equities, Inc. Cash Balance Pension Plan	15	382,178	—
Thomas J. Andrews	Alexandria Real Estate Equities, Inc. Cash Balance Pension Plan	16	387,062	—
Peter M. Moglia	Alexandria Real Estate Equities, Inc. Cash Balance Pension Plan	18	339,539	—
Stephen A. Richardson	Alexandria Real Estate Equities, Inc. Cash Balance Pension Plan	16	388,747	—

(1)
The present value of the accumulated benefit was calculated by adding (i) the beginning of year value of the hypothetical account balance of each NEO’s account under the Pension Plan, plus (ii) the hypothetical employer contributions accrued to such accounts for the year, plus (iii) interest earned on (i) above, which is equal to the rate for 30-year U.S. Treasury securities for the first month preceding the applicable plan year (December).

2015 Nonqualified Deferred Compensation Table

The following table discloses contributions, earnings, and balances under the non-qualified deferred compensation plan for each of the NEOs.

Name	Executive Contributions in Last Fiscal Year ($) (1)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($) (2)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($) (4)
Joel S. Marcus	750,408	—	387,511	—	5,809,195
Dean A. Shigenaga	—	—	3	—	21,825
Thomas J. Andrews	227,500	—	122,885	(209,190)	2,067,306
Peter M. Moglia	—	—	—	—	—
Stephen A. Richardson	—	—	(3,372)	(1,947)	109,293

(1)	All contributions in this column are also included as compensation to the NEOs in the “Salary” and “Bonus” columns of the Summary Compensation Table for 2015.

(2)
Aggregate Earnings includes above-market gains/preferential earnings and below-market losses as shown for each NEO in table under footnote 2 to the Summary Compensation Table above. Below-market losses are excluded from the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the Summary Compensation Table.

(3)	Advisory fees paid to the plan administrator have been deducted from aggregate earnings reported in this column.

(4)	The following amounts included in this column have been reported as compensation to the NEOs in the “Salary” and “Bonus” columns of the Summary Compensation Table for 2014 and 2013 as follows:

	Executive Contributions by Year ($)
Name	2014	2013
Joel S. Marcus	606,894	298,036
Dean A. Shigenaga	—	—
Thomas J. Andrews	237,462	192,669
Peter M. Moglia	—	—
Stephen A. Richardson	—	—

COMPENSATION TABLES AND RELATED NARRATIVE (continued)

The Company has in place the DC Plan, which is an unfunded plan designed to permit compensation deferrals for a select group of the Company’s management or highly compensated employees. Eligibility to participate in the DC Plan is limited to employees of the Company who (i) qualify as accredited investors under the Securities Act of 1933, (ii) fall within a select group of management or highly compensated employees for purposes of ERISA, and (iii) meet certain other eligibility requirements.

Under the DC Plan, a participant may elect annually to defer up to 70% of the participant’s salary and up to 100% of the participant’s cash incentive bonus, provided that the minimum deferral amount of any cash incentive bonus be $10,000 and the aggregate minimum deferral amount of any salary and cash incentive bonus be $10,000. A participant must make deferral elections during an election period that is prior to the beginning of the plan year in which the related compensation is earned.

Participants’ deferral amounts under the DC Plan are credited or charged, as the case may be, with the investment performance of mutual funds and other publicly traded securities designated by the participants and certain other investments designated by the Company. The mutual funds, other publicly traded securities, and certain investments designated by the Company for the deemed investment of participants’ accounts under the DC Plan may change from time to time. Participants may change their investment selections prospectively on a daily basis by contacting the advisor associated with the DC Plan.

Except with respect to certain VIP Grandfathered Amounts (defined below), a participant may elect to receive amounts deferred under the DC Plan on a date specified by the participant or upon the termination of such participant’s service with the Company. In the event of a participant’ s termination of service, all vested amounts in the participant’s account under the DC Plan will be distributed in a lump sum upon such termination (or as soon as administratively feasible thereafter), except that the payment of any such amounts that are attributable to deferrals made on or after January 1, 2005, as adjusted for any gains and losses credited to such amounts (“409A Non-Grandfathered Amounts”), will be subject to a six-month delay following such termination (other than any termination due to death or disability). In addition, if a change of control (as defined under the DC Plan) occurs prior to any such date specified by the participant for distribution or the participant’s termination of service, payment of any vested 409A Non-Grandfathered Amounts will be made in a lump sum as soon as administratively feasible following the change of control.

A participant’s account under the DC Plan may include amounts that were initially deferred under the Company’s 2000 Venture Investment Deferred Compensation Plan (“VIP”) prior to January 1, 2005, as adjusted for any gains and losses credited to such amounts (“VIP Grandfathered Amounts”). Any such vested amounts will be distributed to participants upon the occurrence of certain distribution events related to the investments designated by the Company for the deemed investment of such amounts, except that such amounts will continue to be deferred under the DC Plan if the participant made an election at the time of initial deferral of such amounts under the VIP to further defer such amounts under the DC Plan following a distribution event and the participant has not terminated employment prior to the distribution event.

With respect to amounts that are attributable to deferrals made under the DC Plan prior to January 1, 2005, as adjusted for any gains and losses credited to such amounts (“409A Grandfathered Amounts”), other than any VIP Grandfathered Amounts, a participant may elect to receive an early distribution of any such vested amounts if he or she experiences an unforeseeable emergency (as defined in the DC Plan). In addition, a participant may elect to receive an early distribution of any vested 409A Grandfathered Amounts, other than any VIP Grandfathered Amounts, credited to the participant’s account for any reason, provided that the amount distributed will be equal to 90% of the amount elected by the participant and the remaining 10% of the amount elected by the participant will be forfeited by the participant. During 2015, the Company did not contribute any amount to participants’ accounts under the DC Plan in addition to the compensation deferred by the participants.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL (continued)

Potential Payments upon Termination or Change in Control

The discussion and tables below provide information regarding the incremental amount of compensation, if any, that would be paid to each of the NEOs of the Company under various termination scenarios or a change in control.

Mr. Marcus

Mr. Marcus’s 2015 Employment Agreement provides that, in the event of a termination by the Company without Cause, by Mr. Marcus for Good Reason, or on account of Mr. Marcus’s death or Permanent Disability (as such terms are defined in the 2015 Employment Agreement), Mr. Marcus will be entitled to receive the following: (i) any earned and unpaid base salary; (ii) any earned and unpaid cash incentive bonus; (iii) vested benefits under the Company’s employee benefit plans and reimbursable expenses; (iv) any deferred compensation; (v) a pro rata cash incentive bonus for the portion of the year in which the termination occurs; (vi) a severance payment equal to three times the sum of (1) Mr. Marcus’s base salary plus (2) an amount equal to the average cash incentive bonus paid to Mr. Marcus over the Company’s last three fiscal years preceding the year in which the termination of the employment agreement occurs; (vii) continued participation in the Company’s medical and dental benefit plans for the three-year period following the date of termination, or, if earlier, until Mr. Marcus enrolls in a plan of another employer under which he is entitled to receive such benefits, and continued life insurance and long-term care coverage for the three-year period following the date of termination; (viii) continuation of the term life insurance, long-term and short-term disability coverage, and executive/premium long-term care policy the Company provides to Mr. Marcus for the three-year period following the date of termination; (ix) payment of full salary in lieu of all accrued but unused vacation; (x) outplacement services for 180 days following the date of termination; (xi) full and immediate vesting of all outstanding and unvested equity or equity-based compensation awards, the vesting of which otherwise depends only upon the passage of time; (xii) to the extent that the applicable personal, corporate, or other performance goals are ultimately satisfied, the vesting of all awards of equity or equity-based compensation, the vesting of which otherwise depends upon the satisfaction of personal, corporate or other performance criteria; (xiii) exercisability of all outstanding stock options for their full terms; (xiv) to the extent an annual restricted stock award has not been made with respect to the fiscal year prior to the fiscal year in which the termination occurs, a fully vested grant in an amount of shares equal to the sum of the time-based stock and the maximum performance-based stock (or, if applicable, other equity or equity-based awards) awarded in the year prior to the year in which the termination occurs, or, if higher, the average of the sum of the time-based stock and the maximum performance-based stock (or, if applicable, other equity or equity-based awards) awarded in the second, third, and fourth fiscal years prior to the fiscal year in which the termination occurs; and (xv) a fully vested grant in an amount of shares equal to the sum of the time-based stock and the maximum performance-based stock (or, if applicable, other equity or equity-based awards) awarded in the year prior to the year in which the termination occurs, or, if higher, the average of the sum of the time-based stock and the maximum performance-based stock (or, if applicable, other equity or equity-based awards) awarded in the second, third, and fourth fiscal years prior to the fiscal year in which the termination occurs.

If Mr. Marcus is terminated by the Company for Cause, he will be entitled to receive the following: (i) any earned and unpaid base salary; (ii) any earned and unpaid cash incentive bonus; (iii) vested benefits under the Company’s employee benefit plans and reimbursable expenses; and (iv) any deferred compensation.

If Mr. Marcus terminates his employment other than for Good Reason, he will be entitled to receive the following: (i) any earned and unpaid base salary; (ii) any earned and unpaid cash incentive bonus; (iii) vested benefits under the Company’s employee benefit plans and reimbursable expenses; and (iv) any deferred compensation. In addition, if the termination by Mr. Marcus other than for Good Reason is on or after attainment of age 72, he will be entitled to receive the following: (i) continued participation in the Company’s medical and dental benefit plans for the three-year period following the date of termination, or, if earlier, until Mr. Marcus becomes entitled to such benefits through another employer; (ii) payment of full salary in lieu of all accrued but unused vacation; (iii) to the extent an annual restricted stock award has not been made with respect to the fiscal year prior to the fiscal year in which the termination occurs, a fully vested grant in an amount of shares equal to the sum of the time-based stock and the maximum performance-based stock (or, if applicable, other equity or equity-based awards) awarded in the year prior to the year in which the termination occurs, or, if higher, the average of the sum of the time-based stock and the maximum performance-based stock (or, if applicable, other equity or equity-based awards) awarded in the second, third, and fourth fiscal years prior to the fiscal year in which the termination occurs; and (iv) a fully vested grant in an amount of shares equal to the sum of the time-based stock and the maximum performance-based stock (or, if applicable, other equity or equity-based awards) awarded in the year prior to the year in which the termination occurs, or, if higher, the average of the sum of the time-based stock and the maximum performance-based stock (or, if applicable, other equity or equity-based awards) awarded in the second, third, and fourth fiscal years prior to the fiscal year in which the termination occurs.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL (continued)

The 2015 Employment Agreement also provides that, upon a Change in Control (as such term is defined in the agreement) (i) any and all equity or equity-based awards granted before January 1, 2015, the vesting of which depends only upon the passage of time, will vest; (ii) any and all equity or equity-based awards granted before January 1, 2015, the vesting of which depends upon the satisfaction of performance criteria, shall vest in an amount equal to (A) the amount of the award that would have been earned if the target level of performance had been achieved, multiplied by (B) a fraction (x) the numerator of which is the number of days during the performance period on which Mr. Marcus was employed and (y) the denominator of which is the number of days in the performance period, and (iii) any and all options granted before January 1, 2015 will be exercisable for their full terms. The 2015 Employment Agreement provides that accelerated vesting upon a Change in Control will not apply to an award granted on or after January 1, 2015, which is substituted in the event of a Change in Control with an alternative award in respect of stock (i) which is traded on an established U.S. securities market, (ii) which vests on the applicable regularly scheduled vesting date or dates (without regard to performance) of the pre-Change in Control award, or an earlier vesting date or dates, subject only to continued service through such date or dates other than as provided in the 2015 Employment Agreement, (iii) which provides Mr. Marcus with rights, terms and conditions substantially equivalent to or better than those of the pre-Change in Control award, and (iv) which is the economic equivalent of the pre-Change in Control award, all as further described in the 2015 Employment Agreement. Any such alternative awards will be subject following a Change in Control to the provision of the 2015 Employment Agreement generally applicable upon a termination of employment, i.e., “double-trigger” vesting upon a severance-qualifying termination.

The 2015 Employment Agreement provides that if payments provided to Mr. Marcus under the 2015 Employment Agreement would constitute a “parachute payment” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), then Mr. Marcus is entitled to receive (i) an amount limited so that no portion thereof shall be subject to an excise tax under Section 4999 of the Code (the “Limited Amount”), or (ii) if the amount otherwise payable under the employment agreement reduced by the excise tax imposed by Section 4999 of the Code is greater than the Limited Amount, the amount otherwise payable under the employment agreement.

Other Named Executive Officers

The Prior Executive Employment Agreements and the 2016 Executive Employment Agreements of Messrs. Shigenaga, Andrews, Moglia, and Richardson provide that if their employment is terminated for any reason (including termination by the Company for Cause (as defined in the agreement) or resignation by the executive), they will be entitled to receive all accrued and unused vacation, unpaid base salary, and unpaid cash incentive bonus earned through their last day of employment. If the agreement terminates upon the executive’s death or Disability (as defined in the agreement), the Company shall provide the executive (or his beneficiaries or estate, as the case may be) with the following benefits in addition to the payments described in the preceding sentence: (i) a severance payment equal to one year of base salary; (ii) accelerated vesting of any unvested equity awards previously granted to the executive; and (iii) a cash incentive bonus equal to the cash incentive bonus amount they earned for the previous year (or the year prior to the previous year if the cash incentive bonus for the previous year has not been determined prior to termination).

The Prior Executive Employment Agreements and the 2016 Executive Employment Agreements of Messrs. Shigenaga, Andrews, Moglia, and Richardson provide that if the Company terminates the executive’s employment without Cause or the executive resigns for Good Reason (as defined in the applicable agreement) not in connection with a Change in Control (as defined in the agreement), the executive is entitled to receive severance generally equal to one year of base salary and a cash incentive bonus equal to the cash incentive bonus the executive earned for the previous year (or the year prior to the previous year if the cash incentive bonus for the previous year has not been determined prior to termination). These agreements further provide that if, upon or within two years following a Change in Control, the Company terminates the agreement without Cause or the executive terminates the agreement for Good Reason, the executive is entitled to receive severance generally equal to a multiple of one year of his base salary and a cash incentive bonus equal to a multiple of the cash incentive bonus amount he earned for the previous year (or the year prior to the previous year if the cash incentive bonus for the previous year has not been determined prior to termination). The multiple for Messrs. Shigenaga, Andrews, and Richardson is 2.0x and the multiple for Mr. Moglia is 1.5x. In any of the foregoing cases, for Messrs. Shigenaga, Andrews, Moglia, and Richardson, all of the executive’s unvested shares of restricted stock in the Company will vest on the last day of employment and the executive will receive a prorated grant of fully vested stock based on the Company’s grant to him for the prior year and the number of days employed in the year of termination and an additional grant of restricted stock (on a fully vested basis) equal to the higher of the number of shares of restricted stock that the Company had determined to grant to the executive for the prior year, but had not yet granted as of termination, or the average number of shares of restricted stock granted to the executive for the second, third, and fourth years prior to the year in which the Executive’s employment terminates. Notwithstanding anything to the contrary above, upon a Change in Control, any outstanding equity awards held by Messrs. Shigenaga, Andrews, Moglia and Richardson that were granted prior to January 1, 2016 will become fully vested. As a result of the 2016 Executive Employment Agreements, any outstanding equity awards held by Messrs. Shigenaga, Andrews, Moglia and Richardson that were granted on or after January 1, 2016 do not automatically become fully vested (and exercisable, if applicable) upon a change of control of the Company, but rather only if upon or within two years of such change of control, the Company terminates the individual’s employment without cause or the individual terminates his employment for good reason.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL (continued)

The Prior Executive Employment Agreements and the 2016 Executive Employment Agreements of Messrs. Shigenaga, Andrews, Moglia, and Richardson also provide that if the Company terminates the executive’s employment without Cause, or the executive terminates their employment for Good Reason, the Company will pay the applicable premiums for the Executive’s continued coverage under the Company’s health insurance plans pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”) for up to 12 months after his last day of employment with the Company, or a taxable payment calculated such that the after-tax amount of the payment would be equal to the applicable COBRA health insurance premiums if the Company determines that it cannot pay COBRA premiums without a substantial risk of violating applicable law.

The table below reflects the amount of compensation and benefits payable to Mr. Marcus under the 2015 Employment Agreement and to each other NEO under his respective employment agreement, in each case pursuant to the 1997 Incentive Plan in the event of each scenario listed in the table below. The amounts shown in the table below assume that the termination was effective as of December 31, 2015. The table does not include the pension benefits or nonqualified deferred compensation that would be paid to the NEO, which are set forth in the “Pension Benefits Table” and “2015 Nonqualified Deferred Compensation Table” above. In addition, the table does not include the value of vested restricted stock as of December 31, 2015. Because the payments to be made to the NEO depend on several factors, the actual amounts to be paid out upon the NEO’s termination of employment can be determined only at the time of his separation from the Company.

Scenario	Description
Without cause/for Good Reason (CEO)	Termination by the Company without cause/termination by the executive for Good Reason (including in connection with a change in control)
Without cause/for Good Reason (CIC)	Termination by the Company without cause on, or within two years following, a change in control/termination by the executive for Good Reason on, or within two years following, a change in control
Without cause/for Good Reason (no CIC)	Termination by the Company without cause/termination by the executive for Good Reason not in connection with a change in control
Death or disability	Termination upon death or Disability (as defined in the agreement)
Change in control	Change in control without termination
For cause/other than Good Reason	Termination by the Company for cause/resignation by the executive other than for Good Reason

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL (continued)

Name of Executive Cause of Termination	Cash Severance Payment ($)	Pro-Rata Bonus ($)	Restricted Stock Grants ($)	Acceleration of Equity Awards ($) (1)		Continued Participation in Medical & Dental Benefit Plans ($)	Accrued Vacation ($)	Total ($)
Joel S. Marcus
Without cause/for Good Reason (CEO)	7,363,625	1,993,625	10,740,551	14,902,352		372,918	206,538	35,579,609
Death or disability	7,363,625	1,993,625	10,740,551	14,902,352		186,459	206,538	35,393,150
Change in control	—	—	—	6,222,099	(2)	—	—	6,222,099
For cause/other than Good Reason	—	—	—	—		—	206,538	206,538

Dean A. Shigenaga
Without cause/for Good Reason (CIC)	2,200,000	—	2,212,500	5,542,050		33,260	53,844	10,041,654
Without cause/for Good Reason (no CIC)	1,100,000	—	2,212,500	5,542,050		33,260	53,844	8,941,654
Death or disability	1,100,000	—	2,212,500	5,542,050		33,260	53,844	8,941,654
Change in control	—	—	—	5,542,050	(2)	—	—	5,542,050
For cause/other than Good Reason	—	—	—	—		—	53,844	53,844

Thomas J. Andrews
Without cause/for Good Reason (CIC)	2,250,000	—	1,991,250	5,331,240		37,945	22,197	9,632,632
Without cause/for Good Reason (no CIC)	1,125,000	—	1,991,250	5,331,240		37,945	22,197	8,507,632
Death or disability	1,125,000	—	1,991,250	5,331,240		37,945	22,197	8,507,632
Change in control	—	—	—	5,331,240	(2)	—	—	5,331,240
For cause/other than Good Reason	—	—	—	—		—	22,197	22,197

Peter M. Moglia
Without cause/for Good Reason (CIC)	1,462,500	—	1,770,000	4,337,280		30,058	57,600	7,657,438
Without cause/for Good Reason (no CIC)	975,000	—	1,770,000	4,337,280		30,058	57,600	7,169,938
Death or disability	975,000	—	1,770,000	4,337,280		30,058	57,600	7,169,938
Change in control	—	—	—	4,337,280	(2)	—	—	4,337,280
For cause/other than Good Reason	—	—	—	—		—	57,600	57,600

Stephen A. Richardson
Without cause/for Good Reason (CIC)	2,200,000	—	1,770,000	4,683,630		30,200	10,679	8,694,509
Without cause/for Good Reason (no CIC)	1,100,000	—	1,770,000	4,683,630		30,200	10,679	7,594,509
Death or disability	1,100,000	—	1,770,000	4,683,630		30,200	10,679	7,594,509
Change in control	—	—	—	4,683,630	(2)	—	—	4,683,630
For cause/other than Good Reason	—	—	—	—		—	10,679	10,679

(1)
Represents the value of unvested restricted stock awards based on the closing market price of the Common Stock of $90.36 per share on December 31, 2015, that would vest on an accelerated basis upon the occurrence of certain events. Includes acceleration of vesting for performance-based awards assuming target performance was achieved on the assumed date of termination on December 31, 2015. As of December 31, 2015, none of the executives held unvested stock options.

(2)
Mr. Marcus’s 2015 Employment Agreement provides for the double-trigger vesting of equity awards granted on or after January 1, 2015, as described above under “Potential Payments Upon Termination or Change in Control-Mr. Marcus.” The 2016 Executive Employment Agreements provide for the double-trigger vesting of equity awards granted to Messrs. Shigenaga, Andrews, Moglia and Richardson on or after January 1, 2016, as described above under “Potential Payments Upon Termination or Change in Control–Other Named Executive Officers”.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT (continued)

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides information regarding the beneficial ownership of Common Stock as of March 15, 2016, by (i) each of the Company’s directors, (ii) each of the Company’s executive officers, (iii) all directors and executive officers as a group, and (iv) each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock. This table is based on information provided to the Company or filed with the Securities and Exchange Commission by the Company’s directors, NEOs, and principal stockholders. Except as otherwise indicated, the Company believes, based on such information, that the beneficial owners of the Common Stock listed below have sole investment and voting power with respect to such shares, subject to community property laws where applicable.

Name and Address of Beneficial Owner (1)	Number of Shares Beneficially Owned (2)

Named Executive Officers and Directors	Number	Percent
Joel S. Marcus (3)	616,770	*
Dean A. Shigenaga	99,599	*
Thomas J. Andrews	123,900	*
Peter M. Moglia	63,167	*
Stephen A. Richardson	89,007	*
Steven R. Hash	7,546	*
John L. Atkins, III	16,975	*
James P. Cain	2,373	*
Maria C. Freire, Ph.D.	6,633	*
Richard H. Klein	8,925	*
James H. Richardson (4)	76,250	*
Executive officers and directors as a group (12 persons)	1,177,645	1.60%
Five Percent Stockholders
The Vanguard Group, Inc. (5)	10,535,942	14.36%
BlackRock, Inc. (6)	7,665,291	10.45%
Stichting Pensioenfonds ABP (7)	5,118,274	6.97%

*	less than 1%.

(1)	Unless otherwise indicated, the business address of each beneficial owner is c/o Alexandria Real Estate Equities, Inc., 385 E. Colorado Boulevard, Suite 299, Pasadena, California 91101.

(2)
Beneficial ownership of shares is determined in accordance with the rules of the Securities and Exchange Commission and generally includes any shares over which a person exercises sole or shared voting or investment power, or of which a person has the right to acquire ownership within 60 days after March 15, 2016. Percentage ownership is based on 73,382,099 shares of Common Stock outstanding on March 15, 2016.

(3)	All shares are held by the Joel and Barbara Marcus Family Trust, of which Mr. Marcus is the trustee.

(4)
Includes 76,250 shares held by James Harold Richardson IV and Kimberly Paulson Richardson, trustees, or their successors in interest, of the Richardson Family Trust dated June 27, 1991, as may be amended and restated, of which Mr. Richardson is a trustee.

(5)
Derived solely from information contained in a Schedule 13G/A filed with the Securities and Exchange Commission on February 10, 2016, by the Vanguard Group, Inc. (“Vanguard”). Address: 100 Vanguard Boulevard, Malvern, Pennsylvania, 19355. According to the Schedule 13G/A, Vanguard has sole and shared voting power over 159,457 and 58,470 shares, respectively. Vanguard has sole and shared dispositive power over 10,424,255 and 111,687 shares, respectively. The Vanguard Specialized Funds–Vanguard REIT Index Fund (the “Vanguard REIT Index Fund”), also filed a Schedule 13G/A with the Securities and Exchange Commission on February 9, 2016, reporting beneficial ownership of 5,210,293 shares and that it has sole voting power over those shares. According to the Schedule 13G/A filed by the Vanguard REIT Index Fund, the address of Vanguard REIT Index Fund is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355. Vanguard has confirmed that the 5,210,293 shares reported as beneficially owned by the Vanguard REIT Index Fund as of December 31, 2015, in its Schedule 13G/A are included in the 10,535,942 shares reported as beneficially owned by Vanguard in its Schedule 13G/A.

(6)
Derived solely from information contained in a Schedule 13G/A filed with the Securities and Exchange Commission on January 8, 2016, by BlackRock, Inc. Address: 55 East 52nd Street, New York, New York, 10022. According to the Schedule 13G/A, BlackRock, Inc. has sole voting power over 7,329,463 shares and sole dispositive power over 7,665,291 shares.

(7)
Derived solely from information contained in the latest Schedule 13G filed by Stichting Pensioenfonds ABP with the Securities and Exchange Commission on January 30, 2015, and a Schedule 13G filed by APG Asset Management US Inc. with the Securities and Exchange Commission on January 30, 2015. The address of APG Asset Management US Inc. is 666 Third Avenue, New York, NY 10017. The Schedule 13G filed by Stichting Pensioenfonds ABP states that Stichting Pensioenfonds ABP has sole voting and dispositive power over 5,118,274 shares. The Schedule 13G filed by APG Asset Management US Inc. states that each of APG Asset Management US Inc., APG Group, and APG All Pensions Group NV has sole voting and dispositive power over all such shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors and officers and beneficial owners of more than 10% of any class of equity securities of the Company to file reports of that ownership, and changes in that ownership, with the Securities and Exchange Commission, the New York Stock Exchange, and the Company. Based solely on the Company’s review of copies of such forms received by it and written representations from certain reporting persons, the Company believes that all such Securities and Exchange Commission filing requirements were timely met.

PROPOSAL 4 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee has appointed Ernst & Young LLP to be the Company’s independent registered public accountants for the year ending December 31, 2016. Ernst & Young LLP has advised the Company that it does not have any direct or indirect financial interest in the Company. Representatives of Ernst & Young LLP are expected to attend the annual meeting and will be given the opportunity to make a statement if they choose to do so. They will also be available to respond to appropriate questions.

Before appointing Ernst & Young LLP, the Audit Committee carefully considered Ernst & Young LLP’s qualifications, including the firm’s performance as independent registered public accountants for the Company in prior years and its reputation for integrity and competence in the fields of accounting and auditing. The Audit Committee also considered whether Ernst & Young LLP’s provision of non-audit services to the Company was compatible with that firm’s independence from the Company.

Stockholders will be asked at the annual meeting to vote upon the ratification of the appointment of Ernst & Young LLP. If the stockholders ratify the appointment, the Audit Committee may still, in its discretion, appoint a different independent registered public accounting firm at any time during the 2016 fiscal year if it concludes that such a change would be in the best interests of the Company. If the stockholders fail to ratify the appointment, the Audit Committee will reconsider, but not necessarily rescind, the appointment of Ernst & Young LLP.

Fees Billed by Independent Registered Public Accountants

The Securities and Exchange Commission requires disclosure of the fees billed by the Company’s independent registered public accountants for certain services. All audit and non-audit services were preapproved by the Audit Committee. The following table sets forth the aggregate fees billed by Ernst & Young LLP during the fiscal years ended December 31, 2015 and 2014:

Description	2015	2014
Audit Fees	$1,131,000	$1,094,000
Audit-Related Fees	—	—
Tax Fees	971,000	809,000
All Other Fees	3,000	3,000
Total	$2,105,000	$1,906,000

Audit fees include amounts billed to the Company related to the audit of the Company’s consolidated financial statements, review of the Company’s quarterly financial statements, and other services provided in connection with statutory and regulatory filings. Includes audit fees for 2015 related to our (i) 4.30% 10-year unsecured senior notes payable, and for 2014 related to our (i) 2.75% 5.5-year unsecured senior notes payable and (ii) 4.50% 15-year unsecured senior notes payable offerings. Tax fees in 2015 and 2014 represent tax return preparation and compliance services. All other fees include amounts billed to the Company related to the fees for Ernst & Young LLP’s on-line technical research database tools.

Audit Committee Preapproval Policy

The Audit Committee approves, prior to engagement, all audit and non-audit services provided by Ernst & Young LLP and all fees to be paid for such services. All services are considered and approved on an individual basis. In its preapproval and review of non-audit services, the Audit Committee considers, among other factors, the possible effect of the performance of such services on the auditors’ independence.

Required Vote and Board of Directors’ Recommendation

The affirmative vote of a majority of the votes cast on the matter at the annual meeting will be required to ratify the appointment of Ernst & Young LLP to serve as the Company’s independent registered public accountants for the fiscal year ending December 31, 2016.

The Board of Directors unanimously recommends a vote FOR Proposal 4.

OTHER INFORMATION

Annual Report on Form 10-K and Financial Statements and Committee and Corporate Governance Materials of the Company

Copies of the Company’s Annual Report filed with the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2015, including the Company’s consolidated financial statements and schedules, will be mailed to interested stockholders, without charge, upon written request. Exhibits to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, will be provided upon written request and payment to the Company for the cost of preparing and distributing those materials. Written requests should be sent to Alexandria Real Estate Equities, Inc., 385 East Colorado Boulevard, Suite 299, Pasadena, California 91101, Attention: Investor Relations. The current charters of the Board of Directors’ Audit, Compensation, and Nominating & Governance Committees, along with the Company’s Corporate Governance Guidelines and Business Integrity Policy and Procedures for Reporting Non-Compliance (“Business Integrity Policy”), are available on the Company’s website at www.are.com.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting to Be Held on Thursday, May 12, 2016

The Notice of Annual Meeting of Stockholders and the Proxy Statement, the form of Proxy card, the Company’s 2015 Annual Report to Stockholders, and directions on how to attend the annual meeting and vote in person or by proxy are available at www.are.com/proxy.

Corporate Governance Guidelines and Code of Ethics

The Company’s Corporate Governance Guidelines, which include, among other matters, guidelines for determining director independence, director responsibilities, director access to management and independent advisors, and director and executive officer stock ownership guidelines, are posted on the Company’s website at www.are.com. As described above under “Board of Directors and Executive Officers–Director Independence,” the Board of Directors has determined that the following five directors satisfy the New York Stock Exchange listing standards’ independence requirements: Messrs. Hash, Atkins, and Klein, Ambassador Cain, and Dr. Freire.

The Company has adopted a Business Integrity Policy that applies to all directors, officers, and employees and that is intended, among other things, to comply with Section 406 of the Sarbanes-Oxley Act of 2002 and related Securities and Exchange Commission rules and New York Stock Exchange listing standards requiring a code of ethics for a company’s directors, officers, and employees. A copy of the Company’s Business Integrity Policy is posted on the Company’s website at www.are.com. The Company intends to report any amendments to, or waivers from, the policy that applies to its Chief Executive Officer and Chief Financial Officer by posting such information on its corporate website in accordance with applicable rules of the Securities and Exchange Commission and listing standards of the New York Stock Exchange.

Stockholder Proposals for the Company’s 2017 Annual Meeting

Stockholder proposals that are intended to be presented at the Company’s 2017 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, must be received by the Secretary of the Company, in writing, no later than December 13, 2016, in order to be considered for inclusion in the Company’s proxy materials for that annual meeting. Stockholder proposals and stockholder nominations for election to the Board of Directors that are intended to be presented at the Company’s 2017 Annual Meeting of Stockholders pursuant to the Company’s current Bylaws, must comply with the advance notice and other requirements set forth in the Company’s Bylaws to be eligible to be presented at an annual meeting. These requirements currently include, in part, the requirement that any such proposal or nomination must, with certain exceptions if the date of the 2017 Annual Meeting of Stockholders is advanced or delayed more than 30 days from the first anniversary of the date of this year’s annual meeting, be submitted to the Secretary of the Company at least 120 and not more than 150 days prior to the first anniversary of the date of this year’s Proxy Statement (or between November 13, 2016, and 5:00 p.m., Pacific Time, on December 13, 2016, based on the date of this year’s Proxy Statement of April 12, 2016).

OTHER INFORMATION (continued)

Communicating with the Board

The Board of Directors has designated Steven R. Hash, the Lead Director of the Board of Directors, as the contact person for communications between the Company’s stockholders and other interested parties, on the one hand, and the Board of Directors or the independent directors as a group, on the other hand. Stockholders and other parties interested in communicating with the Board of Directors or with the independent directors of the Company may do so by writing to Steven R. Hash, Alexandria Real Estate Equities, Inc., 385 East Colorado Boulevard, Suite 299, Pasadena, California 91101.

Other Information

Proxy authorizations submitted via telephone or the Internet must be received by 11:59 p.m. (Eastern Standard Time) on May 11, 2016. To authorize a proxy via telephone or the Internet, please read the instructions on the enclosed proxy card. Costs associated with electronic access, such as from access providers or telephone companies, will be borne by the stockholder. Submission of a proxy, or a failure to submit a proxy by the above deadline, will not prevent you from voting in person at the 2016 Annual Meeting so long as you are a record holder of shares of Common Stock or bring a “legal proxy” with you for shares owned beneficially by you in street name through a broker or otherwise.

Other Matters

The Board of Directors does not know of any other matter that will be brought before the annual meeting. However, if any other matter properly comes before the annual meeting, or any adjournments or postponements thereof, which may properly be acted upon, the proxies solicited hereby will be voted on such matter in accordance with the discretion of the proxy holders named in the proxy cards.

By Order of the Board of Directors

Jennifer J. Banks Secretary
Pasadena, California
April 12, 2016

[ THIS PAGE INTENTIONALLY LEFT BLANK ]

ANNUAL MEETING OF STOCKHOLDERS OF

ALEXANDRIA REAL ESTATE EQUITIES, INC.

May 12, 2016

PROXY VOTING INSTRUCTIONS

INTERNET - Access "**www.voteproxy.com**" and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free **1-800-PROXIES** (1-800-776-9437) in the United States or **1-718-921-8500** from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EST the day before the meeting.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

COMPANY NUMBER	
ACCOUNT NUMBER	

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

20730303000000000100 1   051216

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors:

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee for whom you wish to withhold, as shown here: ●

	FOR	AGAINST	ABSTAIN
2. Approval of the amendment and restatement of the Company's Amended and Restated 1997 Stock Award and Incentive Plan, as more particularly described in the accompanying proxy statement.	☐	☐	☐
3. To cast a non-binding, advisory vote on a resolution to approve the compensation of the Company's named executive officers, as more particularly described in the Proxy Statement for the 2016 Annual Meeting of Stockholders of the Company.	☐	☐	☐
4. To ratify the appointment of Ernst & Young LLP as the Company's independent registered public accountants for the fiscal year ending December 31, 2016, as more particularly described in the accompanying proxy statement.	☐	☐	☐

5. To vote and otherwise represent the undersigned on any other matter that may properly come before the Annual Meeting or any postponement(s) or adjournment(s) thereof in the discretion of the Proxy holder.

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

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

CHECK HERE IF YOU PLAN TO ATTEND THE MEETING IN PERSON ☐

Signature of Stockholder ____________ Date: ______ Signature of Stockholder ____________ Date: ______

Note: Please sign exactly as your name or names appear on the records of the Company and date. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation or other entity, please sign the full name of the entity by duly authorized officer, giving full title as such under signatures(s). If signer is a partnership, please sign in partnership name by authorized person.

0

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Proxy For Annual Meeting of Stockholders

This Proxy is Solicited on Behalf of the Board of Directors

The stockholder of Alexandria Real Estate Equities, Inc., a Maryland corporation (the "Company"), executing the reverse side of this proxy (the "Stockholder") hereby appoints Joel S. Marcus and Steven R. Hash, and each of them, as proxies for the Stockholder, with full power of substitution in each of them, to attend the Annual Meeting of Stockholders of the Company to be held on Thursday, May 12, 2016, at 11:00 a.m. Pacific Daylight Time, at The Langham Huntington Hotel, 1401 South Oak Knoll Avenue, Pasadena, California 91106, and any postponement(s) or adjournment(s) thereof, to cast on behalf of the Stockholder all votes that the Stockholder is entitled to cast at such meeting and otherwise to represent the Stockholder at the meeting, with the same effect as if the Stockholder were present in person. The Stockholder hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and the accompanying Proxy Statement, which are incorporated herein by reference, and revokes any proxy previously given with respect to such meeting.

(Continued and to be signed on reverse side)

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